UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Apartment Income REIT Corp.

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Proxy Statement

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Votes submitted electronically must be received by 1:00 a.m., MT, on December 7, 2022.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

YOUR VOTE IS IMPORTANT

INTERNET	MOBILE	PHONE	MAIL
Go to www.envisionreports.com/ AIRC	scan the QR code	Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada	Please mark, sign and date your proxy card and return it in the envelope we have provided

2022 Proxy Statement  1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Meeting”) of Apartment Income REIT Corp. (“AIR” or the “Company”) to be held on December 7, 2022, at 4:00 p.m., Mountain Time, at AIR’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237, for the following purposes:

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE VOTE AS SOON AS
POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

1To elect nine directors, for a term of one year each, until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2To ratify the selection of Deloitte & Touche LLP, to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022;

3To conduct an advisory vote on executive compensation; and

4To approve the Apartment Income REIT Corp. Amended and Restated 2020 Stock Award and Incentive Plan.

5 To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on October 20, 2022, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

We are again pleased to again use the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Meeting.

On or about October 26, 2022, we intend to mail our stockholders a notice containing instructions on how to access our 2022 proxy statement (the “Proxy Statement”), Annual Report on Form 10-K for the year ended December 31, 2021, and vote online. The notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual materials via email, the email contains voting instructions and links to these documents on the Internet.

By order of the Board of Directors

DATE AND TIME December 7, 2022, at 4:00 p.m. (MDT)	LOCATION 4582 South Ulster Street, Suite 1700, Denver, CO 80237

Lisa R. Cohn President, General Counsel, and Secretary

October 26, 2022

Important Notice Regarding the Availability of Proxy Materials for
AIR’s Annual Meeting of Stockholders to be held on December 7, 2022.

This Proxy Statement and AIR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at the following website: www.envisionreports.com/airc.

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2022 Proxy Statement  3

2022 Proxy Statement  3

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A MESSAGE FROM OUR CHAIRMAN OF THE BOARD AND OUR CHIEF EXECUTIVE OFFICER

DEAR AIR SHAREHOLDERS:

We write as shareholders too…and as colleagues who have worked together for the past 15 years to enhance the value of AIR: Tom, first as an Aimco director and now Chairman of the AIR Board of Directors; and Terry as Founder/CEO of “Old Aimco” and now AIR.

Together with our board colleagues, we made the strategic decision two years ago to create AIR as a simple, efficient, and predictable business, differentiated in its focus on operations where AIR has a comparative advantage. The market rewarded that decision as you can read on page 7. More importantly, the decision and resulting steps taken leave us well prepared for the future, including the currently uncertain economy.

We transformed our pre-COVID real estate portfolio by disposing of approximately 40%, or $5.4 billion worth, through $1.8 billion in property sales, $1.4 billion to joint venture partners, and $2.2 billion left with Aimco. The results are significant.

•For what we sold, the timing was excellent: we received property prices equal to 15% more than our previous estimate of their GAV. We used the proceeds to reduce leverage by $850 million and to fund $1.4 billion of acquisitions.

•With lower leverage, our balance sheet is safer and more flexible. We increased liquidity and enhanced the value of AIR’s portfolio of unencumbered properties from $2.4 billion then to $7.8 billion today.

•Refunding and repricing risk over the next three years are now 10% as a percentage of total leverage. Our inaugural corporate debenture was for $400 million and was well received by the market.

•The property purchases increased the profitability and quality of the AIR portfolio. For example,

–We expect the properties acquired to generate unlevered IRRs of 200 basis points or more than the properties sold,

–Average monthly revenue per apartment home, $2,272 at the start of 2020, was $2,596, pro forma for expected property sales, at the end of the second quarter, up 14% (by contrast, the average same store monthly revenue per apartment home of our coastal peers is now $2,625, up only 4% from the start of 2020),

–We reduced regulatory risk, exiting markets such as New York and Chicago,

–We allocated capital to more dynamic markets, such as Southeast Florida where AIR has allocated 19% of its GAV and has by far the largest allocation of the larger multifamily REITs, and

–Acquisitions new to the AIR platform now account for ~14% of GAV, and over the next three to five years are expected to increase NOI at twice the rate of our Same Store portfolio.

•We have a more focused business with no exposure to development nor mezzanine investments, nor their attendant risks.

•We continue to benefit from the “AIR Edge,” our property operations, which outperformed coastal peers in same store revenue growth by 425 basis points cumulatively over 2020 to 2022 (assuming 2022 results equal the midpoint of guidance), and outperformed all peers in customer satisfaction and retention, cost control and operating margin.

•AIR is independent of “Old Aimco”: entanglements of approximately 14% of NAV at the Separation are just 34 basis points today.

•We have the benefit of the fresh perspectives of five new directors first elected in 2020 and 2021. Our board colleagues bring diverse experiences and a high level of engagement. Directors meet regularly with shareholders…who have the final say in our annual elections.

2022 Proxy Statement  5

As we write, we are aware of the turbulence in the economy and weakness in the stock market. Happily, AIR has limited exposure to higher interest rates. AIR customers’ income and credit, much higher than industry averages, limit our exposure to recession.

Looking to next year, we have the benefit of an approximately 5% earn-in of 2022 leases and the opportunity to recover in new and renewal leases a loss-to-lease we estimate in the mid- to high-single digits. We have the advantage of a history of cost control founded on productivity (a slightly negative CAGR over the past 12 years; expected to be flat in 2022 notwithstanding the high rate of inflation). Cost discipline combined with organizational efficiency (net G&A is capped at 15 basis points of GAV), allow AIR to convert about 66% of Same Store Revenue into free cash flow. Coastal and sunbelt peers need approximately 7% and 15% higher Same Store Revenue growth, respectively, to match AIR. Our advantage is considerable and durable.

We have a sense of mission “to provide quality apartment homes in a respectful environment delivered by a team of people who care.” We feel a calling to provide homes for others and we take seriously our responsibility to be good employers…and good stewards of your capital.

We are fortunate to work in a vigorous and intentional culture founded on integrity, respect for all, personal responsibility for outcomes, customer focus, and a passion to serve others. Our commitment to collaboration demonstrates again and again the remarkable results that a team can achieve by working together.

Our engaged and experienced Board and our dedicated and talented management team work together in the culture we share. We are motivated by our mission and commitments. We are grateful for your trust. We are shareholders too and take seriously the responsibility for our mutual investment.

We are optimistic about the future of AIR. We ask for your support by voting in favor of the four measures included in this proxy statement.

Sincerely,

Tom Keltner Chairman of the Board	Terry Considine Founder and CEO

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EXPLANATORY NOTE

Apartment Income REIT Corp. (“AIR”), a Maryland corporation, is a self-administered and self-managed real estate investment trust. AIR, through wholly-owned subsidiaries, is the general and special limited partner of Apartment Income REIT, L.P. (the “AIR Operating Partnership”), which is the operating partnership in AIR’s structure. As of October 20, 2022, AIR owned approximately 92.1% of the legal interest in the common partnership units of the AIR Operating Partnership and approximately 93.9% of the economic interest in the AIR Operating Partnership. The remaining approximately 7.9% legal interest is owned by limited partners. As the sole general partner of the AIR Operating Partnership, AIR has exclusive control of the AIR Operating Partnership’s day-to-day management. Except as the context otherwise requires, “Company,” “we,” “our,” and “us” refer to AIR, the AIR Operating Partnership, and their consolidated subsidiaries, collectively.

The AIR Operating Partnership economically holds all of AIR’s assets and manages the daily operations of AIR’s business. Pursuant to the AIR Operating Partnership agreement, AIR is required to contribute to the AIR Operating Partnership all proceeds from the offerings of its securities. In exchange for the contribution of such proceeds, AIR receives additional interests in the AIR Operating Partnership with terms substantially similar to the stock issued by AIR.

On December 15, 2020, Apartment Investment and Management Company (“Aimco”) completed the separation of its business into two, separate and distinct, publicly traded companies, AIR and Aimco (the “Separation”). Notwithstanding the legal form of the Separation, for accounting and financial reporting purposes, Aimco is presented as being spun-off from AIR. This presentation is in accordance with generally accepted accounting principles in the United States and is due primarily to the relative significance of AIR’s business, as measured in terms of revenues, net income, assets, and other relevant indicators, as compared to Aimco before the Separation. Therefore, AIR is considered the divesting entity and treated as the accounting spinner, or accounting predecessor, and Aimco as “spun” for accounting purposes. As a result, unless otherwise stated, the information contained herein relates to matters that related to pre-Separation Aimco as representing AIR’s governance, compensation, and related matters.

2022 Proxy Statement  7

BUSINESS HIGHLIGHTS

At the Separation, we set goals and expected three years would be required for their accomplishment. To put our efforts in context, we recycled approximately $5.4 billion, or 40% of GAV, held by Aimco at the beginning of 2020 through the Separation, property sales, and joint ventures, all during a period of attractive pricing for multi-family properties. The goals were met in one half the expected time, and the results are significant. AIR’s portfolio, now greatly improved, is designed to be the safest, most efficient and most effective way to invest in multi-family real estate in the public markets.

		Aimco (Q4 2019 or 2019A)	AIR (Q2 2022 or 2022E)	Change
Residents	Average Household Income ($)	$165,000	$232,000	+41%
	Median Household Income ($)	$116,000	$160,000	+38%
	CSAT Score (out of 5)	4.30	4.33 (2021)	+0.03
	Kingsley Index	4.09	4.05	-0.04
	Note: AIR named Kingsley Elite Five in 2022, #2 among all operators and #1 for public REITs
Portfolio	# Properties	124	76	-39%
	# Apartment Homes	32,598	22,594	-31%
	Average Revenue per Apartment Home	$2,272	$2,596	+14%
	(Re-)Development ($M)	$230	$-	-$230
	Mezzanine Investments ($M)	$280	$-	-$280
Operating Performance	Same Store Revenue Growth (%)	3.8%	11.6% (Q222)	+305%
	Same Store COE Growth (%)	-%	-% (2022E)	-%
	Same Store NOI Margin (%)	73.7%	74.3% (2022E)	+60 bps
Organizational Efficiency	GAAP G&A ($M)	$47	$24 (2 x 1H22)	-49%
	Asset Management Fees ($M)	$-	$6 (2 x 1H22)	n/m
	Net G&A ($M)	$47	$18	-62%
	Net G&A as % of GAV	36 bps (per GSA)	<15 bps (AIR Target)	-21 bps
Balance Sheet	Net Leverage / EBITDA re	7.6x	5.5x (AIR Target)	-2.1x
	Refunding: Next 3-Years (% Total Debt)	23%	10%	-13%
	Repricing: Next 3-Years (% Total Debt)	23%	10%	-13%
	Unencumbered Properties ($B)	$2.4	$7.8	$5.4

Source: AIRC / AIV quarterly filings; Green Street Advisors. Non-GAAP measures are defined and are reconciled to the most comparable GAAP measures in the supplemental information in AIR’s earnings releases.

AIR’s business model is simple, efficient, and predictable, driven by what we call the AIR Edge. The AIR Edge reflects our emphasis on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. Resident retention measured at approximately 62% over the last 12 months reflecting AIR’s focus on delivering peer leading customer service, where earlier in 2022 we ranked second among all multi-family companies by Kingsley and first among public peers. Customer satisfaction drives customer retention which, in turn, drives lower controllable operating expense, flat since 2009 for AIR, and correspondingly higher NOI. AIR then delivers organizational efficiency with net G&A capped at <15 basis points of GAV. In combination, the result is a ~66% conversion of Same Store Revenue into Free Cash Flow, which we define as Same Store NOI less net property management expense and net G&A expense. Coastal and sunbelt peers1 need to generate ~7% and ~15% higher Same Store Revenue, respectively, to match AIR’s efficiency. This advantage is considerable, and durable.

1 Peers defined as AVB, CPT, EQR, ESS, MAA, and UDR. Coastal peers defined as AVB, EQR, ESS, and UDR. Sunbelt peers defined as CPT and MAA.

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SAME STORE REVENUE TO FREE CASH FLOW CONVERSION (%)(2)

To equal AIR’s Free Cash Flow conversion margin, AIR’s Coastal and Sunbelt peers(3) would have to produce approximately 7% and 15% higher revenue, respectively.

In the last 18 months, AIR has also improved and grown its portfolio through leverage neutral “paired trades,” which has allowed for recycling capital into properties with superior prospects, enhanced further by the application of the AIR Edge. The acquisitions in 2021 and 2022 now amount to 13% of AIR’s GAV. AIR’s acquisitions from 2021 will soon move to the Same Store portfolio. These properties are on track to generate approximately 50% higher Same Store Revenue growth in Q4 2022 compared to our current Same Store portfolio. We expect similar performance from the acquisitions made in 2022 as properties outperform in the first two to four years on the AIR platform due to deployment of the AIR Edge, before reversion to growth rates consistent with AIR’s Same Store portfolio.

AIR leads all coastal peers in cumulative Same Store Revenue and Same Store NOI growth measured from year-end 2019 through and after the pandemic. Of note, AIR’s Same Store Revenue fell less than any coastal peer in 2020, and was the sole coastal REIT with positive growth in 2021. With 2019 as an index, and assuming the midpoint of Same Store guidance for 2022, AIR will outperform coastal peers cumulatively on Same Store Revenue and Same Store NOI by approximately 425 and 770 basis points, respectively. When AIR’s organization efficiency and commitment to low G&A is included, AIR’s performance is within approximately 165 basis points of the sunbelt peers, the prime beneficiaries of pandemic disruption in our markets.

2 Reflects Q2 2022 YTD and 2021 financials as reported in company filings. Free Cash Flow Conversion % defined as Same Store NOI less Net Property Management and G&A Expense and divided by Same Store Revenue.

3 Per company filings. Peers defined as AVB, CPT, EQR, ESS, MAA, and UDR. Coastal peers defined as AVB, EQR, ESS, and UDR. Sunbelt peers defined as CPT and MAA.

2022 Proxy Statement  9

COMPOUNDED SAME STORE REVENUE GROWTH[1]

Indexed to 2019

119.2
109.4
105.2
2019
2020
2021
2022
Midpoint
Guidance

COMPOUNDED SAME STORE NOI GROWTH[1]

121.7
110.7
103.0
2019
2020
2021
2022
Midpoint
Guidance

COMPOUNDED FREE CASH FLOW GROWTH[1][2]

Commitment to organizational efficiency results in peer leading FCF conversion

115.1
113.5
94.3
2019
2020
2021
1H 2022
Year-to-Date

AIR COMMUNITIES ········· Coastal Avg. ········· Sunbelt Avg.

AIR will continue to focus on executing a simple, efficient, and predictable business model with a low-risk premium. With the Separation fully complete and vision of AIR now implemented, we will:

•Maintain a high quality, diversified portfolio, enhanced through disciplined and transparent capital allocation:

•Continuously improve our best-in-class operating platform – what we call the AIR Edge – to:

–Drive durable organic growth;

–Enhance NOI growth as we increase the share of properties new to AIR’s platform; and

–With low G&A, drive the highest FCF conversion among peers;

•Limit financial risk through low leverage, limit regulatory risk by market selection, limit execution risk by no development; and

•Maintain excellence in corporate responsibility, Board engagement, and stockholder focus.

1 Per company filings. Peers defined as AVB, CPT, EQR, ESS, MAA, and UDR. Coastal peers defined as AVB, EQR, ESS, and UDR. Sunbelt peers defined as CPT and MAA.

2 Reflects Q2 2022 YTD and 2021 financials as reported in company filings. Free Cash Flow Conversion % defined as Same Store NOI less Net Property Management and G&A Expense and divided by Same Store Revenue.

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STRONG GOVERNANCE

STOCKHOLDER OUTREACH

We have a culture of transparency. We are accessible to all stockholders and engage regularly with stockholders holding more than 2/3 of our outstanding shares. Board members are available for discussions as requested. In 2022, we determined to include independent directors in as many stockholder meetings as possible, and often multiple independent directors were involved. These engagements included lunches, dinners, video meetings, and calls. In addition, independent directors attended several industry conferences along with management. Already this year, for example, Chairman Tom Keltner has talked directly with stockholders holding more than a majority of our shares to answer questions about such matters as AIR policies or CEO succession plans. Director Ann Sperling, who serves as chairman of our Governance and Corporate Responsibility Committee, has spoken or met with stockholders with ESG questions or concerns. Director Tom Bohjalian, formerly Senior Portfolio Manager at Cohen & Steers, a dedicated REIT investment fund and the largest such, has attended industry conferences and private meetings to listen to investors and provide stockholder assurance that the voice of the investor is well heard in board deliberations.

In 2021, we had formal conversations with stockholders holding approximately 73% of our outstanding shares. These conversations were wide-ranging and included governance, board composition, board refreshment, strategy, and more. In 2022, we have already similarly engaged with stockholders holding approximately 70% of our outstanding shares.

OUR RESPONSES TO STOCKHOLDER INPUT

Annual Director Elections (2022)
Board Refreshment (2020 and 2021)
Renamed and gave Governance and Corporate Responsibility Committee special focus for ESG matters with a dedicated relationship with AIR’s Chief Corporate Responsibility Officer (2021)
Created the CCRO position held by Patti Shwayder, a 20-year veteran with nationally recognized subject matter expertise (2021)
Separation of Chairman and CEO (2020)
Opted out of MUTA (2020) as the only apartment REIT to opt out of provisions regarding classified boards
Disclosure regarding Board Oversight of Political and Lobbying Expenditures (2020)
Disclosure regarding Performance of “In Progress” LTI Awards (2020)
ESG Disclosure (2018)
Matrix of Director Qualifications and Expertise (2017)
More Detailed Management Succession Disclosure (2017)
Proxy Access (2016)
LTI Program Overhaul (2015)
Double Trigger Change in Control Provisions (2015)
Claw back Policy (2015)
No Gross-Ups (2015)

Stockholders have their “Say on Pay” with average 98% approval over the last five years, giving AIR the highest level of support among multi-family peers in each of the last five years.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE
(“ESG”) HIGHLIGHTS

2022 Proxy Statement  11

BOARD REFRESHMENT & COMPOSITION

This year, the Board, upon the recommendation of the Governance and Corporate Responsibility Committee, proposes the re-election of all nine current members of the Board.

AIR remains focused on a talented and engaged Board, with members who have skills and expertise consistent with our culture and strategy. The Board remains focused on its regular refreshment and an ongoing consideration of board succession planning.

In addition, independent directors are actively making open market purchases of AIR shares demonstrating their alignment with stockholders. In addition, the CEO’s compensation is payable largely in AIR shares with the quantity tied to AIR’s relative TSR.

Our eight independent directors are just that, independent and chosen for their expertise. The independent directors:

•incorporate perspectives from various racial and ethnic backgrounds, including the lived experience of African American, Asian, Hispanic, Middle Eastern, and other ethnicities

•possess a broad range of ages

•have an average tenure of four years, with five new directors added to the Board since 2020

•include equal numbers of men and women

HONORED FOR THE PAST 4 CONSECUTIVE YEARS FOR BOARD COMPOSITION

Recognized by the Women’s Forum of New York for having at least 30% of board seats held by women.	Recipient of Gender Balanced Board from Board bound by Women’s Leadership Foundation Only 15% of Colorado’s public companies achieve this level of board gender parity.

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Commitment to our Residents

Providing homes is a high calling, and we do so with the utmost care for our residents, our team, and our neighbors. The people who choose to live and work with AIR are the drivers of our success, and we continuously strive to serve them with mutual respect and consideration.

AIR provides homes for more than 45,000 people across the United States. We take pride that our communities meet or exceed healthy building best practices.

Our Resident Healthy Living Guide, available for each property, provides healthy living opportunities and amenities for residents. We use the “9 Foundations of a Healthy Building”, developed by the Harvard T.H. Chan School of Public Health, to guide health and wellness operational policies.

our progress

4.33/5 Customer Satisfaction Score as Published on Our Communities’ Websites	100% Smoke Free	60.3% Resident Retention in 2021

59k Resident Survey Responses	96.3% Average Daily Occupancy in 2021	93% Resident Access to On-site Fitness Center

Resident engagement

•Daily interaction-based feedback

•2-way communication on energy/water consumption and waste

•Social media

•Resident-focused community events

Measured Industry Leader in Customer Satisfaction

In 2022, AIR was honored as a Kingsley Elite Five, ranking first among public multi-family companies and second among all multi-family companies in customer satisfaction.

2022 Proxy Statement  13

Continued Investment in our Teammates is a Priority

The heart of AIR’s success and what provides the “AIR Edge” is our talented, high-performing team. The relationship we have with our teammates is relational, and not transactional. Joining the AIR team is an opportunity to grow, build relationships, and make a difference in the lives of others in a collaborative decision making environment. We see the value each teammate brings beyond their position, and we reward their dedication through our pay-for-performance, family-friendly benefits, such as 16 weeks of parental leave, and culture of promotion from within that creates opportunities for advancement. We offer flexibility, allowing for people to be present in the lives of their families while meeting their business responsibilities. Our team is committed to community, and their engagement reflects our welcoming culture.

demographics	By the Numbers

GENDER

- 64% Male
- 36% Female

AGE

- 28% Over 50
- 56% Between 30–50
- 16% Under 30

RACE /
ETHNICITY

- 52% White
- 31% Hispanic or Lationo
- 13% Black or African American
- 3% Asian
- <1% Native Hawaiin or Other Pacific Islander
- <1% American Indian / Alaskan Native

	4.42/5 Employee Satisfaction: Team Engagement in 2022 72% RESPONSE RATE	20.2% Voluntary Turnover
	100% Team Members Receive Training 8.4 HOURS PER TEAM MEMBER	$15+ Minimum Wage
	100% Teammates Trained on Specific ESG Topics	.96 Lost Day Incident Rate
57.9% Management Positions Filled Internally

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•Best Large Company to Work For •Best Paying Company

•2022 Healthiest Employer in Colorado for the third year in a row

One of only six companies to be recognized as a “Top Workplace” in Colorado for each of the past 10 years — and starting in 2021, also in Washington, D.C. and the Bay Area.

In 2022, we were recognized as a “National Top Workplace”

Commitment to Making A Positive Impact

Corporate Responsibility is a long-standing priority for AIR. We strive for transparency, and continuous improvement as measured by our Company values and by the Global ESG Benchmark for Real Assets (GRESB). In 2021 we improved our GRESB scores by 21% over 2020 — including a perfect score in the ‘social’ metrics and a near perfect score in Governance. In 2022, we received a score of 78, a 13% improvement over 2021. AIR also received an “A” grade for both ESG public disclosure and for alignment with the Task Force for Climate Related Financial Disclosures (TCFD), as well as a “Green Star” for overall Management and Performance in 2022, including a 29% improvement over its 2021 environmental stewardship score, a perfect social responsibility score, and a near-perfect corporate governance score. The overall results place AIR 5th among 11 peers and in the top one-third of residential entities in the Americas.

Additionally, we have established targets for energy, water and GHG reductions, and are working toward environmental certifications for our properties as well as implementing resilience strategies including physical and climate risk assessments of the portfolio.

2022 Proxy Statement  15

Commitment to Positive Impacts on the Environment

SOLAR Energy

•1,100 EV charging stations being installed across the portfolio

•Aggressively pursuing solar electric generation across the portfolio: three projects underway, two more in final review for immediate execution, and six additional projects under evaluation and preliminary design

Energy efficiency

•Tracking whole building performance data for 60% of the portfolio in ENERGY STAR

•High efficiency LED lighting in all AIR communities

•Building automation systems installed at all high- and mid-rise buildings to optimize efficiency and reduce energy consumption

Water Conservation

•Low flow plumbing fixtures have been the standard for more than a decade

•Water leak sensors included in the smart home technology installed in all apartment homes

•All communities in California and Denver have smart irrigation systems installed

•All cooling towers in high-rise buildings are controlled to minimize evaporation

Resiliency and Weather

•Disaster preparedness program that guides all site teams on how to manage their property should a natural disaster occur

•Upgrades during renovations that include protections from storm damage and other impacts of natural disasters

•MSCI analysis of portfolio and acquisitions for physical and transition risks

•Excellent bottom line metric: casualty claims are rare and root causes are assessed and corrected

6,690,852 Therms of natural gas conserved	235,005,148 kWh of electricity saved through efficient fixtures	923,922,393 Gallons of water saved through efficiency	169,730 Metric tons of greenhouse gas emissions avoided

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Commitment to Community

In 2020 and continuing into 2021 and 2022:

•We are focused on investing in and support of the communities where we live and work

•Our Teammates are active and passionate about community service: AIR Gives, provides team members
15 paid hours each year to apply to volunteer activities of their choosing and matches contributions made to AIR Gives causes

$412,200+ Raised in 2021 benefiting veterans and providing scholarships for students in affordable housing	$1,305,000 AIR Gives (formerly Aimco Cares) scholarship funds to 630 children of teammates since 2006	$67,500+ AIR Gives scholarship funds to 26 students in 2020

•In partnership with the National Leased Housing Association, we continue our longstanding commitment to offer AIR Gives Opportunity Scholarship to students living in affordable housing. During 2Q22, we awarded 14 such Scholarships.

OUR FOCUS ON CONTINUOUS IMPROVEMENT LEADS TO NEW COMMITMENTS

We’ve made new promises, and we intend to continue executing on those commitments and providing transparency on our progress. As of April 2022, we’ve agreed to new targets and goals including:

•Reduction in the amount of energy consumed – 15% energy intensive savings by 2025 over the 2019 baseline

•Reduction in water consumed – 10% savings by 2025 over 2019 baseline

•15% GHG savings over 2019 baseline by 2025

•Investment in teammates – promoting within and maintaining internal mobility at a minimum of 50%

•Engaging others in our ongoing assessment of ESG priorities through training, annual surveys, and outreach

•Continuing to achieve 4.25 or better annually for Customer Satisfaction Score

CORPORATE RESPONSIBILITY REPORT

AIR publishes a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. The report includes AIR’s materiality assessment and more on AIR’s commitments. A copy of AIR’s current Corporate Responsibility Report is available on AIR’s website (www.aircommunities.com). Nothing on AIR’s website, including the Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2022

The Board of Directors (the “Board”) of Apartment Income REIT Corporation (“AIR” or the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We are furnishing this Proxy Statement in connection with the solicitation by our Board of proxies to be voted at our 2022 Annual Meeting (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on December 7, 2022, at 4:00 p.m., Mountain Time, at AIR’s corporate headquarters, 4582 South Ulster Street, Suite 1700, Denver, CO 80237.

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to each stockholder entitled to vote at the Meeting. The mailing of such Notice is scheduled to begin on or about October 27, 2022. All stockholders will have the ability to access the proxy materials over the Internet and request a printed copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, the Notice includes instructions on how stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.

This solicitation is made on behalf of AIR’s Board. Costs of the solicitation will be borne by AIR. Further solicitation of proxies may be made by telephone, fax, other electronic means of communication or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company has retained the services of Alliance Advisors LLC, for an estimated fee of $11,000, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

Holders of record of the Class A Common Stock of the Company (“Common Stock”) as of the close of business on the record date, October 20, 2022 (the “Record Date”), are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on the Record Date, there were 151,388,648 shares of Common Stock issued and outstanding.

Whether you are a “stockholder of record” or hold your shares through a broker or nominee (i.e., in “street name”) you may direct your vote without attending the Meeting in person.

If you are a stockholder of record, you may vote via the Internet by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing your proxy card and returning it by mail or by submitting your vote by telephone. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.

If you are the beneficial owner of shares held in street name, you may be eligible to vote your shares electronically over the Internet or by telephone by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing the voting instruction card provided by your bank or broker and returning it by mail. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

The persons named as proxy holders are officers of AIR. All proxies properly submitted in time to be counted at the Meeting will be voted in accordance with the instructions contained therein. If you submit your proxy without voting instructions, your shares will be voted in accordance with the recommendations of the Board. Proxies may be revoked at any time before voting by

2022 Proxy Statement  19

consistently provide
homes in a
delivered
of people who

filing a notice of revocation with the Corporate Secretary of the Company, by filing a later dated proxy with the Corporate Secretary of the Company or by voting in person at the Meeting.

You are entitled to attend the Meeting only if you were an AIR stockholder or joint holder as of the Record Date or if you hold a valid proxy for the Meeting. If you are not a stockholder of record but hold shares in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions, your broker has authority under applicable stock market rules to vote those shares for or against “routine” matters at its discretion. At the Meeting, the following matters are not considered routine: the election of directors, the advisory vote on executive compensation, and the approval of the amendment to the Company’s stock award and incentive plan. Where a matter is not considered routine, shares held by your broker will not be voted (a “broker non-vote”) absent specific instructions from you, which means your shares may go unvoted on those matters and will not affect the outcome if you do not specify a vote. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting constitutes a quorum.

The principal executive offices of the Company are located at 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237.

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Election
of Directors

The Board of Directors recommends a
vote “FOR” each of the nine nominees.

PROPOSAL 1

2022 Proxy Statement  21

As we detailed in last year’s proxy, and pursuant to AIR’s Articles of Amendment and Restatement (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), all nine of AIR’s current directors were elected for terms expiring at the 2022 annual meeting of stockholders. AIR’s Bylaws currently authorize a Board consisting of not fewer than three persons; the Board currently consists of nine directors.

The AIR Board cannot be classified without stockholder approval; that is, AIR has voluntarily opted out of the provisions of Maryland law (known as the Maryland Unsolicited Takeover Act or MUTA) that allow for board classification without stockholder approval.

The nine nominees for election to the Board for a one-year term expiring at the 2023 annual meeting of stockholders, recommended by the Governance and Corporate Responsibility Committee of the Board and nominated by the Board to be voted upon at the Meeting, are:

Terry Considine Thomas L. Keltner Thomas N. Bohjalian	Kristin Finney-Cooke Devin I. Murphy Margarita Paláu-Hernández	John D. Rayis Ann Sperling Nina A. Tran

None of these nominees (other than AIR’s founder and CEO, Mr. Considine) are employed by, or affiliated with, AIR, other than by virtue of serving as directors of AIR. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of all nine nominees to hold office as directors for a term of one year and until their successors are duly elected and qualified at the next Annual Meeting of Stockholders. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than nine nominees.

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a vote of the majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of votes “against” that director. With respect to a contested election, a plurality of all the votes cast at the meeting of stockholders will be sufficient to elect a director. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation.

For purposes of the election of directors, abstentions or broker non-votes as to the election of directors will not be counted as votes cast and will have no effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the nine nominees named above as directors.

PROPOSAL 1

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OUR BOARD

Who We Are

Biographical information for the directors up for election follows.

TERRY CONSIDINE Chief Executive Officer, Air Communities Age: 75 Director since 1994

Experience

•Chief Executive Officer, AIR (2020 - present)

•Chief Executive Officer and Chairman, Aimco
(July 1994 - December 2020 separation)

•In 1975, founded and subsequently managed the predecessor companies that became Aimco at its initial public offering in 1994

Qualifications

•Business Operations, Capital Markets, Investor Relations, Property Management and Operations, Real Estate – Mr. Considine has been an active real estate investor for 50 years, serving five REITs as CEO including as founder of Aimco

•Investment and Finance – more than 50 years of experience investing in real estate, television broadcasting, convenience stores, environmental services, and venture capital

•Mr. Considine also brings expertise in Real Estate, particularly Real Estate Investment, Finance, and Operations, Capital Markets, Investment and Finance, Corporate Governance, Talent Development, and Team Leadership

Education

•BA, Harvard University

•JD, Harvard University

Other Boards/ Organizations •Aimco (since 1994) •Intrepid Potash, Inc., a publicly held diversified producer of minerals, water, and oilfield services (2008 – 2021)

2022 Proxy Statement  23

THOMAS L. KELTNER Chairman of the Board Age: 76 Independent Director since 2007

Experience

•Executive Vice President and Chief Executive Officer — Americas and Global Brands, Hilton Hotels Corporation (March 2007 - March 2008, which concluded the transition period following Hilton’s acquisition by The Blackstone Group); joined in 1999 and served in various roles.

•Served in several positions, Promus Hotel Corporation, including President, Brand Performance and Development (1993 - 1999)

•Senior Vice President and COO, Franchise Hotel Division, Holiday Inn Worldwide; President and Managing Director, Holiday Inns International

•President, Saudi Marriott Company, a division of Marriott Corporation

•Management consultant, Cresap, McCormick and Paget, Inc.

•Served as an officer in the U.S. Navy Submarine Service

Qualifications

•Business Operations, Customer Service, Marketing and Branding, Property Management and Operations – Mr. Keltner has more than 20 years of experience in the areas of hotel development, acquisition, disposition, franchising, and management at major companies including Hilton, Promus, Holiday Inn and Marriott

•Mr. Keltner also brings expertise in Financial Expertise and Literacy, Investment and Finance, Talent Development and Management, and Real Estate

Education

•BA, Ohio University

•MBA, Stanford Graduate School of Business

Other Boards •Aimco (2007 – 2020) Committees •Audit •Compensation and Human Resources •Governance and Corporate Responsibility •AIR-AIV Transactions

24  air communities

THOMAS N. BOHJALIAN, CFA Age: 57 Independent Director since 2021

Experience

•Executive Vice President/Senior Portfolio Manager, the Head of U.S. Real Estate and Trading departments and responsible for investment decisions for $40 billion of the firm’s assets, Cohen & Steers, a $96 billion global asset manager focused on listed Real Assets (2002 – 2021).

Qualifications

•Capital Markets, Investment and Finance, Investor Relations, Financial Expertise and Literacy, Real Estate – Mr. Bohjalian has over 30 years of real estate and finance experience including investment management and real estate investment; during his tenure was responsible for two 5-Star Morningstar ranked funds, was a five-time winner of the Lipper Fund of the year award, and consistently ranked in the top decile of all real estate fund managers.

•Mr. Bohjalian also brings expertise in Corporate Governance and Talent Development and Management

Education

•BS, Business Administration, Northeastern University

•MBA, Northeastern University

•Chartered Financial Analyst

Other Organizations •New York Society of Security Analysts, Member Committees •Audit •Compensation and Human Resources •Governance and Corporate Responsibility

2022 Proxy Statement  25

KRISTIN R. FINNEY-COOKE Managing Director, JP Morgan Multi Asset Solutions Group Age: 52 Independent Director since 2021

Experience

•Managing Director, JP Morgan Multi Asset Solutions Group (September 2021 – present)

•Senior Consultant and Co-Chair of the Diverse Manager Advisory Committee, NEPC Chicago office (2010 – September 2021)

•Principal, including three years as the National Public Fund Segment Leader, Mercer (2004 – 2010)

•Spent six years at Credit Suisse First Boston

•Frequent speaker at conferences and testifies annually at the Illinois State Senate Hearings on behalf of her clients

Qualifications

•Capital Markets, Investment and Finance – Ms. Finney-Cooke has enjoyed a 23-year career in investment management at firms including JP Morgan, NEPC and Mercer. She provided investment advice including policy development, asset allocation, asset liability and performance modelling and multi-asset solutions.

•Financial Expertise and Literacy – In addition to her 23-year career providing investment advice to large asset pools and other public, endowment, healthcare and corporate fund clients, Ms. Finney-Cooke received her MBA in Finance and Accounting, is a CAIA designee and

•Talent Development and Management – While serving as a Senior Consultant in the NEPC Chicago office, she was the Co-Chair of the Diverse Manager Advisory Committee

Education

•BS, Howard University

•MBA, Finance and Accounting, University of Chicago

•Chartered Alternative Investment Analyst (CAIA) designee

Other Organizations

•Board of Trustees, Chicago State University Foundation, Member & Investment Committee Chair

•Board of Trustees, Ann & Robert H. Lurie Children’s Hospital of Chicago Medical Center

•Economic Club of Chicago, Member

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

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DEVIN I. MURPHY President, Phillips Edison & Company Age: 62 Independent Director since 2020

Experience

•President, Phillips Edison & Company (2019 – present); Chief Financial Officer (2013 – 2019)

•Vice Chairman, Morgan Stanley (2009 – 2013)

•Managing Partner, Coventry Real Estate Advisors, a real estate private equity firm (2008 - 2009)

•Global Head of Real Estate Investment Banking, Deutsche Bank, where his team executed over 500 transactions of all types for clients representing total transaction volume exceeding $400 billion, including initial public offerings, mergers and acquisitions, common stock offerings, secured and unsecured debt offerings and private placements of both debt and equity (2004 – 2007)

•Held a number of senior positions including Co-head of U.S. Real Estate Investment Banking and Head of Real Estate Private Capital Markets; served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global private real estate funds with over $35 billion in assets under management, Morgan Stanley (1994 – 2004)

Qualifications

•Business Operations, Capital Markets, Investment and Finance – Mr. Murphy served as an investment banker for 28 years including as Vice Chair of Morgan Stanley and Global Head of Real Estate Investment Banking at Deutsche Bank. He has been a c-suite executive of Phillips Edison, a $7 billion market capitalization owner and operator of grocery-anchored shopping centers, for 9 years.

•Real Estate Investment and Finance, Property Management and Operations – Mr. Murphy’s experience at Phillips Edison, and Coventry, which sponsored institutional investment funds that acquire and develop retail properties, as well as his roles at Deutsche Bank and Morgan Stanley

•Mr. Murphy also brings expertise in Accounting and Auditing for Large Business Organizations, Corporate Governance, Financial Expertise and Literacy, Investor Relations and Talent Development and Management

Education

•BS, English and History, College of William and Mary

•MBA, Finance, General, University of Michigan

Other Boards

•CoreCivic, Inc., a NYSE listed company that is the nation’s leading provider of high-quality corrections and detention management facilities

•Aimco (2020 – 2021)

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

2022 Proxy Statement  27

MARGARITA PALÁU-HERNÁNDEZ, ESQ. Founder and Chief Executive Officer, Hernández Ventures Age: 66 Independent Director since 2021

Experience

•Founder and Chief Executive Officer, Hernández Ventures, (1988 – present)

•Nominated to serve as a Representative of the United States of America to the Seventy-third Session of the General Assembly of the United Nations with the personal rank of Ambassador (2018)

•Attorney, McCutcheon, Black, Verleger & Shea (1985 - 1988)

Qualifications

•Business Operations, Financial Expertise and Literacy – Ms. Palau-Hernandez is the founder/CEO of a privately held enterprise involved in Spanish-language media, business and real estate ventures

•Legal, Real Estate – During the time she practiced law, Ms. Palau-Hernandez specialized in real estate transactions

•Ms. Palau-Hernandez also brings expertise in Corporate Governance and Talent Development

Education

•BA, magna cum laude, University of San Diego

•JD, UCLA School of Law

Other Boards and
Organizations

•Xerox Holdings Corporation
(since 2021)

•Conduent Incorporated
(since 2019)

•Occidental Petroleum
(2020 - 2022)

•Herbalife Nutrition, Ltd.
(2018 to 2021)

•ALJ Regional Holdings, Inc.
(2015 to 2019)

•Yale School of Management Council of Global Advisors, Chair

•National Museum of the American Latino at the Smithsonian, Vice Chair

•Ronald Reagan UCLA Medical Center Board of Advisors

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility

28  air communities

JOHN DINHA RAYIS Senior Strategic Advisor, Tax and Transaction Liability, Lockton Age: 68 Independent Director since 2020

Experience

•Senior Strategic Advisor, Tax and Transaction Liability, Lockton (2022 – present)

•Adjunct Professor of Tax Law, Stetson University College of Law (2021 – present)

•Partner, Tax, Skadden, Arps, Slate, Meagher & Flom LLP; (1982 - 2016); Of Counsel (2016 – 2018)

•Admitted to practice before the U.S. Supreme Court

•Repeatedly selected for inclusion in Chambers Global: The World’s Leading Lawyers for Business in the “Capital Markets: REITs” category, in Chambers USA, America’s Leading Lawyers for Business as one of America’s leading REIT tax lawyers, and in The Best Lawyers in America

Qualifications

•Legal, REIT Tax, Financial Expertise and Literacy, Real Estate Investment and Finance – Mr. Rayis spent over 36 years as an attorney advising clients on a variety of complex corporate, partnership and REIT tax law matters

•Mr. Rayis also brings expertise in Capital Markets, Corporate Governance, Talent Development and Team Leadership.

Education

•BA, BS, Michigan State University

•JD, Wayne State University

•LL.M, University of Michigan

Other Boards

•Aimco (2020 – 2021)

•The University of Chicago Medical Center, Board of Trustees (2021 – present)

•Longboat Key Florida Citizens Tax Oversight Committee. Member

Committees

•Audit

•Compensation and Human Resources, Chairman

•Governance and Corporate Responsibility

•AIR-AIV Transactions

2022 Proxy Statement  29

ANN SPERLING Advisor, Trammell Crow Company Age: 67 Independent Director since 2018

Experience

•Advisor (2021 – present); Senior Director (2013 – 2021), held a variety of roles, including Senior Managing Director and Area Director for the Rocky Mountain Region (1982 - 2006), Trammell Crow Company, the development subsidiary of the public company, CBRE

•President, Markets West, Jones Lang LaSalle, the public real estate investment and services firm (2012 – 2013), Chief Operating Officer, Americas and served on the governance focused Global Operating Committee (2009 - 2012)

•Managing Director, Catellus, then a mixed-use development and investment subsidiary of the public REIT, Prologis, prior to this subsidiary’s preparation for sale (2007 - 2009)

Qualifications

•ESG – While at Jones Lang LaSalle, Ms. Sperling served on the Global Operating Committee, which was governance-focused.

•Real Estate Investment and Finance, Property Management and Operations - During her over 33 years at Trammell Crow, Ms. Sperling was focused leadership and governance, property management and the sourcing, capitalization, and execution of new commercial developments

•Business Operations, Marketing and Branding, Financial Expertise and Literacy, Talent Development and Management – during Ms. Sperling’s 40 years of real estate and management experience, including roles at Jones Lang LaSalle and Catellus, she was responsible for oversight of operations, finance, marketing, research, operations, human resources, legal, and engineering

Education

•BS, Biology and Psychology, magna cum laude, Tufts University

•MBA, Harvard School of Business

Other Boards/
Organizations

•SmartRent, a NYSE-listed provider of smart home automation technology

•Aimco (2018 – 2021)

•Cadence Capital, Advisory Board

•Gates Center for Regenerative Medicine, Vice Chair

•Tufts University School of Arts and Sciences, Advisory Board

•University of Colorado Real Estate Center, Advisory Board

•Urban Land Institute, Industrial and Office Properties Council (IOPC) Green Flight; Assistant Chair

Committees

•Audit

•Compensation and Human Resources

•Governance and Corporate Responsibility, Chairman

30  air communities

NINA A. TRAN Chief Financial Officer, Pacaso Age: 54 Independent Director since 2016

Experience

•Chief Financial Officer, Pacaso, a technology-enabled marketplace focused on co-ownership of luxury second homes (2021 – present)

•Chief Financial Officer, Veritas Investments, a real estate investment manager that owns and operates mixed-use-multifamily properties in the San Francisco Bay Area and Southern California (2016 – 2021)

•Chief Financial Officer, Starwood Waypoint Residential Trust, a leading publicly traded REIT that owns and operates single-family rental homes (2013 - 2016)

•Held various positions including Senior Vice President and Chief Accounting Officer, and most recently as Chief Global Process Officer, where she helped lead the merger integration of AMB and Prologis, AMB Property Corporation (now Prologis, Inc.), the largest publicly traded global industrial REIT (1995 - 2013)

•Senior Associate, PricewaterhouseCoopers (1991-1995)

Qualifications

•Accounting and Auditing for Large Business Organizations, Capital Markets, Investment and Finance, Real Estate Investment and Finance, Multifamily – Ms. Tran has over 25 years of real estate and financial management experience, including as CFO, focused on real estate and REITs, including multifamily properties

•Talent Development and Management Business Operations, Financial Expertise and Literacy – as part of Ms. Tran’s various roles over her career, she was responsible for building and leading finance and accounting teams

•Cybersecurity, Information Technology - Ms. Tran brings expertise gained through her current and previous positions, including enterprise technology implementations

Education

•BS, Accounting and Computer Information Systems, California State University – East Bay

•Certified Public Accountant (CPA), (inactive)

Other Boards/
Organizations

•American Assets Trust, a publicly-traded diversified REIT

•Advisory Board, Asian Pacific Fund

•Aimco (2016 – 2021)

Committees

•Audit, Chairman

•Compensation and Human Resources

•Governance and Corporate Responsibility

•AIR-AIV Transaction

2022 Proxy Statement  31

Summary of Director Qualifications and Expertise

In meeting its oversight responsibilities, the Board benefits from its composition by having directors with complementary skills, experience, and expertise. All nominees possess public company board experience as well as executive leadership experience. In addition, nominees have particular skills and expertise directly relevant to AIR’s business.

Summary of Director Qualifications and Expertise	Mr. Bohjalian	Mr. Considine	Ms. Finney- Cooke	Mr. Keltner	Mr. Murphy	Ms. Paláu- Hernández	Mr. Rayis	Ms. Sperling	Ms. Tran
Accounting and Auditing for Large Business Organizations					•				•
Business Operations		•	•	•	•	•		•	•
Capital Markets	•	•	•		•		•		•
Corporate Governance	•	•			•	•	•	•
Customer Service				•
C-Suite Experience		•		•	•			•	•
Cybersecurity									•
ESG								•
Financial Expertise and Literacy	•	•	•	•	•	•	•	•	•
Information Technology									•
Investment and Finance	•	•	•		•			•	•
Investor Relations	•	•			•
Legal		•				•	•
Marketing and Branding				•				•
Multifamily Experience		•						•	•
Property Management and Operations		•		•	•			•	•
Other Public Company Board Experience		•		•	•	•	•	•	•
Real Estate Investment and Finance	•	•	•	•	•	•	•	•	•
REIT Tax		•					•
Talent Development	•	•	•	•	•	•	•	•	•
Team Leadership	•	•		•	•		•	•	•

32  air communities

How We Are Selected & Elected

Board Composition, Board Refreshment, and Director Tenure

The AIR Board is focused on being well-constructed and high performing. To that end, the Governance and Corporate Responsibility Committee selects nominees for director based on, among other things, breadth and depth of experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of AIR’s business environment, and willingness to devote adequate time and effort to Board responsibilities. In considering nominees for director, the Governance and Corporate Responsibility Committee seeks to have a diverse range of experience and expertise relevant to AIR’s business. The Governance and Corporate Responsibility Committee places a premium on individual directors who work well in the collegial and collaborative AIR culture, think and act independently, and can communicate their convictions clearly and effectively. The Governance and Corporate Responsibility Committee also assesses the appropriate balance of skills and experiences included in the composition of the Board and makes recommendations to the Board.

The Governance and Corporate Responsibility Committee has specifically considered the feedback of some stockholders as well as the discussions of some commentators that suggest lengthy Board tenure should be balanced with new perspectives. The Board has structured itself such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years including three new directors who were elected in 2021 and two new directors who were elected in 2020. They have done this while retaining the institutional memory of longer-tenured directors. New directors go through an extensive onboarding process, including meeting with members of management across the entire business. This onboarding process provides an understanding of the business and of the team that drives it.

The Governance and Corporate Responsibility Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board’s oversight capabilities. AIR’s directors work effectively together, functioning as a team with a broad range of expertise and perspectives. Directors also coordinate closely with senior management, interact periodically with the broader AIR team in town hall settings and onsite, comprehend AIR’s challenges and opportunities, and frame AIR’s business strategy. AIR’s

Board members have established relationships with each other and in the business community that inform their work to apply effectively their collective business savvy in setting policies for the AIR enterprise and supporting management in their achievement.

When formulating its Board membership recommendations, the Governance and Corporate Responsibility Committee also considers advice and recommendations from others, including stockholders, as it deems appropriate. Such recommendations are evaluated based on the same criteria noted above. The three most recently added directors were recommended to the Governance and Corporate Responsibility Committee by an independent search firm, retained to help identify and review director candidates. Prior director candidates were also identified and reviewed by the same independent search firm.

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders.

Independence of Directors

The Board has determined that to be considered independent, a director may not have a direct or indirect material relationship with AIR or its subsidiaries (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). A material relationship is one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of AIR and its stockholders. In determining whether a material relationship exists, the Board considers all relevant facts and circumstances, including whether the director or a family member is a current or former employee of the Company, family member relationships, compensation, business relationships and payments, and charitable contributions between AIR and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder). The Board consults with the Company’s counsel to ensure that such determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those categorical standards set forth in Section 303A.02 of the listing standards of the New York Stock Exchange.

Consistent with these considerations, the Board has affirmatively determined that all of the director nominees (other than Mr. Considine) are independent.

2022 Proxy Statement  33

Majority Voting for the Election of Directors

In an uncontested election at the meeting of stockholders, any nominee to serve as a director of the Company will be elected if the director receives a majority of votes cast, which means that the number of shares voted “for” a director exceeds the number of shares voted “against” that director. With respect to a contested election, a plurality of all the votes cast at the meeting of stockholders will be sufficient to elect a director. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation. Additional details are set out in Article II, Section 2.03 (Election and Tenure of Directors; Resignations) of AIR’s Bylaws.

Proxy Access

Based on stockholder feedback, corporate governance best practices and trends, and the Company’s particular facts and circumstances, the Board determined to provide in the Company’s Bylaws a proxy access right to stockholders. A stockholder or a group of up to 20 stockholders, owning at least 3% of our shares for at least three years, may submit nominees for up to 20% of the Board, or two nominees, whichever is greater, for inclusion in our proxy materials, subject to complying with the requirements contained in our Bylaws.

How We Govern and Are Governed

Code of Ethics

The Board has adopted a code of ethics entitled “Code of Business Conduct and Ethics” that applies to the members of the Board, all of AIR’s executive officers and all teammates of AIR or its subsidiaries, including AIR’s principal executive officer, principal financial officer, and principal accounting officer. The Code of Business

Conduct and Ethics is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary. If, in the future, AIR amends, modifies, or waives a provision in the Code of Business Conduct and Ethics, rather than filing a Current Report on Form 8-K, AIR intends to satisfy any applicable disclosure requirement under Item 5.05 of Form 8-K by posting such information on AIR’s website (www.aircommunities.com), as necessary.

Corporate Responsibility Report

AIR publishes a Corporate Responsibility Report, which highlights our commitment to environmental and social responsibility. A copy of AIR’s current Corporate Responsibility Report is available on AIR’s website (www.aircommunities.com). Nothing on AIR’s website, including the Corporate Responsibility Report, shall be deemed incorporated by reference into this Proxy Statement.

Corporate Governance Guidelines and Director Stock Ownership

The Board has adopted and approved Corporate Governance Guidelines. These guidelines are available on AIR’s website (www.aircommunities.com) and are also available in print to stockholders, upon written request to AIR’s Corporate Secretary. In general, the Corporate Governance Guidelines address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, the role of the Board in planning management succession, stock ownership guidelines and retention requirements, and an annual performance evaluation of the Board.

With respect to stock ownership guidelines for the independent directors, the Corporate Governance Guidelines provide that by the completion of five years of service, an independent director is expected to own, at a minimum, the lesser of 27,500 shares or shares having a value of at least $550,000. Each of AIR’s continuing directors meets the ownership requirement or has not yet completed five years of service. In addition, many of our independent directors have purchased shares on the open market. As described elsewhere in this proxy statement, our founder and CEO, Mr. Considine and his family have substantial holdings of AIR securities, and Mr. Considine takes most of his compensation in AIR securities with the quantity based on AIR’s performance.

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Majority Voting with a Resignation Policy

AIR requires its directors to be elected by a majority of the votes cast. Directors failing to get a majority of the votes cast are expected to tender their resignation. If a nominee who currently is serving as a director receives a greater number of “against” votes for his or her election than votes “for” such election (a “Majority Against Vote”) in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under AIR’s Bylaws, any nominee for election as a director in an uncontested election who receives a Majority Against Vote is obligated to tender his or her resignation to the Board for consideration following certification of the vote. The Governance and Corporate Responsibility Committee will consider any resignation and recommend to the Board whether to accept it. The Board is required to take action with respect to the Governance and Corporate Responsibility Committee’s recommendation.

Retirement Age or Term Limits

Rather than impose arbitrary limits on service, the Company regularly (and at least annually) reviews each director’s continued role on the Board and considers the need for periodic board refreshment.

Transactions in AIR Securities

The Company has a policy and training program focused on compliance with the securities laws, which are designed to prevent insider trading and ensure compliance with fair disclosure regulations. Any transaction in AIR securities by a director, officer or other employee on certain projects requires pre-clearance with the General Counsel and typically such transactions are permitted only during certain open trading windows. In addition, the Company’s policy against insider trading prohibits short sales and provides certain limitations to help ensure that any sort of margin account, pledges, hedges, or option transactions are consistent with the securities laws and aligned with the best interests of stockholders.

BOARD CULTURE

The Board has a culture of collaboration and a commitment to acting with consensus. The Board asks all independent directors to serve on all standing committees, have a breadth and depth of experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, and a willingness to devote adequate time and effort to Board responsibilities. The Board focuses on regular refreshment and seeks to have a diverse range of experience and expertise relevant to AIR’s business. AIR places a premium on directors who work well in the collegial and collaborative culture of the Board, who think and act independently, and who can clearly and effectively communicate their convictions.

How We Are Organized

Board Leadership Structure

In connection with the Separation, Mr. Considine recommended and the Board concluded that separating the Chairman and CEO role would be most effective for the Company’s leadership and governance. Mr. Keltner serves as Chairman of the Board, which includes: presiding over meetings of the Board; presiding over executive sessions of the independent directors, which are held regularly and not less than four times per year; with the CEO, setting meeting agendas and schedules; calling meetings of the independent directors; and being available for direct communication with stockholders.

All committees are composed solely of independent directors. The Audit, Compensation and Human Resources, and Governance and Corporate Responsibility Committees are composed solely of all independent directors so that each independent director hears all information unfiltered and reduces repetitive or summarized reports. This practice ensures that elected and independent directors have broad awareness of the AIR business and make Board decisions with the perspective of the stockholders who elected them and own the AIR business.

Separate Sessions of Independent Directors

AIR’s Corporate Governance Guidelines (described above) provide that the non-management directors shall meet in executive session without management on a regularly scheduled basis, but no less than four times per year. The non-management directors, which group currently is made up of the eight independent directors, met in executive session without management four times during the year ended December 31, 2021.

Meetings and Committees

The Corporate Governance Guidelines (described above) provide that the Company generally expects that the Chairman of the Board will attend all annual and special meetings of the stockholders. Other members of the Board are not required to attend such meetings. All of the members of the Board attended the Company’s 2021 Annual Meeting of Stockholders.

2022 Proxy Statement  35

The Board held six meetings during the year ended December 31, 2021. During 2021, there were three standing committees: Audit; Compensation and Human Resources; and Governance and Corporate Responsibility. In addition, the AIR-AIV Transactions Committee was formed mid-year 2021. During 2021, no director attended fewer than 75% of the aggregate total number of meetings of the Board and each committee on which such director served.

The following table sets forth the number of meetings held by the Board and each committee during the year ended December 31, 2021.

	Board	Non-Management Directors	Audit Committee	Compensation and Human Resources Committee	Governance and Corporate Responsibility Committee	AIR-AIV Transactions Committee
Number of Meetings	6	4	6	5	3	2

Below is a table illustrating the current standing committee memberships and chairmen. Additional detail on each committee follows the table.

Director	AIR-AIV Transactions Committee	Audit Committee	Compensation and Human Resources Committee	Governance and Corporate Responsibility Committee
Terry Considine
Thomas L. Keltner	†	•	•	•
Thomas N. Bohjalian		•	•	•
Kristin R. Finney-Cooke		•	•	•
Devin I. Murphy		•	•	•
Margarita Paláu-Hernández		•	•	•
John Dinha Rayis	•	•	†	•
Ann Sperling		•	•	†
Nina A. Tran	•	†	•	•

•indicates a member of the committee

†indicates the current committee chairman

Audit Committee

The Audit Committee consists of the eight independent directors. Ms. Tran serves as the chairman of the Audit Committee. The Audit Committee has a written charter that was last reviewed and modified in October 2021. Ms. Tran has regular and recurring conversations with Mr. Beldin, AIR’s Chief Financial Officer (“CFO”), with Ms. Cohn, AIR’s President and General Counsel, with AIR’s controller, with the head of AIR’s internal audit function, and with representatives of Deloitte & Touche LLP. The Audit Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

The Audit Committee’s responsibilities are set forth in the following chart.

Audit Committee Responsibilities	Accomplished In 2021
Oversees AIR’s accounting and financial reporting processes and audits of AIR’s financial statements.	✓
Directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor and the lead engagement partner and makes its appointment based on a variety of factors.	✓
Reviews the scope, and overall plans for and results of the annual audit and internal audit activities.	✓
Oversees management’s negotiation with the Company’s independent auditor concerning fees and exercises final approval over all independent auditor fees.	✓

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Audit Committee Responsibilities	Accomplished In 2021

Consults with management and the Company’s independent auditor with respect to AIR’s processes for risk assessment and enterprise risk management. Areas involving risk that are reported on by management and considered by the Audit Committee, the other Board committees, or the Board, include: operations, liquidity, leverage, finance, financial statements, the financial reporting process, accounting, legal matters, regulatory compliance, information technology and data protection, sustainability, ESG, compensation, succession planning, and human resources and human capital.

✓

Consults with management and the Company’s independent auditor regarding, and provides oversight for, AIR’s financial reporting process, internal control over financial reporting, and the Company’s internal audit function.

✓
Reviews and approves the Company’s policy governing the hiring of former employees of independent auditors.	✓

Reviews and approves the Company’s policy for the pre-approval of audit and permitted non-audit services by the independent auditor, and reviews and approves any such services provided pursuant to such policy.

✓
Receives reports pursuant to AIR’s policy for the submission and confidential treatment of communications from teammates and others concerning accounting, internal control, and auditing matters.	✓

Reviews and discusses with management and the Company’s independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

✓

Reviews the responsibilities and performance of the Company’s internal audit function, approves the hiring, promotion, demotion, or termination of the lead internal auditor, and oversees the lead internal auditor’s periodic performance review and changes to his or her compensation.

✓

Reviews with management the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the CEO and CFO.

✓
Meets regularly with members of AIR management and with the Company’s independent auditor, including periodic meetings in executive session.	✓

Performs an annual review of the Company’s independent auditor, including an assessment of the firm’s experience, expertise, communication, cost, value, and efficiency, and including external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the Company’s independent auditor and its peer firms.

✓
Performs an annual review of the lead engagement partner of the Company’s independent auditor and the potential successors for that role.	✓
Periodically evaluates independent audit service providers.	✓

Pursuant to a competitive process, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP to serve as AIR’s independent registered public accounting firm for the remainder of the fiscal year ended December 31, 2021. During the competitive process, on September 22, 2021, Ernst & Young LLP resigned as AIR’s independent registered public accounting firm, effective immediately.

Information Security

Information technology, communication networks, and related systems are essential to the operation of our business. We use these systems to manage our vendor relationships, internal communications, accounting and record-keeping as well as other key aspects of AIR’s business. AIR has strategies and procedures in place regarding system redundancy, risk transfer, insurance, indemnification, the implementation of security measures, required employee awareness training, and a disaster recovery plan for our internal information technology systems. The Audit Committee of the Board is responsible for overseeing the Company’s strategic approach to cybersecurity. The Audit Committee and the Board are briefed by senior management on information security matters on at least a quarterly basis. The Company is covered by an information security risk insurance policy.   Our core business processes are performed on accredited cloud-based technologies, our core infrastructure is routinely evaluated for areas of improvement, and routine testing of systems and controls is performed, including third-party penetration testing by certified information security specialists of the strength of the Company’s information security and adherence to top security standards. Further, AIR maintains full compliance with operational requirements under privacy and data security laws of jurisdictions in which we operate, including the California Consumer Protection Act (the “CCPA”).

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The Audit Committee held six meetings during the year ended December 31, 2021. As set forth in the Audit Committee’s charter, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committee of more than two other public companies.

Audit Committee Financial Expert

AIR’s Board has designated Ms. Tran as an “audit committee financial expert.” In addition, all the members of the Audit Committee qualify as audit committee financial experts. Each member of the Audit Committee is independent, as that term is defined by Section 303A of the listing standards of the New York Stock Exchange relating to audit committees.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee consists of the eight independent directors. Mr. Rayis serves as the chairman of the Compensation and Human Resources Committee. Mr. Rayis meets regularly with Ms. Cohn. Mr. Rayis also has regular conversations with AIR’s independent compensation consultant, FPL Associates (“FPL”) and with outside counsel with expertise in executive compensation and compensation governance related matters. The Compensation and Human Resources Committee has a written charter that was last reviewed and modified in July 2021. The Compensation and Human Resources Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

The Compensation and Human Resources Committee’s responsibilities are set forth in the following chart.

Compensation and Human Resources Committee Responsibilities	Accomplished In 2021
Responsible for succession planning in all leadership positions, both in the short term and the long term, with particular focus on CEO succession in the short term and the long term.	✓
Oversee the Company’s management of the talent pipeline process.	✓
Oversee the goals and objectives of the Company’s executive compensation plans.	✓
Annually evaluate the performance of the CEO.	✓
Determine compensation for the CEO and with the recommendation of the CEO determine compensation for the other executive officers.	✓
Negotiate and provide for the documentation of any employment agreement (or amendment thereto) with the CEO, as applicable.	✓
Review with the CEO the CEO’s performance evaluation of the other executive officers.	✓
Approve and grant any equity compensation.	✓
Review and discuss the Compensation Discussion & Analysis with management.	✓

Oversee the Company’s submission to a stockholder vote of matters relating to compensation, including advisory votes on executive compensation and the frequency of such votes, incentive and other compensation plans, and amendments to such plans.

✓
Consider the results of stockholder advisory votes on executive compensation and take such results into consideration in connection with the review and approval of executive officer compensation.	✓
Review stockholder proposals and advisory stockholder votes relating to executive compensation matters and recommend to the Board the Company’s response to such proposals and votes.	✓
Review compensation arrangements to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking.	✓
Review and approve the terms of any compensation “claw back” or similar policy or agreement between the Company and the Company’s executive officers.	✓
Review periodically the goals and objectives of the Company’s executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if appropriate.	✓
Oversee the Company’s culture, with a particular focus on collegiality, collaboration, and team building.	✓

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One of the most important responsibilities of the Compensation and Human Resources Committee is to ensure a succession plan is in place for key members of the Company’s executive management team, including the CEO. Based on the work of the Compensation and Human Resources Committee, the Board has a succession plan for the CEO position, is prepared to act in the event of a CEO vacancy in the short term, and has identified candidates for succession over the long term. The Board will select the successor taking into consideration the needs of the organization, the business environment, and each candidate’s skills, experience, expertise, leadership, and fit. The Company maintains a robust succession planning process, as highlighted in the following chart.

Management Succession
The Company maintains an executive talent pipeline for every executive officer position, including the CEO position, and every other officer position within the organization.

The executive talent pipeline includes “interim,” “ready now,” and “under development” candidates for each position. The Company has an intentional focus on those formally under development for executive roles. Management is also focused on attracting, developing, and retaining strong talent across the organization.

The executive talent pipeline is formally updated annually and is the main topic of at least one of the Compensation and Human Resources Committee’s meetings each year. The Compensation and Human Resources Committee also reviews the pipeline in connection with year-end performance and compensation reviews for every executive officer position. The pipeline is discussed regularly at the management level, as well.

Talent development and succession planning is a coordinated effort among the CEO, the Compensation and Human Resources Committee, and the Company’s Human Resources team, as well as each succession candidate.

The Board is provided exposure to succession candidates for executive officer positions.
Multiple internal succession candidates have been identified for the CEO position.
All executive succession candidates have formal development plans.
All CEO succession candidates have the opportunity to receive one-on-one development from a professional executive coach.
All CEO succession candidates have the opportunity to receive annual 360-degree feedback.
Mr. Considine provides formal updates to the Compensation and Human Resources Committee annually, and informal updates at least quarterly, on CEO succession candidates’ development plan progress.
An executive coach provides formal updates to the Compensation and Human Resources Committee annually, and informal updates more frequently, on CEO succession candidates’ development plan progress.

The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidate’s skills, experience, expertise, leadership and fit.

The Company has a proven track record in the development of talented leaders and succession.

As part of its management of the executive talent pipeline, the Board in 2022 retained Russell Reynolds Associates to assist it in the evaluation of potential internal CEO candidates, not as a search, but as a tool to assist the Board for the future.

The Compensation and Human Resources Committee held five meetings during the year ended December 31, 2021.

GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

The Governance and Corporate Responsibility Committee consists of the eight independent directors. Ms. Sperling serves as the chairman of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee has a written charter that was last reviewed and modified in August 2021. The Governance and Corporate Responsibility Committee’s charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary. During 2021, the Board determined to change the name of the Governance and Corporate Responsibility Committee (from the Nominating and Corporate Governance Committee) to emphasize the Company’s and the Board’s commitment to consideration of environmental, social, sustainability, and corporate responsibility matters. The Company also appointed its first Chief Corporate Responsibility Officer, Patti Shwayder, a 20-year veteran of the Company with a national reputation for subject matter expertise.

2022 Proxy Statement  39

The Governance and Corporate Responsibility Committee’s responsibilities are set forth in the following chart.

Governance and Corporate Responsibility Committee Responsibilities	Accomplished In 2021
Focuses on Board candidates and nominees, and specifically:
•Plans for Board refreshment and succession planning for directors;	✓
•Identifies and recommends to the Board individuals qualified to serve on the Board;	✓
•Identifies, recruits, and, if appropriate, interviews candidates to fill positions on the Board, including persons suggested by stockholders or others; and	✓

•Reviews each Board member’s suitability for continued service as a director when his or her term expires and when he or she has a change in professional status and recommends whether or not the director should be re-nominated.

✓

Focuses on Board composition and procedures as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise required for the Board as a whole.

✓
Develops and recommends to the Board a set of corporate governance principles applicable to AIR and its management.	✓
Reviews corporate governance trends, best practices, and applicable laws and regulations and considers other corporate governance matters and develops recommendations for the Board.	✓
Maintains a related party transaction policy and oversees any potential related party transactions.	✓
Oversees a systematic and detailed annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.	✓
Oversees the Company’s commitment to policies and strategies related to environmental, social, sustainability, and corporate responsibility matters and disclosures related thereto.	✓
Provides guidance to the Board and management about the framework and the forum for the Board to consider important matters of public policy and vet stockholder input.	✓
Reviews annually the Company’s public policy advocacy efforts and political and charitable contributions.	✓

The Governance and Corporate Responsibility Committee held three meetings during the year ended December 31, 2021.

AIR-AIV TRANSACTIONS COMMITTEE

In addition to the three standing committees, the Board has established the AIR-AIV Transactions Committee. The AIR-AIV Transactions Committee consists of three independent directors, Messrs. Keltner and Rayis and Ms. Tran. Mr. Keltner serves as the chairman of the AIR-AIV Transactions Committee. The AIR-AIV Transactions Committee has a written charter that is reviewed annually.

The AIR-AIV Transactions Committee charter is posted on AIR’s website (www.aircommunities.com) and is also available in print to stockholders, upon written request to AIR’s Corporate Secretary.

The AIR-AIV Transactions Committee’s responsibilities are set forth in the following chart.

AIR-AIV Transaction Committee	Accomplished In 2021

Oversee all prospective contracts or transactions to be entered into by and between AIR and Aimco (each an “AIR-AIV Transaction”) to ensure that all AIR-AIV Transactions are on an arms-length basis and on commercially reasonable terms, and provide recommendations to the Board regarding the same.

✓

Review any proposed material modifications, extensions, and terminations (other than by the terms of an agreement) to any contract entered into between AIR and Aimco in connection with the separation of AIR and Aimco or since such time, and provide recommendations to the Board regarding the same.

✓
Consider and make periodic recommendations to the Board with regard to the relationship between AIR and Aimco.	✓
Receive a regular report of all material activities between AIR and Aimco, including those pursuant to agreements approved and entered into at the time of the separation transaction.	✓
Exercise such additional powers and duties as may be reasonable, necessary, or desirable, in the AIR-AIV Transaction Committee’s discretion, to fulfill its duties under its charter.	✓
Perform such other functions as assigned by law, AIR’s charter or bylaws or the Board.	✓

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The AIR-AIV Transactions Committee was formed in July 2021 and meets at least quarterly and as often as is necessary to carry out its duties and responsibilities.

How We Are Paid

INDEPENDENT DIRECTOR COMPENSATION

In formulating its recommendation for director compensation, the Governance and Corporate Responsibility Committee reviews director compensation for independent directors of companies in the real estate industry and companies of comparable market capitalization, revenue and assets and considers compensation trends for other NYSE-listed companies and S&P 500 companies. The Governance and Corporate Responsibility Committee also considers the relatively small size of the AIR board as compared to other boards, the participation of each Independent Director on each committee, and the resulting workload on the directors. In addition, the Governance and Corporate Responsibility Committee considers the overall cost of the Board to the Company and the cost per director.

2021

Compensation for the independent directors remained consistent with their compensation for 2020. Specifically, director compensation included a fixed annual cash retainer of $90,000 and an award of 4,000 shares of fully vested AIR Common Stock, which shares were awarded on January 25, 2021. The closing price of AIR’s Common Stock on the New York Stock Exchange on January 25, 2021, was $39.21. No meeting fees were paid to the independent directors for attending meetings of the Board and the committees on which they serve. For the year ended December 31, 2021, the independent directors were paid as follows:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Terry Considine(3)	—	—	—	—	—	—	—
Thomas N. Bohjalian	—	—	—	—	—	—	—
Kristin Finney-Cooke	—	—	—	—	—	—	—
Thomas L. Keltner	90,000	156,840	—	—	—	—	246,840
Devin I. Murphy	90,000	156,840	—	—	—	—	246,840
Margarita Paláu-Hernández	—	—	—	—	—	—	—
John Dinha Rayis	90,000	156,840	—	—	—	—	246,840
Ann Sperling	90,000	156,840	—	—	—	—	246,840
Nina A. Tran	90,000	156,840	—	—	—	—	246,840

(1)For 2021, each independent director received a cash retainer of $90,000, except Mr. Bohjalian and Mses. Finney-Cooke and Paláu-Hernández, who joined the Board on December 7, 2021.

(2)For 2021, each independent director was awarded 4,000 shares of AIR Common Stock, which shares were awarded on January 25, 2021, and the closing price on that date was $39.21. Mr. Bohjalian and Mses. Finney-Cooke and Paláu-Hernández, who joined the Board on December 7, 2021, were not awarded any equity for 2021. The dollar value shown above represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and is calculated based on the closing price of AIR’s Common Stock on the date of grant.

(3)Mr. Considine, who is not an independent director, does not receive any additional compensation for serving on the Board. Mr. Considine’s compensation as founder and CEO is detailed elsewhere in this proxy statement.

2022 Proxy Statement  41

2022

Compensation for each of the independent directors in 2022 includes an annual award of 3,000 shares of AIR Common Stock or partnership units, which equity was awarded on February 4, 2022. The closing price of AIR’s Common Stock on the New York Stock Exchange on February 4, 2022, was $52.78. The independent directors also received an annual cash retainer of $90,000, paid quarterly. Directors will not receive meeting fees in 2022.

How to Communicate With Us

STOCKHOLDER ENGAGEMENT

Under the direction of the Board and including participation by Board members, AIR regularly engages with stockholders on governance, pay and business matters, and systematically and at least annually canvasses its largest stockholders.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with AIR’s Board, the Chairman of the Board, any of the other independent directors, any committee chairman, or any committee member may directly contact such persons by directing such communications in care of AIR’s Corporate Secretary. All communications received as set forth in the preceding sentence will be opened by the office of AIR’s General Counsel for the sole purpose of determining whether the contents represent a message to AIR’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

To contact AIR’s Corporate Secretary, correspondence should be addressed as follows:

Corporate Secretary
Office of the General Counsel
Apartment Income REIT Corp.
4582 South Ulster Street, Suite 1700
Denver, Colorado 80237
corporatesecretary@aircommunities.com

Ratification of Selection
of Independent
Registered Public
Accounting Firm

The Board of Directors recommends
a vote “FOR” the ratification of the
selection of Deloitte & Touche LLP.

PROPOSAL 2

Pursuant to a competitive process, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP to serve as AIR’s independent registered public accounting firm for the remainder of the fiscal year ended December 31, 2021. During the competitive process, on September 22, 2021, Ernst & Young LLP resigned as the Company’s independent registered public accounting firm, effective immediately. As described on the following page, such resignation was not the result of any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Board is submitting the selection of Deloitte & Touche LLP for stockholder ratification.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, have an opportunity to make a statement and respond to appropriate questions.

The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Deloitte & Touche LLP. Abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “for” the proposal to ratify the selection of Deloitte & Touche LLP.

PROPOSAL 2

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OUR AUDITORS

Change in Independent Registered Public Accounting Firm

New Independent Registered Public Accounting Firm

As disclosed above, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and December 31, 2019, and for the subsequent interim period through September 23, 2021, none of AIR, the Operating Partnership or anyone on their behalf consulted Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Previous Independent Registered Public Accounting Firm

Also as disclosed above, during the competitive process, on September 22, 2021, Ernst & Young LLP resigned as the Company’s independent registered public accounting firm, effective immediately. Ernst & Young LLP’s reports on (i) the consolidated financial statements as of and for fiscal year ended December 31, 2020 of AIR and the Operating Partnership and (ii) the consolidated financial statements as of and for the fiscal year ended December 31, 2019 of AIR’s predecessor, Apartment Investment and Management Company, and the Operating Partnership, then known as AIMCO Properties, L.P., did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal years ended December 31, 2020 and December 31, 2019, and in the subsequent interim period through September 22, 2021, (i) there were no disagreements with Ernst & Young LLP (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

2022 Proxy Statement  45

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee oversees AIR’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. A written charter approved by the Audit Committee and ratified by the Board governs the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and U.S. Securities and Exchange Commission (SEC). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable PCAOB requirements, has discussed with the independent registered public accounting firm its independence from the Company and its management, and has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining such firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during 2021.

None of the Audit Committee members have a relationship with the Company that might interfere with the exercise of the member’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has also determined that provision by the Company’s independent registered public accounting firm of other non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Date: October 25, 2022

THOMAS N. BOHJALIAN
KRISTIN FINNEY-COOKE
THOMAS L. KELTNER
DEVIN I. MURPHY
MARGARITA PALÁU-HERNÁNDEZ
JOHN DINHA RAYIS
ANN SPERLING
NINA A. TRAN (CHAIRMAN)

The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

Principal Accountant Fees

Below is information on the fees billed for services rendered by Deloitte & Touche LLP, AIR’s independent registered public accounting firm during the year ended December 31, 2021, and Ernst & Young LLP, AIR’s former independent registered public accounting firm, during the year ended December 31, 2020.

Year Ended December 31,
DELOITTE & TOUCHE LLP FEES	2021	2020
Aggregate fees billed for services	$4.7 million

Audit Fees(1):

Including fees associated with the audit of our annual financial statements, internal controls, interim reviews of financial statements,

registration statements, comfort letters, and consents

$1.5 million
Audit-Related Fees: Including fees related to benefit plan audits	$0.1 million
Tax Fees:
Tax Compliance Fees(1)	$1.3 million
Tax Consulting Fees(2)	$1.8 million
Total Tax Fees	$3.1 million
All other fees(3)	—
ERNST & YOUNG LLP FEES
Aggregate fees billed for services		$3.72 million

Audit Fees:

Including fees associated with the audit of our annual financial statements, internal controls, interim reviews of financial statements,

registration statements, comfort letters, and consents

$2.87 million
Audit-Related Fees: Including fees related to benefit plan audits		$0.03 million
Tax Fees:
Tax Compliance Fees(1)		$0.60 million
Tax Consulting Fees(2)		$0.22 million
Total Tax Fees		$0.82 million
All other fees(3)		—

(1)Tax compliance fees consist primarily of income tax return preparation and income tax return review fees related to the income tax returns of AIR, the AIR Operating Partnership, and certain of AIR’s subsidiaries and affiliates.

(2)Tax consulting fees consist primarily of amounts attributable to routine advice related to various transactions, and assistance related to income tax return examinations by governmental authorities.

(3)Other fees consist of amounts attributable to due diligence pertaining to acquisitions.

Pursuant to a competitive process, on September 23, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP for the fiscal year ending December 31, 2021. During the fiscal years ended December 31, 2020 and December 31, 2019, and for the subsequent interim period through September 23, 2021, none of AIR, the Operating Partnership or anyone on their behalf consulted Deloitte & Touche LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Also during the competitive process, on September 22, 2021, Ernst & Young LLP resigned as AIR’s independent registered public accounting firm, effective immediately. Ernst & Young LLP’s reports on the consolidated financial statements as of and for fiscal year ended December 31, 2020 of AIR and the Operating Partnership did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

2022 Proxy Statement  47

During fiscal years ended December 31, 2020 and 2019, and in the subsequent interim period through September 22, 2021, (i) there were no disagreements with Ernst & Young LLP (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

In its pre-approval of such tax services in accordance with the policies outlined below, the Audit Committee gave appropriate consideration to the applicable independence rules of the SEC and PCAOB. Specifically, the Audit Committee considered:

•The SEC’s three basic principles of independence with respect to services provided by auditors, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management; (2) an auditor cannot audit his or her own work; and (3) an auditor cannot serve in an advocacy role for his or her client;

•The non-audit services specifically prohibited under the SEC’s auditor independence rules:

•Bookkeeping or other services related to the accounting records or financial statements of the audit client;

•Financial information systems design and implementation;

•Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•Actuarial services;

•Internal audit outsourcing services;

•Management functions or human resources;

•Broker or dealer, investment adviser, or investment banking services; and

•Legal services and expert services unrelated to the audit.

•The following rules of the PCAOB:

•3521 - Contingent Fees;

•3522 - Tax Transactions; and

•3524 - Audit Committee Pre-approval of Certain Tax Services.

In addition, the Audit Committee considered the SEC’s Release, Strengthening the Commission’s Requirements Regarding Auditor Independence, in which the SEC reiterated “its long-standing position that an accounting firm can provide tax services to its audit clients without impairing the firm’s independence.”

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). A summary of the Pre-approval Policy is as follows:

•The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee.

•Pre-approvals are typically subject to a dollar limit of $75,000.

•The term of any general pre-approval is generally 12 months from the date of pre-approval.

•At least annually, the Audit Committee reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee.

•Unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

•The Audit Committee will consider whether all services are consistent with the rules on independent registered public accounting firm independence.

•The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with AIR’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance AIR’s ability to manage or control risk or improve audit quality. Such factors are considered as a whole, and no one factor is necessarily determinative.

All of the services described in the Principal Accountant Fee section above were approved pursuant to the annual engagement letter or in accordance with the Pre-approval Policy.

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OUR EXECUTIVES

Please see Mr. Considine’s biography in the ”Our Board” section of the proxy.

Paul L. Beldin. Mr. Beldin is AIR’s Chief Financial Officer and also an Executive Vice President. Mr. Beldin joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer and became Aimco’s Executive Vice President and Chief Financial Officer in 2015. Prior to joining Aimco, from October 2007 to March 2008, Mr. Beldin served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Mr. Beldin served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Mr. Beldin was with the firm of Deloitte & Touche, LLP, serving in numerous roles, including Audit Senior Manager and in the firm’s national office as an Audit Manager in SEC Services. Mr. Beldin is a certified public accountant.

Lisa R. Cohn. Ms. Cohn is AIR’s President and also its General Counsel. Ms. Cohn has specific responsibility for governance, information technology and process innovation, human resources, and legal. Ms. Cohn was appointed Executive Vice President, General Counsel and Secretary of Aimco in December 2007. In addition to serving as general counsel, Ms. Cohn had responsibility for construction services, asset quality and service, human resources, insurance, and risk management. She was also responsible for Aimco’s acquisition activities in the western region and disposition activities nationwide. Ms. Cohn has previously served as chairman of Aimco’s investment committee. From January 2004 to December 2007, Ms. Cohn served as Aimco’s Senior Vice President and Assistant General Counsel. She joined Aimco in July 2002 as Vice President and Assistant General Counsel. Prior to joining Aimco, Ms. Cohn was in private practice with the law firm of Hogan & Hartson LLP with a focus on public and private mergers and acquisitions, venture capital financing, securities, and corporate governance.

Keith M. Kimmel. Mr. Kimmel is President of AIR Property Operations. Mr. Kimmel was appointed Aimco’s Executive Vice President of Property Operations in January 2011. From September 2008 to January 2011, Mr. Kimmel served as Aimco’s Area Vice President of property operations for the western region. Prior to that, from March 2006 to September 2008, he served as Aimco’s Regional Vice President of property operations for California. He joined Aimco in March of 2002 as a Regional Property Manager. Prior to joining Aimco, Mr. Kimmel was employed with Casden Properties from 1998 through 2002 and was responsible for the operation of the new construction and high-end product line. Mr. Kimmel began his career in the multifamily real estate business in 1992 as a leasing consultant and on-site manager.

2022 Proxy Statement  49

John McGrath. Mr. McGrath serves as Executive Vice President Strategy, Capital Allocation, Co-Chief Investment Officer, and is Chairman of the Investment Committee. Prior to joining AIR, Mr. McGrath founded and served as President & Chief Executive Officer of McGrath Investments, a privately held investment company that manages multiple asset classes including real estate, venture capital, and credit. From 2005-2011, Mr. McGrath served as a Senior Vice President at Aimco where he held various leadership roles, with increasing levels of responsibility, within the company’s investment management and transactions division. Additionally, he held the position of Chief Executive Officer of National Partnership Investments Corporation (NAPICO) – the affordable housing business he subsequently acquired from Aimco through a management buyout in 2011.

Joshua Minix. Mr. Minix is AIR’s Executive Vice President and Co-Chief Investment Officer. Mr. Minix joined AIR in October 2021. Prior to joining AIR, Mr. Minix led private direct real estate investments for the Americas Partners Group in the Americas. Before joining Partners Group, he was a Managing Director at Avesta Communities and InvestRes where he focused on acquisitions. Previously Mr. Minix practiced law as a commercial litigation attorney at Wiley Rein LLP in Washington D.C.

Matthew O’Grady. Mr. O’Grady joined AIR Communities in 2021 as Senior Vice President, Capital Markets. Prior to joining AIR, Mr. O’Grady was a member of the Real Estate & Lodging group at Lazard since 2013 where he worked on a variety of engagements including strategic advisory, M&A, capital raising and restructuring assignments for clients across the full range of property sectors. Prior to graduate school, Mr. O’Grady held the role of Associate at Capital Dynamics where he provided investment consulting services for pension funds and insurance companies and invested on behalf of discretionary funds into private equity fund, co-investment and secondary opportunities. Mr. O’Grady also serves on the Board of Directors for Row New York.

Patti Shwayder. Ms. Shwayder serves as AIR’s Senior Vice President and Chief Corporate Responsibility Officer, which includes AIR’s Environmental, Social, and Governance (ESG) initiatives. Since she joined in 2002, she has spearheaded the Company’s work with elected officials, government and community partners, redevelopment zoning and entitlement efforts nationwide, and developed and directed the Company’s philanthropic programs. She also leads the Risk Management and Environmental Health and Safety Departments. Prior to joining Aimco, AIR’s predecessor, she was Executive Director/CEO of the National Stroke Association and Interim Executive Vice President of the Association of State and Territorial Health Officials. Ms. Shwayder served in the cabinet of Colorado Governor Roy Romer as executive director of the Colorado Department of Public Health. Earlier in her career she held leadership roles on the staffs of members of Congress in both the U.S. House and Senate.

Advisory Vote
on Executive
Compensation

The Board of Directors recommends
a vote “FOR” approval of the
compensation of our named
executive officers, as disclosed in
this proxy statement.

PROPOSAL 3

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

AIR presented its first say-on-pay proposal for stockholder approval in 2021. At the Annual Meeting of Stockholders, approximately 97% of the votes cast in the advisory vote on executive compensation that were present and entitled to vote on the matter were in favor of the compensation of AIR’s NEOs (also commonly referred to as “Say on Pay”) as disclosed in AIR’s 2021 proxy statement. Prior to the separation, AIR’s predecessor also presented annual say-on-pay proposals with peer leading approvals for at least the last five years.

In 2021, we engaged with stockholders representing approximately 73% of our outstanding shares of Common Stock as of December 31, 2021, as part of our ongoing process of soliciting feedback on AIR’s executive compensation program, disclosure, and governance. In 2021 and 2022, the Company received supportive feedback from stockholders on the structure of its executive compensation program, the program’s alignment of pay and performance, and the quantum of compensation delivered under the program as described in detail under the heading “Compensation Discussion & Analysis—2021 Say-on-Pay Vote Result and Stockholder Engagement Regarding Executive Compensation.”

As described in detail under the heading “Compensation Discussion & Analysis,” it is consistent with AIR’s philosophy to have stockholder friendly compensation that aligns closely the interests of our NEOs with the interests of our stockholders. Our compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of total stockholder return (“TSR”) relative to peers, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Much of the compensation is in AIR equity and vests subject to performance and over a period of time.

It is also consistent with corporate policy that net G&A be less than 15bps of gross asset value, or GAV.

It is noteworthy that Mr. Considine, AIR’s founder and CEO, in order to establish that policy in AIR’s corporate culture and with consideration of his teammates, voluntarily waived $2.5 million of 2021 compensation and volunteered to do the same in 2022 should it be necessary to meet AIR’s net G&A commitment.

AIR’s executive compensation is low by industry standards, tied to performance, paid substantially in equity, and without special benefits or perks.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation and Human Resources Committee (the “Committee”). However, as described above, we take seriously the views of our stockholders, and to the extent there is any significant vote against our executive compensation as disclosed in this proxy statement, the Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

To be approved at the Meeting, Proposal 3 must receive the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

We are asking the Company’s stockholders to approve, on an advisory basis, the following resolution: RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion & Analysis, the 2021 Summary Compensation Table and the other related tables and disclosure, is hereby APPROVED.

PROPOSAL 3

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OUR PAY

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

Executive Summary

•Mr. Considine’s compensation is largely tied to outperformance as measured by relative Total Stockholder Returns over three-year periods.

•Mr. Considine volunteered twice to cap his compensation. First, Mr. Considine volunteered and the AIR Board accepted his commitment that his combined target compensation from AIR and Aimco during 2021 and 2022 would not exceed his target compensation prior to the Separation. Mr. Considine did so to make clear that the object of the Separation was to create stockholder value, not increased executive compensation. As described in more detail below, to the extent he receives compensation directly from Aimco, compensation paid to him by AIR in relation to his role as CEO of AIR will be reduced in a manner to ensure that his combined aggregate annual compensation paid from both companies will not exceed his annual compensation prior to the Separation.

•Second, Mr. Considine voluntarily reduced his compensation by $2.5 million in 2021 and volunteered to do so again in 2022. Mr. Considine volunteered and the AIR Board accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did so to establish firmly in AIR policy and culture that it is in the long-term best interests of AIR and its stockholders that AIR be an efficient and low-cost provider of real estate investment and management services and to do so while guarding the compensation of his teammates and the appropriate level of investment in other corporate costs. This discipline regarding G&A is an important element of AIR being the most efficient way to invest in stabilized multifamily properties with public market liquidity, as measured by the amount of rent converted to cash flow available for investment in AIR’s business or payment of cash dividends to AIR’s stockholders. Mr. Considine made his commitments without any adjustment or any sort of makeup arrangement. Consistent with this commitment, Mr. Considine waived approximately $2.5 million of compensation: returning his $0.4 million base salary, foregoing his earned STI of $1.8 million, and making a cash payment to AIR of $0.3 million.

•AIR delivered strong operational performance in 2021 despite COVID-19. Our NOI margin was a peer-leading 72%, and despite the pandemic, AIR was the only coastal peer with positive same-store revenue growth in 2021.

•Annual incentive plan were based on financial, operational, and strategic objectives. Financial and operational results were weighted at 75% of the total incentive, with balance sheet, capital allocation, and employee engagement metrics comprising the remainder.

•Annual incentive. Based on outperformance on all KPIs (Operations Performance, Portfolio Quality, Financial Performance, Balance Sheet and Team Engagement), the calculated payout was 147.72% of Target.

•Performance equity granted in 2019 earned at 48% of Target. Across the 2019-2021 period, Aimco and AIR Total Stockholder Return (TSR) underperformed the Nareit Equity Apartment Index, but performed favorably against the MSCI US REIT Index.

•The structure and amount of 2022 compensation is in line with 2021. The AIR compensation philosophy and general compensation program structure have not changed. AIR remains committed to long-term, stockholder-aligned, performance-based compensation for senior executives.

70.9%

5-Year Cumulative TSR, vs 66.2%
for the MSCI US REIT Index and
60.38% for the NAREIT Apartment
Index for the period ending
December 31, 2021

72.1%

NOI Margin, vs 66.3%
peer average

3.2%

10-year revenue CAGR

98.0%

5-year average
Say-on-Pay support rate

2022 Proxy Statement  53

Our Named Executive Officers

This CD&A describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for 2021. Our NEOs for 2021 were our Chief Executive Officer, Chief Financial Officer and the next two most highly compensated officers. For 2021, there was not a fifth NEO.

Name	Age	First Elected	Position
Terry Considine	75	July 1994	Chief Executive Officer and Director
Paul L. Beldin	48	September 2015	Executive Vice President and Chief Financial Officer
Lisa R. Cohn	53	December 2007	President, General Counsel, and Secretary
Keith M. Kimmel	51	January 2011	President, Property Operations

2021 Say-on-Pay Vote Result and Stockholder Engagement Regarding Executive Compensation

At AIR’s 2021 Annual Meeting of Stockholders, approximately 97% of the votes cast in the advisory vote on executive compensation (also commonly referred to as “Say on Pay”) approved the compensation of AIR’s named executive officers (NEOs) as disclosed in the 2021 proxy statement. This is the fifth straight year that AIR’s “Say on Pay” results led peers. The AIR Compensation and Human Resources Committee (the “Committee”) and AIR’s management remain committed to extensive engagement with stockholders as part of ongoing efforts to formulate and implement an executive compensation program designed to align the long-term interests of our executive officers with those of our stockholders.

In 2021, AIR engaged with stockholders representing approximately 73% of Aimco’s Class A Common Stock (“Aimco’s Common Stock”) outstanding as of September 30, 2021. These conversations were wide-ranging on governance, board composition, board refreshment, strategy, executive compensation, and more. The Company also had extensive conversations with compensation consultants, proxy commentators, and outside counsel.

AIR has continued to emphasize stockholder engagement during 2022, already speaking with holders of approximately 70% of our outstanding shares as of September 30, 2022. While we have always made our Board members available for discussions if requested, this year, we determined to include independent directors in as many stockholder meetings as possible. Often multiple independent directors were involved. These engagements included lunches, dinners, video meetings, and calls. In addition, independent directors attended several industry conferences along with management. Already this year, for example, Chairman Tom Keltner has talked directly with the holders of more than a majority of our shares to answer questions about such matters as AIR policies and CEO succession plans. Director Ann Sperling, who serves as chairman of our Governance and Corporate Responsibility Committee, has spoken or met with stockholders with ESG questions and concerns. Director Tom Bohjalian, formerly Senior Portfolio Manager at Cohen & Steers, a dedicated REIT investment fund and the largest such, has attended industry conferences and private meetings to listen to investors and provide stockholders assurance that the voice of the investor is well heard in Board deliberations.

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Overview of Pay-for-Performance Philosophy and 2021 Business Performance Results

AIR is a pay-for-performance organization. AIR starts by setting target total compensation near the median of target total compensation for its peers as identified on page 64, both as a measure of fairness and also to provide an economic incentive to remain with the Company. Actual compensation varies from target compensation based on the Company’s results. Each officer’s annual cash incentive compensation, “short term incentive” or STI, is based in part on the Company’s performance against corporate, rather than personal, goals. The more senior the officer, the greater the percentage of his or her STI that is based on the Company’s performance against its corporate goals. Longer term compensation, “long term incentive” or LTI, follows a similar tiered structure. Each officer’s LTI is based in part on the Company’s “total stockholder return” or TSR, relative to its peers, with executive officers having a greater share of their LTI based on relative TSR. In the case of Mr. Considine, his entire LTI award is “at risk” based on the Company’s relative TSR. LTI is measured and vests over time, typically a period of four years, so that officers bear longer term exposure to the decisions they make.

To reinforce alignment of stockholder and management interests, the Company also has stock ownership guidelines that require substantial equity holdings by executive officers, as described further on page 90.

Summary of Executive Compensation Program and Governance Practices

What We Pay and Why: Components of Executive Compensation

Total compensation for AIR named executive officers is comprised of the following components:

Compensation Component	Form	Purpose
Base Salary	Cash	Provide a salary that is competitive with market.
STI	Cash	Reward executive for achieving short-term business objectives.
LTI	Restricted stock, Long-Term Incentive Plan (“LTIP”) units, and/or stock options, subject to performance and/or time vesting, typically over four years.	Align executive’s compensation with stockholder objectives and provide an incentive to take a longer-term view of AIR’s performance.

2022 Proxy Statement  55

LTI compensation directly ties the interests of executives to the interests of our stockholders, and comprises a substantial proportion of compensation for AIR NEOs, as follows:

CEO 2021 TARGET PAY MIX

63%
LTI Equity
Awards
10%
Salary
27%
Cash Bonus
Variable Incentive Pay Based Entirely on Relative TSR (90%)

OTHER NEOS 2021 TARGET PAY MIX

44%
LTI Equity
Awards
30%
Salary
26%
Cash Bonus
Variable Incentive Pay (70%)

CEO Pay Overview

The Committee determines the compensation for the CEO. In setting Mr. Considine’s target total compensation for 2021, the Committee considered, among other things, the peer group compensation data as discussed below and Mr. Considine’s expertise and experience. The Committee continued a compensation plan for Mr. Considine that resulted in approximately 10% base salary, 27% based on AIR’s performance against its 2021 corporate goals, and 63% based on relative TSR, making more of Mr. Considine’s target compensation tied to TSR than is the case for any of his peers. Mr. Considine’s target compensation mix is illustrated as follows:

As described on the following pages, even though this was Mr. Considine’s target compensation, it was not the compensation he received due to his voluntary decision to waive a portion of his compensation.

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Total Compensation for 2021

For 2021, total compensation is the sum of base compensation earned in 2021, STI earned in 2021, and LTI awards granted in 2021.

Base Compensation for 2021

For 2021, Mr. Considine’s base compensation was $400,000, reduced by him from $700,000 which amount is well below the median for CEOs of his experience, expertise, and tenure in AIR’s peer group. For 2021, base compensation for all other NEOs was set at $450,000, near the median base compensation paid by our peer companies to executives in similar positions.

Short-Term Incentive Compensation for 2021

The Committee determined Mr. Considine’s STI by the extent to which AIR met five designated corporate goals, which are described below and are referred to as AIR’s Key Performance Indicators, or KPIs.

For the other NEOs, calculation of STI was determined by the Committee upon Mr. Considine’s recommendation with respect to two components: AIR’s performance against the KPI; and each officer’s achievement of his or her individual Managing AIR Performance (“MAP”) goals. For example, if an executive’s target STI was $400,000 and weighted 75% on KPIs, then 75% of that amount, or $300,000, varied based on KPI results and 25% of that amount, or $100,000, varied based on MAP results. As actual KPI results were 147.72% of target in 2021, then the executive would receive 147.72% of $300,000 ($443,160) for the KPI portion of his STI, and if MAP results were 100%, such hypothetical executive would receive 100% of the $100,000, for a total STI payment of $543,160.

AIR’s 2021 KPIs reflected our five areas of strategic focus, as set forth below. Specifically, AIR’s KPIs consisted of the following five corporate goals that were reviewed with, and approved by, the Committee, each weighted as described.

These goals aligned executive officers with AIR’s publicly communicated, long-term goals without encouraging them to take unnecessary and excessive risks. Threshold performance paid out at 50%; target performance paid out at 100%; and maximum performance paid out at 200%.

For some goals, where performance was between threshold and target or between target and maximum, the amount of the payout was interpolated.

2022 Proxy Statement  57

The following is a tabular presentation of the performance criteria and results for 2021, explained in detail in the paragraphs that follow:

Performance Measures	Goal Weighting	Threshold 50%	Target 100%	Maximum 200%	Actual	Payout
Operations Performance	35%
SSS NOI Performance as compared to 2021 Budget	35%	3% below Budget	Budget	3% above Budget	2.33% favorable to Budget	62.16%
					Operations Subtotal:	62.16%
Portfolio Quality	5%
Transactions That Enhance AIR’s Objectives Regarding Portfolio Quality	5%	—	Based on transactions that enhance portfolio quality.	—	Accretive acquisitions that improved the growth, average rent, and average age of the portfolio and dispositions that reduced AIR’s allocation to markets with lower growth or other risks.	8.00%
					Portfolio Quality Subtotal:	8.00%
Financial Performance	40%
Performance Against Overall FFO Budget	35%	$2.02	$2.12	$2.22	$0.02/share favorable vs budget	42.00%
G&A Costs At Budget	5%	—	$15.4M	$14.4M	$1.1M Favorable vs Budget	10.00%
					Financial Performance Subtotal:	52.00%
Balance Sheet	10%
Leverage/Balance Sheet Safety & Cost	10%	—	Based on balance sheet activities that add financial flexibility.	—	Increased financial flexibility and debt reduction to achieve leverage target ahead of schedule.	15.00%
					Balance Sheet Subtotal:	15.00%
Team Engagement	10%
Team Engagement	5%	$4.00	$4.30	$4.75	4.35	5.56%
On-Site Team Moral, Engagement, Turnover, and Productivity	5%	—	Based on on-site team engagement scores, team member retention ratios, and efficiency gains	—	On-site team member engagement for 2021 was a record 4.57 out of 5. Reduced overall on-site turnover by 25%	5.00%
					Team Engagement Subtotal:	10.56%
Grand Total						147.72%

An explanation of the objective of each metric is set forth below.

Operations Performance - Same Store NOI Achievement (35% of KPI). The primary objective of this metric was to fulfill our strategic objective of driving rent growth based on high levels of resident retention, through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI margins. For 2021, the range for the Same Store NOI achievement goal was as follows: “Threshold” equated to achievement of three percent unfavorable to 2021 budgeted Same Store NOI; “Target” equated to achievement of 2021 budgeted Same Store NOI; and “Maximum” equated to three percent favorable to 2021 budgeted Same Store NOI. The Same Store NOI for 2021 was 2.33% favorable to budgeted Same Store NOI. This resulted in a payout on the Same Store NOI achievement goal of 62.16% for each of the NEOs.

Portfolio Quality (5% of KPI). The primary objective of this metric was to fulfil our strategic objective of closing transactions (“Acquisitions” and “Dispositions”) that enhance our portfolio quality, require lower recurring capital replacement spending, and have a greater allocation to states with greater economic growth and a more reliable rule of law. Our portfolio of apartment communities is diversified across primarily “A” and “B” price points, averaging “B/B+” in quality, and is also diversified across several of the largest markets in the United States. During 2021, we exited the Chicago and New York markets and, subsequent to year-end, reduced our exposure to California. We added to our portfolio in Florida through a $223 million acquisition, and improved the quality of our Washington, D.C. portfolio through selling some properties and partial interests in others while acquiring four properties, whose NOI growth we

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expect will exceed market NOI growth by more than 10% during each of the next two years and will exceed that of the properties we sold. Overall, we believe we have upgraded the locations of our Washington D.C. portfolio. Our 2021 portfolio management activities increased our average rents by approximately $150 per home and reduced the portfolio’s average age by one year. Our current portfolio is of a higher quality and is expected to require lower recurring capital replacement spending.

Acquisitions: During 2021, we acquired five properties for approximately $730 million, including four properties in the Washington D.C. area and one in Pembroke Pines, Florida, with 2,083 apartment homes. The Washington D.C. acquisition included 84,000 square feet of office and commercial space, and two vacant land parcels suitable for development of 498 additional apartment homes, valued at approximately $20 million. The acquisitions were funded with property sales, the issuance of OP Units, and the assumption of existing property debt. We expect a 4.3% NOI yield in 2022 which is anticipated to approach ~6% by 2024, approximately 130 basis points greater than the properties sold to fund the acquisitions, adding ~$0.04 to FFO per share. This spread is expected to increase over time as the long-term internal rate of return (“IRR”) is expected to be 9.0%, as compared to the IRR of the sold properties of 6.4%, which represents a 40% increase.

Dispositions: During 2021, we sold 16 apartment communities located in New York City, Washington, D.C., and Chicago with 1,395 apartment homes for gross proceeds of $512 million. Net sales proceeds from these transactions were $472 million.

Also during 2021, we formed a joint venture with an affiliate of Blackstone by selling for $408 million an 80% interest in three multi-family properties with 1,748 units located in Virginia. AIR is the general partner with 20% ownership and earns various fees for providing property management and corporate services.

After year end, we sold an additional seven apartment communities located in San Diego, Los Angeles, and the Bay Area for gross proceeds of $507 million. We are under contract to sell an additional $267 million of properties located in Chicago, New York City, and California. In aggregate, the $1.7 billion of property sales are priced at an approximate 15% premium to their estimated 2020 fair market value, pre-COVID, an implied NOI cap rate of 4.3%, and a free cash flow cap rate of 4.0%.

These outcomes resulted in a payout of this goal of 8.0% for each of the NEOs.

Financial Performance – Performance against overall FFO budget (35% of KPI) and G&A Costs at budget (5% of KPI). We created AIR to be the most efficient and effective way to invest in U.S. multi-family real estate, due to its simplified business model and diversified portfolio of stabilized apartment communities and to maintain an efficient cost structure. For 2021, the range for the FFO performance goal was as follows: “Threshold” equated to achievement of $2.02 per share; “Target” equated to achievement of $2.12 per share; budgeted Same Store NOI; and “Maximum” equated to $2.22 per share. FFO performance was $0.02 per share favorable to budget. This resulted in a payout on the FFO performance goal of 42.00% for each of the NEOs. For 2021, the G&A costs at budget goal, the “Target” equated to achievement on of $15.4 million and “Maximum” equated to achievement of $14.4 million. G&A costs were $1.1 million favorable to budget. This resulted in a payout the G&A costs at budget goal of 10.00% for each of the NEOs. G&A for these purposes is based on G&A expenses computed in accordance with GAAP, less asset management fees earned from our joint ventures, and was consistent with our internal definition of G&A as of the beginning of the year. During 2021, we expanded what we considered in the calculation of G&A expenses, most significantly to include property management costs in excess of 3% of property revenues, removing potential distortions caused by “geography” in our financial statements. In the determination of G&A expenses as a percentage of gross asset value, described in Results of Operations within Item 7, we used the new and expanded definition.

Leverage Ratios and Other Balance Sheet Activities Adding Financial Flexibility (10% of KPI). The primary objective of this goal was to fulfil our strategic objective of using safe property debt that is low-cost, long-dated, amortizing, and non-recourse, limiting entity and refunding risk while maintaining asset flexibility. For 2021, AIR’s performance against this goal was based on leverage to EBITDAre, and other balance sheet activities that further strengthen AIR’s balance sheet and add financial flexibility. We set out at the beginning of 2021 to achieve a leverage to EBITDAre target of 5.5:1 in late 2022 or early 2023. With proceeds of our 2021 equity issuance, property sales, the Blackstone joint venture, and pro forma the first quarter 2022 sales, we will have leverage to EBITDAre of 5.3:1. Achieving this leverage target is roughly six months ahead of the plan established at the start of 2021. The Blackstone

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joint venture not only generated proceeds that reduced leverage, it also diversified our sources of capital and provided an opportunity to build a relationship for future opportunities. The above outcomes significantly improved AIR’s strong and flexible balance sheet. This resulted in a payout on the balance sheet goal of 15.00% for each of the NEOs.

Team Member Engagement Scores (5% of KPI). The primary objective of this metric was to fulfil our strategic objective of producing a strong, stable team that is the enduring foundation of our success. Every team member is surveyed via a third-party, confidential survey on his or her annual anniversary of employment. The teammate engagement score consists of the average of the responses to the questions that comprise the engagement index, on a scale of 1 to 5, for all teammates who complete the survey during the year. For 2021, the range for team member engagement scores was as follows: “Threshold” equated to 4.00; “Target” equated to 4.30; and “Maximum” equated to 4.75. For 2021, our team member engagement was 4.35, resulting in a payout of 5.56% for each of the NEOs.

On-Site Team Morale, Engagement, Turnover and Productivity (5% of KPI). On-site teammate engagement for 2021 was a record 4.57 out of 5, and AIR reduced overall on-site turnover by 25%, resulting in a payout of 5.0% out of 5.0% for each of the NEOs.

GOAL SETTING

For all numerical metrics, the target performance goals were aligned with our 2021 budget goals. We have a rigorous budgeting process that includes an evaluation of prior performance, market data, and peer performance. Our budget strategy is to set ambitious, achievable goals. Our 2021 budget and KPI goals were finalized in January 2021. As described in detail below, we ensured that our business remained open throughout the pandemic, with teammates across the country providing residents safety, a refuge from the virus, good neighbors, respectful treatment for all, and a helping hand to those in need.

Various of the key financial indicators we use in managing our business and in evaluating our financial condition and operating performance are non-GAAP measures. Key non-GAAP measures we use are defined, described and, where appropriate, reconciled to the most comparable financial measures computed in accordance with GAAP under the Non-GAAP Measures heading within Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Long-Term Incentive Compensation Awards for 2021

Under the 2021 LTI program for executive officers, three forms of LTI were granted to NEOs on January 25, 2021, as follows: (1) performance-based profit participation incentive units in our operating partnership (“LTIP II Units”), which were granted to Mr. Considine, representing 100% of his 2021 LTI award; (2) performance-based restricted stock, which was granted to Messrs. Beldin, and Kimmel and Ms. Cohn, representing two-thirds of their 2021 LTI awards; and (3) time-based restricted stock, which was granted to Messrs. Beldin, and Kimmel and Ms. Cohn, representing one-third of their 2021 LTI awards, with 25% of the awards vesting on each anniversary of the grant date.

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2021 CEO LTI EQUITY MIX	2021 OTHER NEOS LTI EQUITY MIX

For the purpose of calculating the number of LTIP II Units granted, the target dollar amount was divided by $6.67, which price was calculated by a third-party financial firm with particular expertise in the valuation of such LTIP II Units.

For the purpose of calculating the number of shares of performance-based restricted stock to be granted to each of Messrs. Beldin and Kimmel and Ms. Cohn, the dollar amount allocated to restricted stock was divided by $39.14 per share, which was the average of the closing trading prices AIR’s Common Stock on the five trading days up to and including the grant date. The five-day average was used to mute the effect of any single day spikes or declines. The share award agreements to which the performance-based restricted shares were granted do not provide for the payment of dividends until the shares are earned. Dividends accrue during the performance period.

The performance-based LTIP II Units, and the performance-based restricted stock, are referred to as “performance-based LTI awards,” because the number of such LTIP II Units and the amount of restricted stock that vest, if any, is determined based on relative TSR performance during a forward looking, three-year performance period, as described in detail below. The amount of performance based LTI awards granted in 2021 that may vest are determined in accordance with the following TSR performance metrics:

Metric and Performance Level(1) (relative performance stated as basis points above or below index performance)(2)
	Threshold	Target	Maximum
Relative to Nareit Equity Apartment Index	-250 bps	+50 bps	+400 bps
Relative to MSCI US REIT Index	-350 bps	+50 bps	+500 bps

(1)The relative metrics above reflect the metrics used for the awards made in 2021 for the three-year forward-looking performance period ending on December 31, 2023.

(2)If absolute TSR for the three-year forward-looking performance period is negative, any portion of the LTI award achieved above target will not vest until absolute TSR is once again positive.

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Such metrics apply to the LTIP II Units granted to Mr. Considine, all of which are performance based, and the performance-based restricted stock granted to Messrs. Beldin, and Kimmel and Ms. Cohn. The Committee set threshold performance to pay out at 50%; target performance to pay out at 100%; and maximum performance to pay out at 200%, which means that Messrs. Considine, Beldin, and Kimmel and Ms. Cohn may earn nothing or up to 200% of the target award. If performance is between threshold and target or between target and maximum, the amount of the payout will be interpolated. Performance-based LTI awards vest 50% following the end of the three-year performance period (based on attainment of TSR targets), and 50% one year later, for a four-year plan from start to finish, illustrated below, subject to the grantee’s continued service to AIR, and subject to a delay if absolute TSR for the three-year performance period is negative.

Mr. Considine’s LTIP II Units are intended to constitute profits interests within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Considine was granted the ability to participate in the appreciation of value of AIR that took place after these LTIP II Units were granted, subject to their vesting. Once vested and until the 10-year anniversary of the grant date, the LTIP II Units may be converted at Mr. Considine’s election into a number of units whose value is determined based on the market price of AIR’s Common Stock on the conversion date less the closing price of AIR’s Common Stock on the date of grant, which was $39.21. Additional details regarding the structure of LTIP II Units can be found in the Seventh Amended and Restated Agreement of Limited Partnership of the AIR Operating Partnership, the Form of Performance Vesting LTIP Unit Agreement, and the Form of Performance Vesting LTIP II Unit Agreement, all of which are incorporated by reference into AIR’s Annual Report on Form 10-K for the year ended December 31, 2021, as Exhibits 10.1, 10.18 and 10.20, respectively.

NEO Compensation for 2021

The Committee determined Mr. Considine’s STI for 2021 would be based entirely on AIR’s performance against the five designated corporate goals, described above. The Committee calculated Mr. Considine’s STI by multiplying his STI target of $1.2 million by 147.72%, which was the Committee’s payout determination having reviewed overall performance on the five corporate goals. The Committee granted Mr. Considine’s LTI in the form of LTIP II Units on January 25, 2021, for the three-year performance period from January 1, 2021, through December 31, 2023; the LTI grant is entirely at risk, based on relative returns over the performance period.

As described above, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to keep AIR’s focus on stockholder benefit, be the lowest cost operator, guard his team’s compensation, and maintain investment in other corporate costs. This facilitated AIR’s goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or any sort of makeup arrangement.

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Consistent with this commitment, Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360.

For Messrs. Beldin and Kimmel and Ms. Cohn, an allocation of the target STI was made as follows: 75% of the target STI was calculated based on AIR’s performance against KPI and 25% of the target STI was calculated based on each executive’s achievement of his or her individual MAP goals. As noted above, AIR’s KPI performance was 147.72%. Accordingly, each was awarded 147.72% of the portion of his or her STI attributable to KPI (i.e., 75% of the target STI amount shown below for Messrs. Beldin and Kimmel and Ms. Cohn).

In determining the MAP achievement component of 2021 STI, the Committee, based on Mr. Considine’s evaluation and recommendation, determined that Mr. Beldin’s MAP achievement would be paid at 100% of target for his contributions to finance and accounting and to AIR’s balance sheet; Ms. Cohn’s MAP achievement would be paid at 125% for her leadership over various AIR initiatives post-Separation; Mr. Kimmel’s MAP achievement would be paid at 155% for his contributions to AIR’s operating results.

As described above, LTI for the NEOs including the CEO was granted on January 25, 2021, in the form of LTIP II Units or restricted stock. Target compensation and incentive compensation for 2021 for the other NEOs is summarized as follows:

			Target Total Incentive Compensation		2021 Incentive Compensation ($)
					STI	LTI
	Target Total Compensation ($)	Paid Base ($)	STI ($)	LTI ($)	($) (1)	Time-Based LTI ($)(2)	Performance- Based Equity- Stock ($)(3)	Performance- Based Equity- Stock Options ($)
Mr. Considine(4)	6,800,000	—(5)	1,200,000	3,400,000	(354,360)(5)	—(5)	3,400,000	—
Mr. Beldin	1,070,000	450,000	250,000	370,000	339,475	123,333	246,667	—
Ms. Cohn	2,100,000	450,000	550,000	1,100,000	781,220	366,667	733,333	—
Mr. Kimmel	1,700,000	450,000	500,000	750,000	747,700	250,000	500,000	—

(1)Amounts shown reflect the 2021 STI paid to each of Messrs. Beldin and Kimmel and Ms. Cohn.

(2)For Messrs. Beldin, and Kimmel and Ms. Cohn, comprises one-third of the LTI target, vesting ratably over four years, and is for the purpose of attracting and retaining key talent integral AIR’s success. For Messrs. Beldin, and Kimmel and Ms. Cohn, time-based LTI was in the form of restricted stock.

(3)Amounts shown reflect a 100% payout of the performance-based shares resulting from achieving “target” performance. Actual payouts will be in a range of 0% to 200% of these amounts, depending on performance results for the three-year performance period from January 1, 2021, through December 31, 2023.

(4)After setting target total compensation, Aimco determined to pay Mr. Considine $1.8 million in combination of base, STI, and LTI. Accordingly, Mr. Considine voluntarily reduced his target total compensation at AIR by comparable amounts, making his target total compensation: $400,000 - base salary (reduced by $300,000), $1,200,000 - STI (reduced by $600,000), and $3,400,000 - LTI (reduced by $900,000).

(5)As described above, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to keep AIR’s focus on stockholder benefit, be the lowest cost operator, guard his team’s compensation, and maintain investment in other corporate costs. This facilitated AIR’s goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or any sort of makeup arrangement. Consistent with this commitment, Mr. Considine waived $2,527,000 of compensation: by returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360.

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Determination Regarding 2019 Performance Share Awards. As part of the 2019 LTI program, Aimco granted performance-share awards that might be earned based on relative TSR as compared to the NAREIT Equity Apartments Index (60% weighting) and the MSCI US REIT Index (40% weighting) over a three-year performance period ending on December 31, 2021, with awards vesting 50% following the end of the three-year performance period (based on attainment of TSR targets) and 50% one year later, for a four-year plan from start to finish. On February 1, 2022, the Committee determined that AIR and Aimco’s combined three-year TSR was 860 basis points lower than the NAREIT Equity Apartments Index and 140 basis points higher than the MSCI US REIT Index for the three-year performance period ending on December 31, 2021, resulting in the number of shares being earned at 48% of target for Messrs. Considine, Beldin, and Kimmel and Ms. Cohn.

The chart below summarizes the results for the 2019 performance share awards, and provides performance as of December 31, 2021, for the “in progress” 2021 and 2020 performance share awards.

Three-Year Performance Period	2019	2020	2021	2022	2023	Status	CEO % Payout(1)	Other NEOs(2)
2021 – 2023			33% Completed			Tracking Between Target and Maximum	80%	87%
2020 – 2022		67% Completed				Tracking Between Threshold and Target	116%(3)	111%(3)
2019 – 2021	100% Completed						48%(3)	75%(3)

(1)100% of the LTI award for Mr. Considine is performance-based, or at risk, based entirely on relative TSR.

(2)Two-thirds of the LTI awards for the other NEOs are performance-based, or at risk, based on relative TSR, and the remaining one-third of the LTI awards are for the purpose of retention, or time-based. Payouts shown include the time-based portion of the awards.

(3)Amounts reflect performance of “in progress” awards as of December 31, 2021, and for the period from December 11, 2020, through December 31, 2020, include the sum of Aimco and AIR TSR for purposes of AIR’s TSR performance.

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Compensation Governance

Below we summarize certain executive compensation program and governance practices, including practices we have implemented to drive performance and practices we avoid because we believe they would not serve our stockholders’ long-term interests.

What AIR Does
✓

Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at risk and tied to key financial and value creation metrics that are set in advance and disclosed to stockholders. All of the incentive compensation (both STI and LTI) for Mr. Considine is subject to the achievement of various performance objectives. For the other NEOs, all STI compensation, and two-thirds of target LTI compensation is subject to the achievement of various performance objectives.

✓

Balances short-term and long-term incentives. The incentive programs provide a balance of annual and longer-term incentives, with LTI compensation vesting over multiple years comprising a substantial percentage of target total compensation.

✓	Uses multiple performance metrics. These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures. Such measures differ for STI and LTI.
✓	Caps award payouts. Amounts or shares that can be earned under the STI plan and LTI plan are capped.
✓	Uses market-based approach for determining NEO target pay. Target total compensation for NEOs is set near the median for peer comparators. The Committee reviews the peer comparator group annually.
✓

Maintains stock ownership guidelines and holding periods after vesting until ownership guidelines are met. AIR has the following minimum stock ownership requirements: CEO – lesser of five times base salary or 150,000 shares; President and General Counsel and CFO – lesser of five times base salary or 75,000 shares; and other executive officers – lesser of four times base salary or 25,000 shares. All NEOs who are currently employed with AIR meet these requirements.

✓

Includes double-trigger change in control provisions. Equity awards include “double trigger” provisions requiring both a change in control and a subsequent termination of employment (other than for cause) for accelerated vesting to occur.

✓	Uses an independent compensation consulting firm. The Committee engages an independent compensation consulting firm that specializes in the REIT and real estate industry.
✓

Maintains a claw back policy. In the event of a financial restatement resulting from misconduct by an executive, the claw back policy allows the Company to recoup incentive compensation paid to the executive based on the misstated financial information. The policy covers all forms of bonus, incentive, and equity compensation.

✓

Conducts a risk assessment. The Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

✓	Acts through an independent Compensation Committee. The Committee consists entirely of independent directors.

What AIR Does Not Do
X	Guarantee salary increases, bonuses or equity grants. The Company does not guarantee annual salary increases or bonuses. The Company makes no guaranteed commitments to grant equity-based awards.
X	Provide excise tax gross-up payments. The Company will not enter into contractual arrangements that include excise tax gross-up payments.
X

Reprice options. The Company has never repriced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the Company’s equity compensation plan without first obtaining approval from the stockholders of the Company.

X

Pay dividends or dividend equivalents on unearned performance shares. Performance share award agreements provide for the payment of dividends only if and after the shares are earned. Dividends, if any, accrue during the performance period and are paid once shares are earned.

X	Provide more than minimal personal benefits. AIR does not provide executives with more than minimal perquisites, such as reserved parking spaces.

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How the Committee determines the amount of target total compensation for executive officers

In addition to reviewing the performance of, and determining the compensation for, the CEO, the Committee also reviews the decisions made by the CEO as to the compensation of the other executive officers. Base salary, target STI, and target LTI are generally set near the median base salary, target STI, and target LTI for peer comparators.

How peer comparators are identified

The Committee considered enterprise Gross Asset Value (“GAV”), as reported by Green Street Advisors, to be an imprecise, but reasonable representation of the complexity of a real estate business and of the responsibilities of its leaders. In addition to GAV, the Committee also reviewed other factors, including gross revenues, number of properties, and number of employees, to determine if these factors provided any additional insight into the work and requirements of its leaders. Based on this analysis, we included as “peers” for 2021 compensation the following 20 real estate companies:

Peer Group

American Campus Communities, Inc.

American Homes 4 Rent

Americold Realty Trust

Brixmor Property Group, Inc.

CyrusOne Inc.

Douglas Emmett, Inc.

Equity LifeStyle Properties

Federal Realty Investment Trust

Hudson Pacific Properties, Inc.

JBG Smith Properties Kilroy Realty Corp. Kimco Realty Macerich Company MGM Growth Properties Park Hotels & Resorts, Inc. Regency Centers Corp. Taubman Centers, Inc.

At the time 2021 compensation targets were established, approximately half of these real estate companies had a larger GAV, and approximately half of these real estate companies had a smaller GAV, than AIR. Due to changes in GAV for AIR and its peers during 2020, Americold Realty Trust, CyrusOne Inc., Gaming & Leisure Properties, Healthcare Trust of America, and MGM Growth Properties were added to the peer group for 2021 in replacement of Camden Property Trust, Duke Realty Corp., Extra Space Storage, Inc., Liberty Property Trust, and Sun Communities, Inc.

For Mr. Kimmel, whose position as President of Property Operations, does not have a good benchmark outside of the multi-family industry, we used a multi-family peer group for benchmarking his 2021 compensation, consisting of the following six multi-family real estate companies: AvalonBay Communities, Inc., Camden Property Trust, Essex Property Trust, Equity Residential, Mid-America Apartment Communities, Inc., and UDR, Inc.

Risk analysis of compensation programs

The Committee considers risk-related matters when making decisions with respect to executive compensation and has determined that neither our executive compensation program nor any of our non-executive compensation programs create risk-taking incentives that are reasonably likely to have a material adverse effect on the organization. Our compensation programs align management incentives with AIR’s long-term interests.

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AIR’s - Compensation Program Discourages Excessive Risk-Taking
Limits on STI. The compensation of executive officers and other teammates is not overly weighted toward STI. Moreover, STI is capped.

Use of LTI. LTI is included in target total compensation and typically vests over a period of four years. The vesting period encourages officers to focus on sustaining AIR’s long-term performance. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their target total compensation allocated to LTI. LTI is capped at two times target, or 200%, for the CEO, and 1.67 times target, or 167%, for the other NEOs.

Stock ownership guidelines and required holding periods after vesting. AIR’s stock ownership guidelines require all executive officers to hold a specified amount of AIR equity. Any executive officer who has not yet satisfied the stock ownership requirements for his or her position must retain LTI after its vesting until stock ownership requirements are met. These policies ensure each executive officer has a substantial amount of personal wealth tied to long-term holdings in AIR stock.

Shared performance metrics across the organization. A portion of 2021 STI for AIR NEOs was based upon our performance against its publicly communicated corporate goals, which were core to the long-term strategy of our business and are reviewed and approved by the Committee. One hundred percent of Mr. Considine’s 2021 STI, and up to 75% of the STI for the other NEOs, was based upon our performance against its corporate goals. In addition, having shared performance metrics across the organization reinforces our focus on a collegial and collaborative team environment.

LTI based on TSR. A portion of 2021 LTI for all the NEOs was based on relative TSR. In general, the more senior level the officer, the greater the percentage of LTI that is based on relative TSR rather than time-vesting. One hundred percent of Mr. Considine’s LTI, and a substantial proportion of the LTI for the other NEOs, was based on relative TSR.

Multiple performance metrics. We had five corporate goals for 2021. In addition, through our performance management program, Managing AIR Performance, or MAP, which set and monitored performance objectives for every team member, each team member had several different individual performance goals that are set at the beginning of the year and approved by management. Each of the NEOs had an average of seven individual goals for 2021. Having multiple performance metrics inherently reduces excessive or unnecessary risk-taking, as incentive compensation is spread among a number of metrics rather than concentrated in a few.

Post-Employment Compensation and Employment and Severance Arrangements

401(k) Plan

We provide a 401(k) plan that is offered to all teammates. In 2021, we matched 25% of participant contributions to the extent of the first 4% of the participant’s eligible compensation. For 2021, the maximum match was $2,900, which was the amount matched for each of Messrs. Considine, Beldin, Kimmel, and Ms. Cohn’s 2021 401(k) contributions. We provided an additional discretionary match in the amount of $1,150 to all team members in 2021 for our achievement of greater than 125% on our 2021 corporate goals. We did not provide a discretionary match in 2020 as we did not achieve greater than 105% performance of our 2020 corporate goals.

Other than the 401(k) plan, we do not provide post-employment benefits. Additionally, we do not maintain a defined benefit pension plan, a supplemental executive retirement plan or any other similar arrangements.

Executive Employment Arrangements

2017 Employment Agreement. On December 21, 2017, Aimco entered into an employment agreement with Mr. Considine (the “2017 Employment Agreement”). The Committee at the time evaluated the terms of the 2017 Employment Agreement in comparison to those of the CEOs of Aimco’s peers and other comparable companies. The 2017 Employment Agreement was for a two-year term. On December 19, 2019, the Committee extended the term of the 2017 Employment Agreement for an additional two years, from January 1, 2020, through December 31, 2021.

The remaining terms and conditions of the 2017 Employment Agreement remained unchanged. On December 15, 2020, Mr. Considine and Aimco amended the 2017 Employment Agreement to provide that references to the “Company” in the 2017 Employment Agreement would be to AIR (rather than Aimco) following the Separation.

On October 29, 2021, AIR and AIR’s chief executive officer, Terry Considine, entered into an amendment to Mr. Considine’s 2017 Employment Agreement pursuant to which the term of his employment under the agreement was extended by an additional year, through December 31, 2022. Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation for 2021 and 2022 if G&A expenses, net of reimbursement, exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to maintain investment in other corporate costs while also meeting a goal of efficiency in converting rents to cash

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available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or makeup of any sort.

The 2017 Employment Agreement provides for a base salary of $700,000, subject to future increase. Mr. Considine also continues to be eligible to participate in AIR’s performance-based incentive compensation plan with a target annual short-term incentive award opportunity of not less than $1.4 million (the “Target STI”), and a target long-term incentive award opportunity of not less than $4.025 million, both subject to future increase.

Pursuant to the 2017 Employment Agreement, upon termination of Mr. Considine’s employment by AIR without cause, by Mr. Considine for good reason, or upon a termination for reason of disability, Mr. Considine is generally entitled to: (a) a lump sum cash payment equal to the sum of (i) three times the sum of his base salary at the time of termination, and (ii) the Target STI; (b) any short-term incentive bonus earned but unpaid for a prior fiscal year (the “Prior Year STI”); (c) a pro-rata portion of the short-term incentive bonus he would have earned for the year in which the termination occurs, based on the actual achievement of the applicable performance targets (the “Pro Rata STI”); and (d) immediate and full acceleration of any outstanding unvested equity awards, with all outstanding stock options (including options previously vested) remaining exercisable until the expiration of the applicable option term. In the event of Mr. Considine’s retirement, Mr. Considine will be entitled to: (a) the Prior Year STI; (b) the Pro Rata STI; and (c) accelerated vesting of outstanding and unvested equity awards, if any, that vest solely on a time basis and continued vesting of all outstanding unvested equity awards that vest based on the achievement of performance targets according to actual achievement of the applicable performance targets. If Mr. Considine’s employment is terminated due to his death, Mr. Considine’s estate will receive payment of any earned but unpaid base salary and vested accrued benefits, the Prior Year STI, and the Pro Rata STI, and all outstanding equity awards will become immediately and fully vested and be treated in accordance with the terms of the applicable award agreement.

Under the 2017 Employment Agreement, Mr. Considine is not entitled to any additional or special payments upon the occurrence of a change in control.

In the event payments to Mr. Considine are subject to the excise tax imposed by Section 4999 of the Code, the payments will be either (a) delivered in full, or (b) delivered as to such lesser extent that would result in no portion of such payments being subject to the excise tax, whichever results in the receipt by Mr. Considine of the greater amount on an after-tax basis.

The 2017 Employment Agreement also contains customary confidentiality provisions, a limited mutual non-disparagement provision, and non-competition, non-solicitation, and no-hire provisions.

In addition, as part of the Separation AIR and Aimco entered into the Employee Matters Agreement, which provides that Mr. Considine will continue to serve Aimco with specific responsibilities during the next two years to support the establishment and growth of the Aimco business, reporting directly to the Aimco board of directors and in connection with such role at Aimco, Mr. Considine proposed, and the Compensation and Human Resources Committee agreed, that to the extent he receives compensation directly from Aimco, compensation paid to him by AIR in relation to his role as CEO of AIR will be reduced in a manner to ensure that his combined aggregate annual compensation paid from both companies will not exceed his annual compensation prior to the Separation.

None of Messrs. Beldin or Kimmel, or Ms. Cohn has an employment agreement.

Executive Severance Arrangements

Executive Severance Policy. In connection with the Separation, AIR adopted the Apartment Income REIT Corp. Executive Severance Policy (the “Executive Severance Policy”). The Executive Severance Policy supersedes and replaces any employment agreement or other plan, policy or practice involving the payment of severance benefits to participants under the Executive Severance Policy. The Company’s Executive Vice Presidents, as determined on the records of the Company and any other entities through which the operations of the Company are conducted, are eligible to participate in the Executive Severance Policy. Each of Messrs. Beldin and Kimmel and Ms. Cohn are participants under the Executive Severance Policy; however, the Chief Executive Officer, Mr. Considine, is not a participant under the Executive Severance Policy.

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The Executive Severance Policy provides that if the Company terminates a participant’s employment without “Cause,” or if the participant terminates his or her employment for “Good Reason” (each as defined in the Executive Severance Policy), then the participant will be eligible to receive the following benefits:

•a lump sum payment equal to the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the participant in the most recent three years; and

•18 months of continued health benefits coverage at the Company’s expense.

The vesting and exercise of any equity awards held by a participant on the date of termination will be determined in accordance with the applicable incentive plan and award agreement.

Pursuant to the terms of the Executive Severance Policy, if the Company terminates a participant’s employment without Cause, or if the participant terminates his or her employment for Good Reason, in either case, within the period commencing six months prior to and ending 12 months following a “Change in Control” (as defined in the Executive Severance Policy), then in lieu of the severance benefits described above the participant will be eligible to receive the following benefits:

•a lump sum payment equal to two times the sum of (i) the annual base salary for the calendar year of the date of termination, and (ii) the average annual bonus paid to the Eligible Executive in the most recent three years;

•18 months of continued health benefits coverage at the Company’s expense; and

•100% accelerated vesting of any unvested equity awards then-held by the participant.

The Executive Severance Policy provides that if the employment of the participant is terminated by reason of the participant’s death or disability, then the participant will be eligible to receive a pro-rated bonus for the year of termination. In addition, the vesting and exercise of any equity awards held by the participant at the time of his or her death or disability will be determined in accordance with the applicable incentive plan and award agreement.

In the event that any payment or benefit payable to a participant under the Executive Severance Policy would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever is least economically disadvantageous to the participant. The Executive Severance Policy does not provide for any excise tax or other tax “gross-up” payment.

All severance payments and benefits under the Executive Severance Policy are subject to applicable withholding obligations, the participant’s execution and non-revocation of a release of claims, and compliance with certain non-competition, non-disclosure and non-solicitation covenants set forth in a restrictive covenant agreement that is appropriate for the participant’s position.

The Executive Severance Policy will remain in effect, subject to amendment, until terminated by the Board. The Board may terminate or amend the Executive Severance Policy at any time, so long as at least 90 days’ prior notice is provided to any participant if the termination or amendment of the Executive Severance Policy would materially or adversely affect the rights of the participant.

Non-Competition and Non-Solicitation Agreements

Effective in January 2002 for Mr. Considine, and in connection with their employment or promotions by the Company for Messrs. Beldin and Kimmel and Ms. Cohn, the Company entered into certain non-competition and non-solicitation agreements with each executive. Mr. Considine’s 2002 non-competition and non-solicitation agreement was replaced by his 2008 and 2017 Employment Agreements. Pursuant to these agreements, each of these NEOs agreed that during the term of his or her employment with the Company and for a period of two years following the termination of his or her employment, except in circumstances where there is a change in control of the Company, he or she will not (i) be employed by a competitor of the Company named on a schedule to the agreement, (ii) solicit other employees to leave the Company’s employment, or (iii) solicit customers of AIR to terminate their relationship with the Company. The agreements further require that the NEOs protect trade secrets and confidential information. For Messrs. Beldin and Kimmel and Ms. Cohn, the agreements provide that in order to enforce the above-noted non-competition condition

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following the executive’s termination of employment by the Company without cause, each such executive will receive, for a period not to extend beyond the earlier of 24 months following such termination or the date of acceptance of employment with a non-competitor, (i) non-compete payments in an amount, if any, to be determined by the Company in its sole discretion and (ii) a monthly payment equal to two-thirds of such executive’s monthly base salary at the time of termination. For purposes of these agreements, “cause” is defined to mean, among other things, the executive’s (i) breach of the agreement, (ii) failure to perform required employment services, (iii) misappropriation of Company funds or property, (iv) conviction, plea of guilty, or plea of no contest to a crime involving fraud or moral turpitude, or (v) negligence, fraud, breach of fiduciary duty, misconduct or violation of law.

Equity Award Agreements

Double Trigger Vesting Upon Change in Control. The award agreements pursuant to which restricted stock, LTIP Unit, or stock option awards have been granted to Messrs. Considine, Beldin and Kimmel, and Ms. Cohn, as applicable, provide that if (i) a change in control occurs and (ii) the executive’s employment with the Company is terminated either by the Company without cause or by the executive for good reason, in either case, within 12 months following the change in control, then (a) for time-based options or restricted stock, all outstanding shares of restricted stock or unvested stock options shall become immediately and fully vested and exercisable, and all vested options will remain exercisable for the remainder of the term of the option, and (b) for performance-based options, restricted stock and/or LTIP Unit awards, shares, unvested options and/or units will vest based on the higher of actual or target performance through the truncated performance period ending on the date of the change in control, and all vested options will remain exercisable for the remainder of the term of the option.

Accelerated Vesting Upon Termination of Employment Due to Death or Disability. Pursuant to the 2017 Employment Agreement, as set forth above, if Mr. Considine’s employment is terminated due to his death or disability, and all outstanding equity awards will become immediately and fully vested and be treated in accordance with the terms of the applicable award agreement. The award agreements pursuant to which restricted stock, LTIP Unit or stock option awards have been granted to Messrs. Considine, Beldin and Kimmel and Ms. Cohn, as applicable, provide that upon a termination of employment due to death or disability, then (a) for time-based options or restricted stock, all outstanding shares of restricted stock or unvested stock options shall become immediately and fully vested and exercisable, and all vested options will remain exercisable for the remainder of the term of the option, and (b) for performance-based options, restricted stock or LTIP Unit awards, shares, unvested options and/or units will vest based on the higher of actual or target performance through the date of termination, and all vested options will remain exercisable for the remainder of the term of the option.

Other Benefits; Perquisite Philosophy

Our executive officer benefit programs are substantially the same as for all other eligible officers and employees. AIR does not provide executives with more than minimal perquisites, such as reserved parking places.

Stock Ownership Guidelines and Required Holding Periods After Vesting

We believe that it is in the best interest of our stockholders for our executive officers to own AIR stock. Every year, the Committee and Mr. Considine review AIR’s stock ownership guidelines, each executive officer’s holdings in light of the stock ownership guidelines, and each executive officer’s accumulated realized and unrealized stock option and restricted stock gains.

Equity ownership guidelines for all executive officers are determined as a minimum of the lesser of a multiple of the executive’s base salary or a fixed number of shares. The Committee and management have established the following stock ownership guidelines for AIR’s executive officers:

Officer Position	Ownership Target
Chief Executive Officer	Lesser of 5x base salary or 150,000 shares
President & General Counsel	Lesser of 5x base salary or 75,000 shares
Chief Financial Officer	Lesser of 5x base salary or 75,000 shares
Other Executive Officers	Lesser of 4x base salary or 25,000 shares

Any executive officer who has not satisfied the stock ownership guidelines must, until the stock ownership guidelines are satisfied, hold 50% of any restricted stock that vests, after deduction of restricted stock sold for payment of income taxes related to the vesting for at least three years from the date of vesting, and hold

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shares equal to 50% of (i) the value realized upon option exercises less (ii) related income taxes for at least three years from the date of exercise.

Each of Messrs. Considine, Beldin, Kimmel and Ms. Cohn exceeded the ownership targets established in our stock ownership guidelines as of February 25, 2022.

Role of Outside Consultants

The Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist the Committee. In 2021, the Committee engaged FPL Associates, L.P. (“FPL”) to review our executive compensation plan. FPL did not provide other services to AIR. The Committee instructed FPL to compile and provide data on both total pay and individual elements of compensation among companies in the peer groups, as well as trends in compensation practices that they observed within the peer groups and generally among public companies. The Committee has assessed the independence of FPL pursuant to SEC rules and has concluded that FPL is independent.

Base Salary, Incentive Compensation, and Equity Grant Practices

Base salary adjustments typically take effect on January 1. The Committee (for Mr. Considine) and Mr. Considine, in consultation with the Committee (for the other executive officers), and the AIR Committee following the Separation, determine incentive compensation in late January or early February. STI is typically paid in February or March. LTI is granted on a date determined by the Committee or the AIR Committee following the Separation, typically in late January or early February.

With respect to LTI, the Committee, and the AIR Committee following Separation, sets the grant date for the restricted stock, LTIP Unit, and stock option grants. The Committee sets grant dates at the time of its final compensation determination, generally in late January or early February. The date of determination and date of award are not selected based on share price. In the case of new-hire packages that include equity awards, grants are made on the employee’s start date or on a date designated in advance based on the passage of a specific number of days after the employee’s start date. For non-executive officers, the Committee, and the AIR Committee following the Separation, has delegated the authority to make equity awards, up to certain limits, to the Chief Financial Officer (Mr. Beldin) and/or Corporate Secretary (Ms. Cohn). The Committee and Mr. Beldin and Ms. Cohn time grants without regard to the share price or the timing of the release of material non-public information and do not time grants for the purpose of affecting the value of executive compensation.

2022 Compensation Targets

Based on comparison to compensation paid to CEOs at our peers, the Committee set Mr. Considine’s target total compensation (base compensation, STI and LTI) for 2022 at $6.8 million. Because Mr. Considine voluntarily capped his compensation, the Committee reduced Mr. Considine’s target total compensation to $5.0 million, unchanged from 2021. Mr. Considine, in consultation with the Committee, set target total compensation (base compensation, STI and LTI) for 2022 for the other NEOs as follows: Mr. Beldin — $1.07 million; Ms. Cohn — $2.1 million; and Mr. Kimmel — $1.7 million. Our performance will determine the amounts paid for 2022 STI and the portion of LTI awards that vest, and such amounts may be less than, or in excess of, these target amounts. STI will be paid in cash. The LTI granted to Ms. Cohn and Messrs. Beldin and Kimmel on February 1, 2022, was in the form of performance-based restricted stock and time-based restricted stock.

Accounting Treatment and Tax Deductibility of Executive Compensation

The Committee, and the AIR Committee following the Separation, generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under FASB ASC Topic 718. Section 162(m) of the Code was amended on December 22, 2017, by the Tax Cuts and Jobs Act (the “Tax Act”). Under the Tax Act, Section 162(m) applies to each employee who serves as the principal executive officer or principal financial officer during the taxable year, each other employee who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee for any preceding taxable year beginning after December 31, 2016. The Tax Act also eliminated the performance-based compensation exception with respect to tax years beginning after December 31, 2017, but includes a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and not materially modified after that date. AIR will continue to award, compensation as it considers appropriate that does not qualify for deductibility under Section 162(m) of the Code.

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Compensation and Human Resources Committee Report to Stockholders

The AIR Compensation and Human Resources Committee held five meetings during the year ended December 31, 2021. The AIR Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the AIR Compensation and Human Resources Committee, the AIR Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this filing.

Date: February 23, 2022

THOMAS N. BOHJALIAN
KRISTIN FINNEY-COOKE
THOMAS L. KELTNER
DEVIN I. MURPHY
MARGARITA PALÁU-HERNÁNDEZ
JOHN DINHA RAYIS (CHAIRMAN)
ANN SPERLING
NINA A. TRAN

The above report will not be deemed to be incorporated by reference into any filing by AIR under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that AIR specifically incorporates the same by reference.

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Summary Compensation Table

The table below summarizes the compensation attributable to the principal executive officer, principal financial officer, and the two other most highly compensated executives in 2021, for the years 2021, 2020, and 2019. For 2021, there was not a fifth NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Terry Considine —	2021(5)	—(5)	—	3,400,000(6)	—	(354,360)(5)	2,900	3,048,540
Chief Executive Officer	2020	700,000	—	4,300,006	—	1,800,000	2,850	6,802,856
	2019	700,000	—	4,275,005	—	2,326,450	4,000	7,305,455

Paul L. Beldin —	2021	450,000	—	393,547(8)	—	339,475	2,900	1,185,922
Executive Vice President and Chief Financial Officer	2020	450,000	250,000(7)	309,027	61,671	250,000	2,850	1,323,548
	2019	450,000	—	410,214	—	311,763	4,000	1,175,977

Lisa R. Cohn —	2021	450,000	—	1,169,864(9)	—	781,220	2,900	2,403,984
President, General Counsel and Secretary	2020	450,000	550,000(7)	955,356	146,667	687,500	2,850	2,792,373
	2019	450,000	—	1,219,532	—	685,878	4,000	2,359,410

Keith M. Kimmel —	2021	450,000	—	797,626(10)	—	747,700	2,900	1,998,226
President of Property Operations	2020	450,000	125,000(7)	752,070	—	500,000	2,850	1,829,920
	2019	450,000	—	803,764	—	593,746	4,000	1,851,510

(1)This column represents the aggregate grant date fair value of stock awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2021, refer to the Share-Based Compensation footnote to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021.

The amounts shown in this column for 2021 include the grant date fair value of the performance-based restricted stock awards or performance-based LTIP II Unit awards, as applicable, granted in 2021 based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $6.67 per LTIP II Unit as to Mr. Considine’s performance-based LTI award, $42.83 per share for the performance-based restricted stock awards granted to each of Messrs. Beldin and Kimmel, and Ms. Cohn that are based on relative TSR Performance. The grant date fair value of the performance-based LTIP II Unit award assuming achievement at the maximum level of performance, is $6,800,005 for Mr. Considine. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $539,915 for Mr. Beldin, $1,605,011 for Ms. Cohn, and $1,094,307 for Mr. Kimmel.

(2)This column represents the aggregate grant date fair value of the option awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column for 2020, refer to the Share-Based Compensation Note 10 to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2020.

The amounts shown in this column for 2020 include the grant date fair value of the performance-based stock options granted in 2020 based on the probable outcome of the performance condition to which such option is subject, which was calculated by a third-party consultant using a Monte Carlo valuation model. Based on the foregoing, the grant date fair value is $8.15 per underlying share of the options. The grant date fair value of the options, assuming achievement at the maximum level of performance, is $123,342 for Mr. Beldin, and $293,335 for Ms. Cohn.

(3)For 2021, the amounts shown for Messrs. Beldin, and Kimmel, and Ms. Cohn represent the 2021 STI amounts that were paid on February 22, 2022.

(4)Includes discretionary matching contributions under AIR’s 401(k) plan.

(5)As described above, Mr. Considine volunteered and AIR accepted his commitment to reduce his compensation if net G&A expenses exceed 15 basis points of gross asset value, as determined by AIR’s Board of Directors and Mr. Considine. Mr. Considine did this in the best long-term interest of AIR to maintain investment in other corporate costs while also meeting a goal of efficiency in converting rents to cash available for investment in AIR’s business or payment of cash dividends to our stockholders. Mr. Considine made this commitment without any adjustment or makeup of any sort. Consistent with this commitment, Mr. Considine waived $2,527,000 of compensation: returning his $400,000 base salary, foregoing his earned STI of $1,772,640, and making a cash payment to AIR of $354,360.

(6)Mr. Considine’s 2021 LTI award consists of 509,746 performance-based LTIP II Units (at target) for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of units earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(7)Mr. Considine awarded a discretionary cash award to each of Messrs. Beldin, Kimmel, and Ms. Cohn for their significant contributions in connection with the Separation.

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(8)Equity awards for Mr. Beldin in 2021 include a 2021 LTI award consisting of the following: (i) 3,152 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 6,303 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(9)Equity awards for Ms. Cohn in 2021 include a 2021 LTI award consisting of the following: (i) 9,369 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 18,737 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

(10)Stock awards for Mr. Kimmel in 2021 include a 2021 LTI award consisting of the following: (i) 6,388 shares of time-based restricted stock, vesting 25% on each anniversary of the grant date; (ii) 12,775 shares of performance-based restricted stock (at target) for the forward looking, three-year performance period from January 1, 2021, through December 31, 2023, with the number of shares earned, if any, vesting 50% following the end of the three-year performance period and 50% one year later.

Grants of Plan-Based Awards in 2021

The following table provides details regarding plan-based awards granted to the NEOs during the year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All other Option Awards Number of Securities Underlying Options			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Threshold (#)	Target (#)	Maximum (#)
Terry Considine	1/25/21	600,000	1,200,000	2,400,000
	1/25/21				254,873	509,746	1,019,492						3,400,000
Paul L. Beldin	1/25/21	125,000	250,000	500,000
	1/25/21							3,152					123,590
	1/25/21				3,152	6,303	12,606						269,957
Lisa R. Cohn	1/25/21	275,000	550,000	1,100,000
	1/25/21							9,369					367,358
	1/25/21				9,369	18,737	37,474						802,506
Keith M. Kimmel	1/25/21	250,000	500,000	1,000,000
	1/25/21							6,388					250,473
	1/25/21				6,388	12,775	25,550						547,153

(1)On January 25, 2021, the Committee made determinations of target total incentive compensation for 2021 based on achievement of our five corporate goals for 2021, and achievement of specific individual objectives. Target total incentive compensation amounts were as follows: Mr. Considine — $4.6 million; Mr. Beldin — $620,000; Ms. Cohn — $1.65 million; Mr. Kimmel — $1.25 million. The awards in this column indicate the 2021 STI portion of these target total incentive amounts — at threshold, target, and maximum performance levels. The actual 2021 STI awards earned by each of Messrs. Considine, Beldin, Kimmel, and Ms. Cohn are as disclosed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” See the discussion above under “CD&A — Total Compensation for 2021 — Short-Term Incentive Compensation for 2021.”

(2)For each of Messrs. Considine, Beldin, and Kimmel, and Ms. Cohn, the amounts in this column include the number of shares underlying performance-based LTIP II Units (in the case of Mr. Considine) or performance-based restricted stock (in the case of Messrs. Beldin, and Kimmel and Ms. Cohn) granted on January 25, 2021, pursuant to their 2021 LTI award that may be earned — at threshold, target and maximum performance levels — based on relative TSR (60% of each award is based on AIR’s TSR relative to the NAREIT Equity Apartments Index and 40% of each award is based on AIR’s TSR relative to the MSCI US REIT Index) over a three-year period from January 1, 2021, to December 31, 2023, with the number of units or shares earned, if any, vesting 50% on the later of the third anniversary of the grant date or the date on which performance is determined (but no later than March 15, 2024), and 50% on the fourth anniversary of the grant date.

(3)The amounts in this column reflect the number of shares of time-based restricted stock granted pursuant to the 2021 LTI award, vesting 25% on each anniversary of the grant date. The number of shares of restricted stock was determined based on the five trading days up to and including the grant date, or $39.14.

(4)This column represents the aggregate grant date fair value of equity awards in the year granted computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to the Share-Based Compensation footnote to AIR’s consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021.

The amounts shown in this column include the grant date fair value of the performance-based restricted stock awards or LTIP II Unit awards, as applicable, based on the probable outcome of the performance condition to which such awards are subject, which was calculated by a third-party consultant using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $6.67 per LTIP II Unit as to Mr. Considine’s performance-based LTI award, $42.83 per share for the performance-based restricted stock awards granted to each of Messrs. Beldin and Kimmel, and Ms. Cohn that are based on relative TSR performance. The grant date fair value of the performance-based LTIP II Unit award, assuming achievement at the maximum level of performance, is $6,800,005 for Mr. Considine. The grant date fair value of the performance-based restricted stock awards, assuming achievement at the maximum level of performance, is $539,915 for Mr. Beldin, $1,605,011 for Ms. Cohn, and $1,094,307 for Mr. Kimmel.

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Outstanding Equity Awards at Fiscal Year-End 2021

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2021, for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $54.67 per share (the closing market price of AIR’s Common Stock on the New York Stock Exchange on December 31, 2021).

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Terry Considine	127,217	(2)					39.00	1/31/2027				1,019,491	(3)	15,761,331(3)
	384,809	(4)					34.28	1/26/2026				1,011,766	(5)	7,618,598(5)
	238,530	(6)					34.56	2/12/2025	170,574	(7)	1,891,666(7)
									206,615	(8)	3,807,914(8)
									41,007	(9)	2,241,853

Paul L. Beldin					15,134	(10)	47.14	1/28/2030				6,303	(11)	344,585
	1,580	(12)	1,580	(12)			39.00	1/31/2027				3,457	(13)	188,994
	15,845	(14)	2,264	(14)			34.28	1/26/2026	3,152	(15)	172,320
									1,728	(16)	94,470
									1,280	(17)	69,978
									2,459	(18)	134,434
									5,989	(19)	327,419
									10,193	(20)	557,251
									4,241	(21)	213,855
									3,664	(22)	200,311
									2,660	(23)	145,422
									2,062	(24)	112,730
									894	(25)	48,875

Lisa R. Cohn					35,992	(10)	47.14	1/28/2030				18,737	(11)	1,024,352
												10,960	(13)	599,183
									9,369	(15)	512,203
									5,137	(16)	280,840
									3,807	(17)	208,129
									7,310	(18)	399,638
									2,096	(26)	114,588
									14,271	(20)	780,196

Keith M. Kimmel	14,588	(4)					34.28	1/26/2026				12,775	(11)	698,409
												9,341	(13)	510,672
									6,388	(15)	349,232
									3,503	(16)	191,509
									2,509	(17)	137,167
									4,818	(18)	263,400
									1,448	(26)	79,162
									9,853	(20)	538,664

(1)Effective December 15, 2020, in connection with the Separation, the executive officers received a share or partnership unit of AIR for every share or partnership unit of Aimco, and both stock options and partnership units were adjusted to preserve their pre-Separation value. The amounts in this table reflect only the AIR awards, and, in the case of stock options, the post-Separation exercise price. Amounts reflect the number of shares subject to the award that have not vested multiplied by the market value of $54.67 per share, which was the closing market price of AIR’s Common Stock on December 31, 2021.

(2)This option was granted on January 31, 2017. The amount shown in the table represents the portion of the award that was earned based on Aimco relative TSR performance for the three-year performance period from January 1, 2017, through December 31, 2019, of which 50% vested on January 31, 2020, and the remaining 50% vested on January 31, 2021.

(3)This performance-based LTIP II Unit award was granted on January 25, 2021, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the closing price of AIR’s Common Stock on the date of the grant which was $39.21. Because this value assumes a December 31, 2021, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized.

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(4)This option was granted on January 26, 2016. The amount shown in the table represents the portion of the award that was earned based on Aimco relative TSR performance for the three-year performance period from January 1, 2016, through December 31, 2018, of which 50% vested on January 26, 2019, and the remaining 50% vested on January 26, 2020.

(5)This performance-based LTIP II Unit award was granted on January 28, 2020, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price of $47.14. Because this value assumes a December 31, 2021, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized.

(6)This option was granted on February 12, 2015, and vested 25% on each anniversary of the grant date.

(7)This performance-based LTIP II Unit award was granted on January 29, 2019, and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price of $43.58. Because this value assumes a December 31, 2021, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized.

(8)This performance-based LTIP II Unit award was granted on January 30, 2018. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the roughly three-year performance period from January 1, 2018, through December 11, 2020, of which 50% vested on January 30, 2021, and the remaining 50% will vest on January 30, 2022, as described in the CD&A. Once vested and until the 10-year anniversary of the grant date, LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price of $36.24. Because this value assumes a December 31, 2021, conversion date, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized.

(9)This performance-based LTIP I Unit award was granted on January 30, 2018. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for roughly the three-year performance period from January 1, 2018, through December 11, 2020, of which 50% vested on January 30, 2021, and the remaining 50% will vest on January 30, 2022, as described earlier in the CD&A. An LTIP I Unit is equivalent to a common partnership unit.

(10)This option was granted on January 28, 2020 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward-looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at maximum.

(11)This performance-based restricted stock award was granted on January 25, 2021 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at target.

(12)This option was granted on January 31, 2017. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2017, through December 31, 2019, of which 50% vested on January 31, 2020, and the remaining 50% will vest on January 31, 2022.

(13)This performance-based restricted stock award was granted on January 28, 2020 and, subject to achievement of relative TSR metrics set forth in the CD&A, vests 50% following the end of the three-year forward looking performance period and 50% on the fourth anniversary of the grant date. The amount shown in the table is the award at target.

(14)This option was granted on January 26, 2016. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2016, through December 31, 2018, of which 50% vested on January 26, 2019, 37.5% vested on January 26, 2020, and 12.5% vests on January 26, 2022.

(15)This restricted stock award was granted on January 25, 2021, and vests 25% on each anniversary of the grant date.

(16)This restricted stock award was granted on January 28, 2020, and vests 25% on each anniversary of the grant date.

(17)This restricted stock award was granted on January 29, 2019, and vests 25% on each anniversary of the grant date.

(18)This performance-based restricted stock award was granted on January 29, 2019, and, subject to achievement of relative TSR metrics, vests 50% following the end of the three-year forward-looking performance period and 50% on the fourth anniversary of the grant date.

(19)This restricted stock award was granted on January 30, 2018, and vests 100% on the fourth anniversary of the grant date.

(20)This performance-based restricted stock award was granted on January 30, 2018. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the roughly three-year performance period from January 1, 2018, through December 11, 2020, of which 50% vested on January 31, 2021, and the remaining 50% will vest on January 31, 2022.

(21)This restricted stock award was granted on January 31, 2017, and vested 25% on the first anniversary of the grant date and 75% will vest on the fifth anniversary of the grant date.

(22)This performance-based restricted stock award was granted on January 31, 2017. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2017, through December 31, 2019, of which 50% vested on January 31, 2020, and the remaining 50% will vest on January 31, 2022.

(23)This restricted stock award was granted on January 26, 2016, and vested 25% on each of the first, second anniversaries of the grant date and 50% will vest on the sixth anniversary of the grant date.

(24)This performance-based restricted stock award was granted on January 26, 2016. The amount shown in the table represents the portion of the award that was earned based on Aimco’s relative TSR performance for the three-year performance period from January 1, 2016, through December 31, 2018, as described in the CD&A, of which 50% vested on January 26, 2019, 37.5% vested on January 26, 2020, and 12.5% vests on January 26, 2022.

(25)This restricted stock award was granted on January 26, 2016, and vested 25% on each of the first, second, and third anniversaries of the grant date and will vest 12.5% on each of the fifth and sixth anniversaries of the grant date.

(26)This restricted stock award was granted on January 30, 2018, and vests 25% on each anniversary of the grant date.

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Option Exercises and Stock Vested in 2021

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during the year ended December 31, 2021, for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Terry Considine	—	—	264,001(3)	$3,114,476
Paul L. Beldin	—	—	12,307	$491,310
Lisa R. Cohn	—	—	27,298	$1,090,643
Keith M. Kimmel	—	—	19,027	$760,336

(1)Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)Amounts reflect the closing market price of AIR’s Common Stock on the day the equity instrument vested, which in all cases was $40.16.

(3)This is comprised of 57,385 LTIP I Units and 206,616 LTIP II Units. Had those LTIP II Units been converted on the date of vesting, the value would have been $809,935; however, that amount does not reflect the value of having the ability to control the timing of conversion and the ultimate value that may be realized. Once vested and until the 10-year anniversary of the grant date, the LTIP II Units may be converted at the holder’s election into a number of units determined based on the market value of AIR’s Common Stock on the conversion date less the conversion price.

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Potential Payments Upon Termination or Change in Control

The NEOs are entitled to certain severance payments and benefits upon a qualifying termination of employment or, in the case of a change in control, double trigger accelerated vesting of equity awards in the event of a qualifying termination of employment that occurs within one year following a change in control. The terms of these arrangements are described under “CD&A — Post-Employment Compensation and Employment and Severance Arrangements — Executive Employment Arrangements, Executive Severance Arrangements and Equity Award Agreements” above.

In the table that follows, potential payments and other benefits payable upon termination of employment and change in control situations are set out as if the conditions for payments had occurred and/or the terminations took place on December 31, 2021. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown. Also, benefits that are available to all full-time regular employees when their employment terminates are not shown. The amounts set forth below are estimates of the amounts that could be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEOs’ separation from AIR. The following table summarizes the potential payments under various scenarios if they had occurred on December 31, 2021.

	Value of Accelerated Stock and Stock Options ($)(1)					Severance ($)
Name	Change in Control Only	Double Trigger Change in Control	Death or Disability	Termination Without Cause	Termination For Good Reason	Death	Disability		Termination Without Cause		Termination For Good Reason		Termination Without Cause or For Good Reason in Connection with a Change in Control		Non- Compete Payments ($)(2)
Terry Considine	—	20,245,130	20,245,130	20,245,130	20,245,130	—	1,822,463	(3)	3,922,463	(3)(4)	3,922,463	(3)(4)	3,922,463	(3)(4)	—
Paul L. Beldin	—	2,724,406	2,724,406	—	—	—	339,475	(5)	861,185	(6)	861,185	(6)	1,160,986	(7)	600,000
Lisa R. Cohn	—	4,045,128	4,045,128	—	—	—	781,220	(5)	1,163,462	(6)	1,163,462	(6)	2,294,888	(7)	600,000
Keith M. Kimmel	—	2,850,528	2,850,528	—	—	—	747,700	(5)	998,751	(6)	998,751	(6)	1,966,273	(7)	600,000

(1)Amounts reflect value of accelerated restricted stock, LTIP I Units, LTIP II Units and options using the closing market price of AIR’s Common Stock on December 31, 2021, of $54.67 per share. For purposes of this table, the value of restricted stock and LTIP I Units is based on the closing market price and the value of LTIP II Units and options is based on the difference between the closing market price and the conversion or exercise price, as applicable.

(2)Amounts assume the agreements were enforced by AIR and that non-compete payments in an aggregate amount equal to two-thirds of the executive’s monthly base salary would be payable for 24 months following the executive’s termination of employment by AIR without cause.

(3)Amount does not reflect the offset for long-term disability benefit payments in the case of a qualifying disability under AIR’s long-term disability insurance plan.

(4)Amount consists of (i) a lump sum cash payment equal to the sum of (a) three times the sum of Mr. Considine’s base salary, or $2.1 million, and (b) Mr. Considine’s 2021 target STI of $1.8 million, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $22,463, as payable pursuant to the terms of Mr. Considine’s employment agreement with AIR.

(5)Amount consists of a lump sum cash payment equal to the amount of 2021 STI paid, as payable pursuant to the Executive Severance Policy

(6)Amount consists of (i) a lump sum cash payment equal to the sum of base salary and the average of the amount of STI paid for the previous three years, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $32,036, as payable pursuant to the Executive Severance Policy.

(7)Amount consists of (i) a lump sum cash payment equal to two times the sum of base salary and the average of the amount of STI paid for the previous three years, and (ii) 18 months of medical coverage reimbursement at an estimated amount of $32,036, as payable pursuant to the Executive Severance Policy.

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Chief Executive Officer Compensation and Employee Compensation

We believe that executive pay should be internally consistent and equitable to motivate our teammates to create stockholder value. In August 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of the principal executive officer. The disclosure is required for fiscal years beginning on or after January 1, 2017. The annual total compensation for 2021 for Mr. Considine, our CEO, was $3,048,540, as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2021 was $69,070. As a result, we estimate that Mr. Considine’s 2021 total compensation was approximately 44.14 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2021 total compensation, consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2021) and other incentive payments for all individuals who were employed by the Company on December 31, 2021, other than our CEO. Our measuring date of December 31 remained the same as last year. We included all active employees. We did not annualize employee compensation for any employees who were not employed by the Company for the full 2021 calendar year and found no material difference in identifying the median employee from the prior year’s methodology. After identifying the median employee based on 2021 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

AIR recognizes that related person transactions can present potential or actual conflicts of interest and create the appearance that AIR’s decisions are based on considerations other than the best interests of AIR and its stockholders. Accordingly, as a general matter, it is AIR’s preference to avoid related person transactions. Nevertheless, AIR recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of AIR and its stockholders. The Governance and Corporate Responsibility Committee, pursuant to a written policy approved by the Board, has oversight for related person transactions. The Governance and Corporate Responsibility Committee will review transactions, arrangements or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) AIR (or any AIR entity) is a participant, and (3) any related party has or will have a direct or indirect interest (other than an interest arising solely as a result of being a director of another corporation or organization that is a party to the transaction or a less than 10 percent beneficial owner of another entity that is a party to the transaction). The Governance and Corporate Responsibility Committee has also given its standing approval for certain types of related person transactions, such as certain employment arrangements, director compensation, transactions with another entity in which a related person’s interest is only by virtue of a non-executive employment relationship or limited equity position, and transactions in which all stockholders receive pro rata benefits.

Approval of
Apartment Income
REIT Corp. Amended
and Restated 2020
Stock Award and
Incentive Plan

The Board of Directors recommends
a vote “FOR” the approval of our
stock plan.

PROPOSAL 4

Description of Proposal

The Apartment Income REIT Corp. 2020 Stock Award and Incentive Plan (the “2020 Plan”) was adopted by the Company to assist us in attracting, motivating and retaining highly qualified personnel and to promote stock ownership by our service providers, which aligns their interests with those of our stockholders. The Board of Directors approved an amendment and restatement of the 2020 Plan on October 25, 2022 (the “Amended and Restated 2020 Plan”), subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the Amended and Restated 2020 Plan will become effective as of the date of the Annual Meeting. The Company is requesting that our stockholders approve the Amended and Restated 2020 Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,500,000 shares. This change to the share reserve is the only amendment approved by the Board of Directors and is the only change reflected in the Amended and Restated 2020 Plan.

In determining the scope of the share increase of 3,500,000 shares, bringing the total number of shares authorized for issuance under the Amended and Restated 2020 Plan to 6,500,000 shares, plus the 2,692,475 shares to satisfy awards pursuant to the Separation, management and the Compensation Committee, in consultation with Ferguson Partners Consulting, our independent compensation consultant, carefully evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further below. The Amended and Restated 2020 Plan is intended to attract, motivate and retain highly competent, effective and loyal officers, associates and non-employee directors in order to create per share intrinsic value for stockholders. The purpose of amending and restating the 2020 Plan is to ensure that an adequate number of shares of our common stock are available for the grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, deferred stock, performance shares, other incentive awards, cash-based awards or LTIP units to employees, independent directors of the Company and consultants or advisors of the Company and its subsidiaries who are selected by our Compensation Committee for participation in the Amended and Restated 2020 Plan.

If stockholders approve this Proposal 4, the number of shares of common stock of the Company reserved for issuance under the Amended and Restated 2020 Plan will increase by 3,500,000 shares. If this proposal is not approved by stockholders, the total number of shares authorized and reserved for issuance under the 2020 Plan as of its effective date will remain at 3,000,000 shares of common stock, plus the 2,692,475 shares to satisfy awards pursuant to the Separation, of which approximately 1,090,011 shares of common stock remained available for issuance as of September 30, 2022. The Compensation Committee estimates that our remaining share reserve will not be sufficient to permit us to make annual and ordinary course equity grants for our 2023 and beyond. Without an increase in the number of shares reserved for issuance under the plan, the Company will be unable to provide competitive equity-based incentive opportunities in order to continue to retain, attract and motivate highly qualified individuals. The Compensation Committee believes that the Amended and Restated 2020 Plan will help ensure that the Company has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Company’s key personnel and officers, as well as reward such individuals for the attainment of long-term achievements, and compensate non-employee directors for service on the Board of Directors utilizing equity compensation consistent with market practice. If stockholders approve this Proposal 4, it is estimated that the share reserve will last for four to five years. If the requisite shareholder approval is not obtained, the Amended and Restated 2020 Plan will not take effect but the Company may continue to grant awards under the 2020 Plan in accordance with the current terms and conditions of the 2020 Plan.

This proposal is being submitted to our stockholders in compliance with the NYSE Corporate Governance Standards concerning stockholder approval of equity compensation plans and/or material revisions to these plans.

PROPOSAL 4

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Amended and Restated Plan Share Reserve Information

Number of Shares
A. Total Shares Available as of September 30, 2022	1,090,011
B. Additional Share Request Under Proposal 4	3,500,000
Shares Remaining Available After Annual Meeting (A+B)	4,590,011

While equity incentive awards are an important part of our pay-for-performance compensation program, our Board of Directors and Compensation Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. We review a number of relevant metrics to assess the cumulative impact of our equity compensation programs, including burn rate, overhang and dilution.

The 2020 Plan was first adopted in December 2020. The annual burn rate and overhang with respect to our equity compensation plans over 2021 was as follows:

Burn Rate and Overhang Table

2021
Burn Rate(1)	0.74%
Overhang(2)	3.33%

(1)Burn rate represents (a) the number of shares subject to equity awards that we granted during the applicable year divided by (b) the basic weighted average common shares outstanding for the applicable year.

(2)Overhang represents (a) total plan shares divided by (b) shares of common stock outstanding, where (a) total plan shares equals the sum of (i) the number of shares available for future grants under the 2020 Plan plus (ii) restricted stock awards outstanding, performance-based restricted shares outstanding (assuming maximum performance levels) and LTIP unit awards outstanding. If the 2020 Plan is approved with 3,500,000 new shares, our overhang would be expected to be 5.14% as calculated based on the number of common shares outstanding and outstanding awards on September 30, 2022, and the 3,500,000 new shares.

As of December 31, 2021, there were 156,998,367 shares of common stock outstanding. Dilution is the total number of shares subject to equity awards granted less cancellations, divided by the total number of common shares outstanding at the end of the year. Over the past year, our average annual dilution was 0.73%.

Based solely on the closing price of the Company’s common stock, as reported on the New York Stock Exchange on September 30, 2022, which was $38.62 per share, the maximum aggregate market value of the 3,500,000 shares that could be issued under the Amended and Restated 2020 Plan is $135,170,000.

Highlights of the Amended and Restated 2020 Plan

The Amended and Restated 2020 Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, deferred stock, performance shares, other incentive awards, cash-based awards or LTIP units to employees, independent directors of the Company and consultants or advisors of the Company and its subsidiaries.

The Amended and Restated 2020 Plan aims to reflect certain “best practices” that are consistent with the interests of our stockholders and with our corporate governance policies. Accordingly, the Amended and Restated 2020 Plan reflects the following practices:

•No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate simply upon the occurrence of a change in control unless the applicable participant experiences a qualifying termination of employment or service within twelve (12) months following the change in control.

•No Liberal Share Recycling. Any shares tendered or withheld in payment of the exercise price or purchase price of an award and shares tendered or withheld to satisfy tax withholding obligations related to an award will not become available for future grant or sale under the Amended and Restated 2020 Plan.

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•No Repricing of Awards Without Shareholder Approval. The Amended and Restated 2020 Plan does not permit the repricing of outstanding stock options or stock appreciation rights to reduce their exercise or base price, or the exchange of underwater stock options or stock appreciation rights for cash or by substitution for new awards with a lower exercise or base price without stockholder approval, other than in limited circumstances involving a corporate event that involves the adjustment of awards in order to preserve the aggregate value.

•No Evergreen Provision. There is no evergreen feature under which the shares authorized for issuance under the Amended and Restated 2020 Plan may automatically be replenished.

•Limits on Awards to Non-Employee Directors. The awards granted to any non-employee director in a calendar year, when aggregated with cash fees, may not exceed $750,000.

•Minimum Vesting. No Awards under the Amended and Restated 2020 Plan will vest prior to the first anniversary of its date of grant (provided, however that Awards that result in the issuance of an aggregate of up to 5% of the shares of common stock available under the plan may be granted without regard to such minimum vesting provision).

A summary of material provisions of the Amended and Restated 2020 Plan is set forth below. The summary is qualified by reference to the full text of the Amended and Restated 2020 Plan, which is attached as Appendix A to this proxy statement.

Summary of the Material Features of the Amended and Restated 2020 Plan

The purpose of the Amended and Restated 2020 Plan will be to reinforce the long-term commitment to the Company’s success of those directors, officers, employees, consultants and advisors of the Company and its subsidiaries who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the alignment of their interests with those of the Company’s stockholders; and to assist the Company in attracting and retaining officers and other employees with experience and ability. The Amended and Restated 2020 Plan will provide for the granting of stock options, stock appreciation rights, restricted stock, deferred stock, performance shares, other incentive awards, cash-based awards, and the issuance of partnership units of AIR Operating Partnership, designated as “LTIP Units” (collectively referred to in this proxy statement as “awards”).

The Compensation Committee selects the employees, consultants, and directors who will be granted awards under the Amended and Restated 2020 Plan on the basis of their service to the Company and its subsidiaries. The actual number of individuals who will receive awards cannot be determined in advance because the Compensation Committee has the discretion to select the participants. All of our employees, directors, and consultants will be eligible to participate in the Amended and Restated 2020 Plan. As of September 30, 2022, approximately 766 employees, eight non-employee directors, and six consultants would be eligible to participate in the Amended and Restated 2020 Plan. Although the Amended and Restated 2020 Plan permits the Company to grant awards to consultants, the Company has not historically granted, and does not currently intend to grant, awards to any of its consultants.

The Compensation Committee, which will administer the Amended and Restated 2020 Plan, will be comprised solely of independent directors, and all Compensation Committee members will be both “independent directors,” as defined by Rule 16b-3 under the Exchange Act, and “non-employee directors,” for purposes of Section 162(m) of the Code. The Compensation Committee will have the authority to interpret the Amended and Restated 2020 Plan, determine the terms and conditions of awards granted under the Amended and Restated 2020 Plan, adopt, alter and repeal such administrative rules, guidelines and practices governing the Amended and Restated 2020 Plan, interpret the terms and provisions of the Amended and Restated 2020 Plan and any awards issued thereunder (and any agreements relating thereto), correct any defect or supply any omission or reconcile any inconsistency in the Amended and Restated 2020 Plan, supervise the administration of the Amended and Restated 2020 Plan and make all other determinations necessary and/or advisable for the administration of the Amended and Restated 2020 Plan. The Compensation Committee may, with the consent of a participant, amend the terms of any existing award previously granted to the participant, in a manner consistent with the Amended and Restated 2020 Plan. The Compensation Committee may also authorize loans to participants in connection with the grant of awards, on terms and conditions determined solely by the Compensation Committee. However, in order to comply

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with the Sarbanes-Oxley Act of 2002, the Company will not provide loans to executive officers. All decisions made by the Compensation Committee pursuant to the provisions of the Amended and Restated 2020 Plan shall be final, conclusive, and binding on all persons.

The Compensation Committee may in its sole and absolute discretion delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Compensation Committee under the Amended and Restated 2020 Plan, other than the authority to (a) make grants to employees who are “officers” of the Company within the meaning of Rule 16(a)-1(b) of the Exchange Act or whose total compensation is required to be reported to the Company’s stockholders under the Exchange Act, (b) determine the price, timing or amount of such grants or (c) determine any other matter required by Rule 16b-3 under the Exchange Act to be determined in the sole and absolute discretion of the Compensation Committee. Any such delegation by the Compensation Committee will include a limitation as to the amount of common stock underlying awards that may be granted during such period of the delegation and contain guidelines as to the determination of the exercise price and the vesting criteria. The Compensation Committee may revoke or amend the terms of a delegation at any time pursuant to the terms of the Amended and Restated 2020 Plan.

Amendment and Termination; No Repricing; Section 409A; Minimum Vesting

Amendment of the Plan. The Board may amend, alter or discontinue the Amended and Restated 2020 Plan, but no amendment, alteration, or discontinuation may be made that would impair the rights of a participant under any award previously granted without the participant’s consent. Stockholder approval is required for any amendment that would increase the maximum number of shares that may be sold or issued under the Amended and Restated 2020 Plan or alter the class of employees eligible to participate in the Amended and Restated 2020 Plan. With respect to any other amendments of the Amended and Restated 2020 Plan, the Board may in its discretion determine that such amendments will only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

Amendment of Awards; No Repricing. The Compensation Committee may amend the terms of any award previously granted, prospectively or retroactively, but no such amendment will impair the rights of any holder without his or her consent. Notwithstanding the foregoing or any other provision of the Amended and Restated 2020 Plan, the Compensation Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” stock option or stock appreciation right by: amending or modifying the terms of the stock option or stock appreciation right to lower the exercise price; canceling the underwater stock option or stock appreciation right and granting either replacement stock options or stock appreciation rights having a lower exercise price; or other awards or cash in exchange; or repurchasing the underwater stock options or stock appreciation rights.

Section 409A. To the extent that the Compensation Committee determines that any award granted under the Amended and Restated 2020 Plan is subject to Section 409A of the Code (“Section 409A”), then the Amended and Restated 2020 Plan and any agreement covering such award will be interpreted in accordance with Section 409A. In the event that the Compensation Committee determines that any award may be subject to Section 409A, the Compensation Committee may adopt such amendments to the Amended and Restated 2020 Plan and any award agreement or adopt other policies and procedures or take any other actions, that the Compensation Committee determines are necessary or appropriate to avoid the imposition of taxes on the award under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

Minimum Vesting. No award may vest prior to the first anniversary of its date of grant; provided, however, that, notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of stock available for grant under the Amended and Restated 2020 Plan may be granted under the Amended and Restated 2020 Plan without regard to such minimum vesting.

Termination of Plan. No awards other than incentive stock options will be granted pursuant to the Amended and Restated 2020 Plan on or after the tenth

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anniversary of the 2020 Plan’s effective date, but awards previously granted may extend beyond that date. No incentive stock option may be granted following the tenth anniversary of the date on which the 2020 Plan was adopted by the Board, but incentive stock options previously granted may extend beyond that date.

Death; Termination of Employment; Restrictions on Transfer

The Compensation Committee will provide in the award agreements whether and to what extent awards will be exercisable upon termination of employment or service for any reason, including death or disability, of any participant in the Amended and Restated 2020 Plan.

Awards will not be transferable by a participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, as defined under the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, and will be exercisable during the lifetime of a participant only by such participant or his guardian or legal representative; provided that the Compensation Committee may provide otherwise for the transferability of stock options under such terms and conditions as the Compensation Committee determines and sets forth in the award agreement. Awards will not be transferable for value.

Stock Options

Stock options granted under the Amended and Restated 2020 Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 (“ISOs”) or nonqualified stock options (“NSOs”) which do not so qualify. Subject to the Amended and Restated 2020 Plan, the Compensation Committee will determine the number of shares to be covered by each option and the conditions and limitations applicable to the exercise of the option. The Compensation Committee will determine the exercise price of common stock that is subject to an option on the date the option is granted. The exercise price may not be less than the fair market value of common stock on the date of grant. The term of options will be determined by The Compensation Committee, but may not exceed 10 years from the date of grant; provided that the term of an ISO granted to a 10% holder may not exceed five years from the date of grant. In no event will more than 1,500,000 shares be available for issuance pursuant to ISOs.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted under the Amended and Restated 2020 Plan either alone or in conjunction with all or part of any award under the Amended and Restated 2020 Plan. Subject to the Amended and Restated 2020 Plan, the Compensation Committee will determine the number of shares to be covered by each SAR award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A SAR granted under the Amended and Restated 2020 Plan will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Compensation Committee (which price may not be less than the fair market value of common stock on the date of grant).

Restricted Stock, Deferred Stock, Performance Shares, and LTIP Units

The Compensation Committee will determine the number of shares to be covered by awards of restricted stock, deferred stock or performance shares, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Restricted stock granted under the Amended and Restated 2020 Plan will be nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the Amended and Restated 2020 Plan and in any statement evidencing the grant. A grant of deferred stock creates a right to receive common stock at the end of a specified deferral period. Performance shares are shares of common stock subject to restrictions based upon the attainment of performance objectives. LTIP Units are awards of units of AIR Operating Partnership, intended to constitute “profits interests” (within the meaning of the Code and related IRS guidance) and may be subject to performance-based or time-based vesting conditions. Provided applicable requirements set forth in the award and the partnership agreement of AIR Operating Partnership are satisfied, LTIP Units may be converted into common units of AIR Operating Partnership.

Cash-Based Awards

The Compensation Committee will be authorized to grant cash-based awards, the value of which may be linked to any one or more of the performance criteria or other specific criteria determined by the Compensation Committee, in each case, on a specified date or dates or over any period or periods determined by the Compensation Committee.

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Without limiting the generality of the foregoing, the Compensation Committee may grant cash-based awards to a participant in the form of a cash bonus payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Compensation Committee, in each case, on a specified date or dates or over any period or periods determined by the Compensation Committee. Any such bonuses paid to a participant that are intended to be performance-based compensation (as discussed in the following section) will be based upon objectively determinable bonus formulas established in accordance with the provisions of the Amended and Restated 2020 Plan relating to performance-based compensation.

Performance-Based Compensation

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, which, among other things, amended Code Section 162(m) to eliminate the “qualified performance-based compensation” exception effective for tax years after December 31, 2017, subject to a transition rule under which the changes to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. The Amended and Restated 2020 Plan also permits the Compensation Committee to grant awards that are based on the attainment of performance criteria as determined by the Compensation Committee, in its sole discretion, which are not intended to constitute “qualified performance-based compensation.”

Securities Subject to Amended and Restated 2020 Plan

The total number of shares of common stock reserved and available for issuance under the Amended and Restated 2020 Plan will be 6,500,000 shares, plus 2,692,475 shares to satisfy awards pursuant to the Separation. If any shares of common stock subject to an award granted under the Amended and Restated 2020 Plan are forfeited, cancelled, exchanged or surrendered or if an award granted under the Amended and Restated 2020 Plan terminates or expires without a distribution of shares of common stock to the participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, such shares will again be available for awards under the Amended and Restated 2020 Plan. If shares of common stock are surrendered or withheld as payment of either the exercise price of an award granted under the Amended and Restated 2020 Plan and/or withholding taxes in respect of such an award, such shares of common stock will not be returned to the Amended and Restated 2020 Plan and will not be available for future awards under the Amended and Restated 2020 Plan. Upon the exercise of any award granted in tandem with any other award, such related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, such number of shares of common stock will no longer be available for awards under the Amended and Restated 2020 Plan. Upon the exercise of an SAR, the number of shares of common stock reserved and available for issuance under the Amended and Restated 2020 Plan will be reduced by the full number of shares of common stock with respect to which such award is being exercised. Each LTIP Unit issued pursuant to the Amended and Restated 2020 Plan is treated as a share of stock for purposes of calculating the aggregate number of shares of common stock available for issuance under the Amended and Restated 2020 Plan.

Pursuant to the Amended and Restated 2020 Plan, the maximum number of shares of common stock subject to awards granted to any non-employee director during any calendar year, taken together with any cash fees paid to such non-employee director with respect to each calendar year shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting common stock, a substitution or adjustment will be made in (i) the kind and aggregate number of shares reserved for issuance under the Amended and Restated 2020 Plan, (ii) the kind, number and option price of shares subject to outstanding stock options granted under the Amended and Restated 2020 Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of restricted stock, deferred stock and performance shares, to maintain the same estimated fair value of the award before and after the equity restructuring. The form of such adjustment and estimate of fair value will be determined by the Compensation Committee, in its sole discretion. Such other substitutions or adjustments will be made respecting awards hereunder as may be determined by the Compensation Committee, in its sole discretion. An adjusted option price will also be used to determine the amount payable by the Company in connection with SARs awarded under the Amended

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and Restated 2020 Plan. In addition, the Compensation Committee may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor; provided that if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares, cash or other property covered by that award, the Compensation Committee may cancel the award without the payment of any consideration to the participant.

Tax Withholding

The Amended and Restated 2020 Plan provides that, with the approval of the Compensation Committee, a participant may satisfy the tax withholding obligations related to an award by paying cash, by electing to have the Company withhold from delivery of shares of common stock or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable amount of tax required to be withheld, or, if applicable, such other withholding amount as mutually agreed upon by the Company and the participant (provided, in the case of any participant who is an officer or director of the Company or whose transactions in common stock are subject to Section 16 of the Exchange Act, such other amount is approved in advance by the Compensation Committee). The number of shares of common stock which may be withheld will be valued at their fair market value on the date of withholding or, in the sole discretion of the Company (determined in the case of any participant who is an officer or director of the Company or whose transactions in common stock are subject to Section 16 of the Exchange Act, solely by the Compensation Committee), the date immediately prior to the date that taxes are required to be withheld. Fractional share amounts shall be settled in cash.

Federal Income Tax Consequences

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation that may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that common stock acquired under the Amended and Restated 2020 Plan will be held as a “capital asset” (generally, property held for investment) under the Code.

Nonqualified Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

Incentive Stock Options

A participant is generally not subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Federal Income Tax Consequences — Nonqualified Stock Options.”)

If shares of common stock acquired pursuant to a timely exercised ISO are later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the common stock by the participant.

If, however, a participant disposes of shares of common stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the common stock is transferred to him upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market

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value of the common stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” rules under the Code.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The participant will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price, and the participant will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

Restricted Stock, Deferred Stock and Performance Shares

A participant who receives shares of stock subject to restrictions will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, generally elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the issued shares. The deduction will in general be allowed for the Company’s taxable year in which such ordinary income is recognized by the recipient.

LTIP Units

A participant generally will not recognize any taxable income at the time of the grant or vesting of LTIP Units; provided that (i) the LTIP Units qualify as “profits interests” within the meaning of the Code and related IRS guidance; (ii) the participant does not dispose of the LTIP Units within two years of issuance; and (iii) certain other requirements are satisfied. As a holder of LTIP Units, a participant will be required to report on his or her income tax return his or her allocable share of AIR Operating Partnership’s income, gains, losses, deductions and credits pursuant to the terms of the partnership agreement of AIR Operating Partnership, regardless of whether AIR Operating Partnership actually makes a cash distribution to the participant. Distributions by AIR Operating Partnership to the participant on account of all interests in AIR Operating Partnership held by the participant, will generally be taxable to the participant to the extent that such distributions exceed the participant’s tax basis in such interests. Any such gain will generally be capital gain, but a portion may be treated as ordinary income, depending on the assets of AIR Operating Partnership at that time. Upon the exchange of the LTIP Units (or the common units into which the LTIP Units may be convertible) for shares of common stock, or the sale of the LTIP Units, the participant will generally recognize gain or loss to the extent that the amount the participant receives plus the portion of AIR Operating Partnership’s liabilities allocated to the LTIP Units exceeds the participant’s tax basis in the LTIP Units. The gain generally will be taxable at capital gains rates but may be subject to tax at higher rates depending on the assets of AIR Operating Partnership at the time of such disposition. The tax consequences may be similar with respect to any redemption by AIR Operating Partnership of such interests in exchange for cash. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the LTIP Units.

Cash-Based Awards

The holder will generally recognize ordinary income in the year when the cash is delivered upon satisfaction of the conditions of the award. The amount of that income will be equal to the amount of the cash, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

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Section 409A of the Code

Certain types of awards under the Amended and Restated 2020 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A. To the extent applicable, awards granted under the Amended and Restated 2020 Plan are intended to be structured and interpreted in a manner to either comply with or be exempt from Section 409A. To the extent that the Compensation Committee determines that any award may be subject to Section 409A, the Compensation Committee may adopt such amendments to the Amended and Restated 2020 Plan and any award agreement or adopt other policies and procedures or take any other actions, that the Compensation Committee determines are necessary or appropriate to avoid the imposition of taxes on the award under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

New Plan Benefits

No awards made under the Amended and Restated 2020 Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 4. The awards to be made under the Amended and Restated 2020 Plan are subject to the discretion of the Compensation Committee and therefore are not determinable at this time. Moreover, the number of units that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

Additional Plan Information

The aggregate number of shares subject to restricted shares, performance-based restricted shares and LTIP units under the 2020 Plan since its inception through September 30, 2022 is set forth in the table below. As of September 30, 2022, the closing price of the underlying shares of our common stock traded on the NYSE was $38.62 per share.

Name and principal position	Number of Options Granted(1)	Average Per Share Exercise ($)	Number of Shares Subject to Other Stock or Unit Awards(2)	Dollar Value of Shares Subject to Stock or Unit Awards ($)(3)
Terry Considine Chief Executive Officer	3,453,816(4)	$35.17	—	—
Paul L. Beldin Executive Vice President and Chief Financial Officer	36,403	$40.04	37,536	1,449,640
Lisa R. Cohn President, General Counsel, and Secretary	35,992	$47.14	112,949	4,362,090
Keith M. Kimmel President, Property Operations	14,588	$34.28	80,621	3,113,583
All current executive officers as a group (6 persons)	3,540,799	$35.88	301,629	11,648,912
All current directors who are not executive officers as a group (8 persons)	—	—	—	—
Each nominee for election as a director	—	—	—	—
Each associate of any such directors, executive officer or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group (5 persons)	—	—	11,672	450,773

(1)Represents performance-based LTIP II Units (assuming “maximum” performance) awarded to Mr. Considine in February 2022, January 2021, January 2020 and January 2019; and options awarded to Messrs. Considine, Beldin, and Kimmel and Ms. Cohn prior to the Separation. Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional details on the LTIP II Units awarded under the 2020 Plan.

(2)Other stock awards were in the form of time-based restricted stock and performance-based restricted stock (assuming “maximum” performance). Awards to directors are immediately vested upon grant. Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional details on the time-based restricted stock and performance-based restricted stock awarded under the 2020 Plan.

(3)Amounts calculated based on $38.62, the closing price of the Company’s common stock on September 30, 2022.

(4)Mr. Considine's awards constitute grants of options and LTIP II Units. The LTIP II Units have a conversion price that is greater than $38.62, which was the closing price per share of our common stock on September 30, 2022. Please see the "Compensation Discussion and Analysis" section of this proxy statement for additional details on the LTIP Units.

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Equity Compensation Plan Information Table

The following table provides information as of December 31, 2021, with respect to the compensation plans under which our common stock may be issued. The table does not reflect the additional shares subject to stockholder approval of this Proposal 4.

Plan Category	Number of Securities to be issued upon exercise or vesting of outstanding options, warrants and stock rights (a)(1)	Weighted-Average exercise price of outstanding options, warrants and stock rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation plans approved by stockholders	4,164,548	$35.88	1,853,969
Equity compensation plans not approved by stockholders	—	$—	—
Total	4,164,548	$35.88	1,853,969

(1)Represents 1,114,031 aggregate shares of outstanding restricted stock, performance-based shares (assuming “maximum” performance) and LTIP Units (assuming “maximum” performance, as applicable) that were granted under the 2020 Plan. Also included are 3,050,517 aggregate outstanding awards granted by Aimco prior to the Separation, that were converted to AIR Common Stock pursuant to the Employee Matters Agreement adopted in connection with the Separation. These converted awards include unvested time-based restricted stock, performance-based restricted stock (assuming “maximum” performance), LTIP units and unexercised stock options.

(2)The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding time-based restricted stock, performance-based restricted stock, or LTIP units, because such awards do not have an exercise price. As a result of the Separation, the exercise price was adjusted by a ratio specified in the Employee Matters Agreement and reflects the exercise price for a share of AIR Common Stock.

(3)Represents the number of securities remaining available for issuance under the 2020 Plan.

The following table provides information as of September 30, 2022, with respect to the compensation plans under which our common stock may be issued.

Plan Category	Number of Securities to be issued upon exercise or vesting of outstanding options, warrants and stock rights (a)(1)	Weighted-Average exercise price of outstanding options, warrants and stock rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation plans approved by stockholders	3,893,231	$35.88	1,090,011
Equity compensation plans not approved by stockholders	—	$—	—
Total	3,893,231	$35.88	1,090,011

(1)Represents 1,849,262 aggregate shares of outstanding time-based restricted stock, performance-based restricted stock (assuming “maximum” performance), and LTIP units (assuming “maximum” performance, as applicable) that were granted under the 2020 Plan. Also included are 2,043,969 aggregate outstanding awards granted by Aimco prior to the Separation, that were converted to AIR Common Stock pursuant to the Employee Matters Agreement adopted in connection with the Separation. These awards include unvested time-based restricted stock, performance-based restricted stock awards (assuming “maximum” performance), LTIP units, and unexercised stock options.

(2)The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding time-based restricted stock, performance-based restricted stock, or LTIP units, because such awards do not have an exercise price. As a result of the Separation, the exercise price was adjusted by a ratio specified in the Employee Matters Agreement and reflects the exercise price for a share of AIR Common Stock.

(3)Represents the number of securities remaining available for issuance under the 2020 Plan.

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Registration with the SEC

We intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the shares reserved for issuance under the Amended and Restated 2020 Plan.

Summary

We believe strongly that the approval of the Amended and Restated 2020 Plan is important to our continued success. Awards such as those provided under the Amended and Restated Amended and Restated 2020 Plan constitute an important incentive and help us attract and retain high performing individuals.

Vote Required

Approval of Proposal 4 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Apartment Income REIT Corp. Amended and Restated 2020 Stock Award and Incentive Plan.

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OUR STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information available to AIR, as of October 20, 2022, with respect to AIR’s equity securities beneficially owned by (i) each director and named executive officer, and (ii) all directors and executive officers as a group. The table also sets forth certain information available to AIR, as of October 20, 2022, with respect to shares of AIR’s Common Stock held by each person known to AIR to be the beneficial owner of more than 5% of such shares. This table reflects options that are exercisable within 60 days. Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person. The business address of each of the following directors and executive officers is 4582 South Ulster Street, Suite 1700, Denver, Colorado 80237, unless otherwise specified.

Name and Address of Beneficial Owner	Number of shares of Common Stock(1)		Percentage of Common Stock Outstanding(2)	Number of Partnership Units(3)		Percentage Ownership of AIR(4)
Directors, Director Nominees, and Named Executive Officers:
Terry Considine	770,026	(5)	0.51%	5,476,552	(6)	3.78%
Paul L. Beldin	103,995	(7)	*	—		*
Lisa R. Cohn	195,772		*	—		*
Keith M. Kimmel	104,509	(8)	*	—		*
Thomas N. Bohjalian	10,000		*	—		*
Kristin Finney-Cooke	—		*	3,000		*
Thomas L. Keltner	51,007		*	—		*
Devin I. Murphy	8,886		*	3,000		*
Margarita Paláu-Hernández	3,000		*	—		*
John D. Rayis	8,412		*	3,000		*
Ann Sperling	13,558		*	3,000		*
Nina A. Tran	19,968		*	3,000		*
All directors, director nominees, and executive officers as a group (15 persons)	1,360,758	(9)	0.89%	5,174,702		3.97%
5% or Greater Holders:
Cohen & Steers, Inc.	26,748,192	(10)	17.67%	—		16.54%
280 Park Avenue 10th Floor
New York, New York 10017
The Vanguard Group, Inc.	22,794,058	(11)	15.06%	—		14.10%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock Inc.	18,252,479	(12)	12.06%	—		11.29%
55 East 52nd Street
New York, New York 10055

*Less than 0.5%

(1)Excludes shares of AIR’s Common Stock issuable upon redemption of common OP Units or equivalents.

(2)Represents the number of shares of AIR Common Stock beneficially owned by each person divided by the total number of shares of AIR Common Stock outstanding. Any shares of AIR Common Stock that may be acquired by a person within 60 days upon the exercise of options, warrants, rights or conversion privileges or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement are deemed to be beneficially owned by that person and are deemed outstanding for the purpose of computing the percentage of outstanding shares of AIR Common Stock owned by that person, but not any other person.

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(3)Through wholly-owned subsidiaries, AIR acts as general partner of the AIR Operating Partnership. As of October 20, 2022, AIR owned approximately 92.1% of the legal interest in the common partnership interests in the AIR Operating Partnership and approximately 93.9% of the economic interest in the AIR Operating Partnership. Interests in the AIR Operating Partnership that are held by limited partners other than AIR are referred to as “OP Units.” Generally, after a holding period of 12 months, common OP Units may be tendered for redemption and, upon tender, may be acquired by AIR for shares of AIR Common Stock at an exchange ratio of one share of AIR Common Stock for each common OP Unit (subject to adjustment). If AIR acquired all common OP Units for AIR Common Stock (without regard to the ownership limit set forth in AIR’s Charter), these shares of AIR Common Stock would constitute approximately 8.0% of the then outstanding shares of AIR Common Stock. OP Units are subject to certain restrictions on transfer.

(4)Represents the number of shares of AIR Common Stock beneficially owned, divided by the total number of shares of AIR Common Stock outstanding, assuming, in both cases, that all 10,327,144 OP Units outstanding as of October 20, 2022, are redeemed in exchange for shares of AIR Common Stock (notwithstanding any holding period requirements, and AIR’s ownership limit). See note (3) above. Excludes partnership preferred units issued by the AIR Operating Partnership and AIR preferred securities.

(5)Includes the following shares of which Mr. Considine disclaims beneficial ownership: 16,000 shares held in a trust. Also includes 750,557 shares subject to options that are exercisable within 60 days.

(6)Includes 1,269,208 OP Units and equivalents held by Mr. Considine (of which 114,768 are LTIP I Units and 583,805 are LTIP II Units), 179,735 OP Units held by an entity in which Mr. Considine has sole voting and investment power, 1,591,672 OP Units and equivalents held by Titahotwo Limited Partnership RLLLP, a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest, and 192,422 OP Units held by Mr. Considine’s spouse, for which Mr. Considine disclaims beneficial ownership. Also includes 2,617,972 unvested LTIP II Units, the vesting of which is subject to certain performance criteria. Upon conclusion of the performance period and depending on the results thereof, the reporting person may vest in all, some, or none of the performance-based partnership units. Titahotwo has pledged 695,000 OPU equivalents.

(7)Includes 21,269 shares subject to options that are exercisable within 60 days.

(8)Includes 14,588 shares subject to options that are exercisable within 60 days.

(9)Includes 786,414 shares subject to options that are exercisable within 60 days.

(10)Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2022, by Cohen & Steers, Inc. on behalf of itself and affiliated entities. According to the schedule, included in the securities listed above as beneficially owned by Cohen & Steers, Inc. are (i) 19,832,508 shares over which Cohen & Steers, Inc. has sole voting power, 19,727,931 shares over which Cohen & Steers Capital Management, Inc. has sole voting power, 49,614 shares over which Cohen & Steers UK Limited has sole voting power, 42,010 shares over which Cohen & Steers Asia Limited has sole voting power, and 12,953 shares over which Cohen & Steers Ireland Limited has sole voting power and (ii) 26,748,192 shares over which Cohen & Steers, Inc. has sole dispositive power, 26,288,751 shares over which Cohen & Steers Capital Management, Inc. has sole dispositive power, 404,478 shares over which Cohen & Steers UK Limited has sole dispositive power, 42,010 shares over which Cohen & Steers Asia Limited has sole dispositive power, and 12,953 shares over which Cohen & Steers Ireland Limited has sole dispositive power.

(11)Beneficial ownership information is based on information contained in Schedule 13G filed with the SEC on February 9, 2022, by The Vanguard Group, Inc. According to the schedule, The Vanguard Group, Inc. has sole dispositive power with respect to 22,423,216 of the shares and shared voting power with respect to 230,570 of the shares and shared dispositive power with respect to 370,842 of the shares.

(12)Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2022, by BlackRock Inc. According to the schedule, BlackRock Inc. has sole voting power with respect to 16,932,682 of the shares and sole dispositive power with respect to 18,252,479 of the shares.

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OTHER MATTERS

Stockholders’ Proposals. Proposals of stockholders intended to be presented at AIR’s Annual Meeting of Stockholders to be held in 2023 must be received by AIR, marked to the attention of the Corporate Secretary, no later than June 28, 2023, to be included in AIR’s proxy statement and form of proxy for that meeting. Proposals must comply with the requirements as to form and substance established by the SEC for proposals in order to be included in the proxy statement. Nominations for directors pursuant to “proxy access” provided for in the Company’s bylaws must adhere to the terms of the bylaws and will be considered untimely if received by the Company before May 29, 2023, or after June 28, 2023. Proposals of stockholders or director nominations submitted to AIR for consideration at AIR’s annual meeting of stockholders to be held in 2023 outside the processes of Rule 14a-8 or “proxy access” (i.e., the procedures for placing a stockholder’s proposal or director nominee in AIR’s proxy materials) will be considered untimely if received by the Company before August 9, 2023, or after September 8, 2023.

Other Business. AIR knows of no other business that will come before the Meeting for action. As to any other business that comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

This Proxy Statement is dated October 26, 2022. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than that date.

Delinquent Section 16(a) Reports

Mr. Rayis had a February 4, 2022, purchase of AIR common stock for which the Form 4 was due on February 8, 2022. The Form 4 was filed on February 14, 2022. Mr. Rayis attempted to file his Form 4 before the due date, but the Form was not accepted due to a technical problem with his SEC filing codes. Mr. Rayis obtained his filing codes during the Covid-19 pandemic, and because the SEC did not have a record of his notarized Form ID, the SEC froze his filing codes. The delay in filing Mr. Rayis’s Form 4 was the result of waiting for the SEC to enable Mr. Rayis’s previously authorized filing codes.

Ms. Sperling had a February 16, 2022 purchase of AIR common stock and the Form 4 was due on February 18, 2022, and filed on February 25, 2022. Ms. Sperling did not receive timely information from her broker concerning her trade, which caused the delay in filing her Form 4.

THE BOARD OF DIRECTORS

October 26, 2022

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APPENDIX A

Apartment Income REIT Corp.

AMENDED AND RESTATED 2020 STOCK AWARD AND INCENTIVE PLAN

Apartment Income REIT Corp., a Maryland corporation, has adopted the Apartment Income REIT Corp. Amended and Restated 2020 Stock Award and Incentive Plan (the “Plan”) for the benefit of eligible employees, consultants, advisors and directors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries (each as defined below).

ARTICLE 1

Purpose of Plan; Definitions

1.1Purpose. The purpose of the Plan is to reinforce the long-term commitment to the Company’s success of those officers (including officers who are directors of the Company), employees, independent directors, consultants and advisors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the identity of their interests with those of the Company’s stockholders; and to assist the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries in attracting and retaining officers and employees, directors and consultants and advisors with experience and ability.

1.2Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if the Board does not administer the Plan, the Committee in accordance with Article 2.

(b) “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

(c) “Award” means any of the following granted under the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Other Incentive Awards, Cash-Based Awards or LTIP Unit, and any combination of the foregoing.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award granted pursuant to Article 8.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g) “Committee” means the Compensation and Human Resources Committee of the Board. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(h) “Company” means Apartment Income REIT Corp., a Maryland corporation (or any successor corporation).

(i) “Company Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation that is then a Company Subsidiary.

(j) “Company Subsidiaries” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Except with respect to Incentive Stock Options, “Company Subsidiary” shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than fifty percent (50%) of the capital or profits interests; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

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(k) “Deferred Stock” means an award made pursuant to Article 7 below of the right to receive Stock at the end of a specified deferral period.

(l) “Effective Date” shall mean the date provided pursuant to Article 12.

(m) “Eligible Persons” means any person eligible to participate in the Plan pursuant to Section 4.1 including Independent Directors.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder (i) if the shares of Stock are admitted to trading on a national securities exchange, fair market value of the shares of Stock on any date shall be the closing sale price reported for the shares of Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the shares of Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and have been designated as a National Market System (“NMS”) security, fair market value of the shares of Stock on any date shall be the closing sale price reported for the shares of Stock on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the shares of Stock are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of the shares of Stock on any date shall be the average of the highest bid and lowest asked prices of the shares of Stock on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

(p) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Independent Director” means a member of the Board who is not a Company Employee or a Partnership Employee.

(r) “LTIP Unit” means an “LTIP Unit” of the Partnership (as defined in the Partnership Agreement) that is granted under Section 7.1 hereof and is intended to constitute a “profits interest” within the meaning of the Code.

(s) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(t) “Other Incentive Award” shall mean an Award denominated in, linked to or derived from shares of Stock or value metrics related to shares of Stock, granted pursuant to Section 7.4 hereof.

(u) “Participant” means any Eligible Person, or any consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary selected by the Administrator, pursuant to the Administrator’s authority in Article 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

(v) “Partnership” means AIMCO Properties, L.P., a Delaware limited partnership.

(w) “Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. (as amended from time to time).

(x) “Partnership Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership, or any entity that is then a Partnership Subsidiary.

(y) “Partnership Subsidiary” means any partnership or limited liability company in any unbroken chain of partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies other than the last partnership or limited liability company in the unbroken chain then owns more than fifty percent (50%) of the capital or profits interests in one of the other partnerships or limited liability companies. “Partnership Subsidiary” shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

(z) “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

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(aa) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) team member satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; (xxxiv) year-end cash, (xxxv) inventory, (xxxvi) inventory turns, (xxxvii) net inventory turns, (xxxviii) balance sheet measures, (xxxix) portfolio quality. (xl) adjusted funds from operations, WO customer traffic, (xlii) accounts payable to inventory ratio, (xliii) team member retention; (xlv) capital expenditures; (xlvi) average occupancy; (xlvii) year-end occupancy; (xlviii) property operating expense savings; or (xlix) leasing goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional Performance Criteria on which Performance Goals may be based, and may adjust, modify, or amend Performance Criteria.

(bb) “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an affiliate, a subsidiary, a division or business unit, or one or more individuals. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.

(cc) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

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(dd) “Performance Share” means an award of shares of Stock pursuant to Article 7 that is subject to restrictions based upon the attainment of specified performance objectives determined by the Committee.

(ee) “Restricted Stock” means an award granted pursuant to Article 7 of shares of Stock subject to certain restrictions.

(ff) “Stock” means the Class A Common Stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Class A Common Stock. Debt securities of the Company convertible into Class A Common Stock shall be deemed equity securities of the Company.

(gg) “Stock Appreciation Right” means the right pursuant to an award granted under Article 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(hh) “Stock Option” means any option to purchase shares of Stock granted pursuant to Article 5.

(ii) “Stock Ownership Limit” means the restrictions on ownership and transfer of Stock provided in Section 3.4 of the Company’s Charter.

ARTICLE 2

Administration

2.1Administrator. The Plan shall be administered by the Board or by a Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code, Rule 16b-3 under the Exchange Act and the applicable stock exchanges.

2.2Duties and Powers of Administrator. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, Other Incentive Awards, LTIP Units, Cash-Based Awards and any combination of the foregoing. In particular, the Administrator shall have the authority to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems necessary or desirable; and to otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

2.3Delegation of Authority. The Administrator may in his sole and absolute discretion delegate to the Chief Financial Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Administrator under this Plan, other than the authority to (a) make grants under this Plan to employees who are “officers” of the Company within the meaning of Rule 16(a)-1(b) of the Exchange Act or whose total compensation is required to be reported to the Company’s stockholders under the Exchange Act, (b) determine the price, timing or amount of such grants or (c) determine any other matter required by Rule 16b-3 or Section 162(m) of the Code to be determined in the sole and absolute discretion of the Administrator. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE 3

Stock Subject to Plan

3.1Number and Source of Shares. The total number of shares of Stock reserved and available for issuance under the Plan shall be 6,500,000 shares, plus an additional 2,692,475 shares of Stock to satisfy awards granted pursuant the transactions contemplated under that certain Separation and Distribution Agreement by and among the Company, the Partnership, Apartment Investment and Management Company and Aimco OP L.P, and all Ancillary Agreements (as defined therein) thereto. Such shares of Stock may consist, in whole or in part, of treasury shares, authorized and unissued shares or shares of Stock reacquired by the Company. If any shares of Stock subject to an award granted hereunder are forfeited, cancelled, exchanged or surrendered or if an award granted hereunder terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or

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expiration, such shares shall again be available for awards under the Plan. If shares of Stock are surrendered or withheld as payment of either the exercise price of an award granted hereunder and/or withholding taxes in respect of such an award, such shares of Stock shall not be returned to the Plan and shall not be available for future awards under the Plan. Upon the exercise of any award granted in tandem with any other award, such related award shall be cancelled to the extent of the number of shares of Stock as to which the award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for awards under the Plan. Upon the exercise of a Stock Appreciation Right, the number of shares of Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Stock with respect to which such award is being exercised. Each LTIP Unit issued pursuant to an Award shall be treated as a share of Stock for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in this Section 3.1 and for purposes of calculating the award limits set forth in Sections 3.3 and 3.4 hereof.

3.2Limit on Incentive Stock Option Grants. In no event will more than 1.5 Million (1,5000,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options, subject to adjustment as provided in this Article 3.

3.3Limitation on Individual Grants. Notwithstanding any provision in the Plan to the contrary, to the extent required to comply with Section 162(m):

(a) the aggregate number of shares of Stock subject to Stock Options and Stock Appreciation Rights awarded to any one Participant during any calendar year may not exceed 1,000,000 shares of Stock;

(b) the aggregate number of shares of Stock subject to Awards other than Stock Options and Stock Appreciation Rights (excluding Awards referenced in Section 3.3(c) below) awarded to any one Participant during any calendar year may not exceed 1,000,000 shares of Stock, respectively; and

(c) the aggregate amount of compensation to be paid to any one Participant in respect to all Awards that are intended to constitute Performance-Based Compensation denominated in cash in any calendar year is $  .

3.4Limitation on Director Grants. Notwithstanding anything herein to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of any Award granted to any Independent Director of the Company during any single calendar year, taken together with any cash fees paid to such person during such calendar year shall not exceed $750,000.

3.5Adjustment of Awards. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (a) the kind and aggregate number of shares reserved for issuance under the Plan, (b) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, (c) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares and (d) the kind and number of LTIP Units pursuant to awards of LTIP Units to maintain the same estimated fair value of the award before and after the equity restructuring. The form of such adjustment and estimate of fair value shall be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made respecting awards hereunder as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company in connection with Stock Appreciation Rights awarded under the Plan. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor; provided, that if the exercise price of any outstanding award is equal to or greater than the Fair Market Value of the Stock, cash or other property covered by such award, the Administrator may cancel such award without the payment of any consideration to the Participant.

ARTICLE 4

Eligibility

4.1General Provisions. Subject to Section 3.1 and the Stock Ownership Limit, officers (including officers who are directors of the Company), employees and Independent Directors of, and consultants and advisors to the Company, any Company Subsidiary, the Partnership and any Partnership Subsidiary who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, any Company Subsidiary and any Partnership Subsidiary, shall be eligible to be granted awards under the Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

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ARTICLE 5

Stock Options

5.1Option Awards. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

5.2Types of Options. The Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Non-Qualified Stock Options. The Administrator shall have the authority to grant (x) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to Company Employees and (y) Non-Qualified Stock Options (with or without Stock Appreciation Rights) to Partnership Employees, and persons who are Independent Directors, consultants or advisors to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same optionee and be outstanding concurrently hereunder.

5.3Terms and Conditions of Options. Stock Options granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on such date. If a Company Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Company Subsidiary or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; provided that if a Company Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

5.4Termination of Employment or Service. If an optionee’s employment with or service as a director of or consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary terminates by reason of death, disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

5.5Loans. To the extent permitted by applicable law, the Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (a) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (b) be subject to the terms and conditions set forth in this Section 5.5 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction; and provided further; that no loan may be made to an executive officer or director of the Company or that would otherwise be in violation of any law.

5.6Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Company Subsidiaries become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

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5.7Nontransferability of Stock Options. Pursuant to Section 13.6 of the Plan, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, provided that, the Administrator may, in its sole discretion but subject to Section 13.6 of the Plan, provide for the transferability of Stock Options under such terms and conditions as the Administrator shall determine and set forth in the Agreement evidencing such award. Notwithstanding the foregoing, unless permitted by the provisions of Section 422 of the Code, no Stock Option shall be treated as an Incentive Stock Option unless it is at all times subject to the nontransferability provisions of Section 13.6 of the Plan.

ARTICLE 6

Stock Appreciation Rights

6.1Grant of Rights. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”) either at or after the time of the grant of such Stock Option. Subject to the provisions of Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

6.2Termination of Rights. A Related Right or applicable portion thereof granted in conjunction with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

6.3Exercise of Rights.

(a) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.

(b) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the exercise price specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

6.4Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time-to-time by the Administrator; provided, however, that no Stock Appreciation Right shall be exercisable more than ten (10) years after the date such Stock Appreciation Right is granted.

6.5Termination of Employment or Service. In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

ARTICLE 7

Restricted Stock, Deferred Stock, Performance Shares, LTIP Units and Other Incentive Awards

7.1General. Restricted Stock, Deferred Stock, Performance Share or LTIP Unit awards may be issued either alone or in addition to other awards granted under the Plan. Without limiting the foregoing, the Administrator is authorized to grant LTIP Units to a Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Administrator, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability

2022 Proxy Statement  A-8

(including by redemption or conversion), as the Administrator may impose. To the extent permitted by applicable law, in the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5.5 with respect to the exercise of Stock Options.

7.2Award Agreements. The prospective recipient of a Restricted Stock, Deferred Stock, Performance Share or LTIP Unit award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date.

7.3Book Entry. The Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.4Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to a Participant, which Awards may cover shares of Stock or the right to purchase shares of Stock or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator.

7.5Restrictions and Conditions. The Restricted Stock, Deferred Stock, Performance Share and LTIP Unit awards granted pursuant to this Article 7 shall be subject to the following restrictions and conditions as determined by the Committee:

(a) Restrictions on Transfer. Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement, LTIP Unit award agreement or other award agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares, Deferred Stock or LTIP Units awarded under the Plan; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service, death or “disability” or the occurrence of a “change in control” (each as defined in the agreement evidencing such award).

(b) Termination of Employment or Service. The rights of holders of Restricted Stock, Deferred Stock, Performance Share and LTIP Unit awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the award agreement, as appropriate, governing such awards.

ARTICLE 8

Cash-Based Awards

8.1The Administrator is authorized to grant Cash-Based Awards to a Participant and to determine whether such Cash-Based Awards shall be Performance-Based Compensation per Article 10 of this Plan. The value of Cash-Based Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.2Without limiting Section 8.1 hereof, the Administrator may grant Cash-Based Awards to a Participant in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 10 hereof.

ARTICLE 9

Amendment and Termination; No Repricing; Section 409A; Minimum Vesting

9.1Amendment of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

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9.2Amendment of Awards; No Repricing. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent. Notwithstanding the foregoing or any other provision of the Plan, the Administrator may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Stock Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Stock Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Stock Option or Stock Appreciation Right and granting either replacement Stock Options or Stock Appreciation Rights having a lower exercise price; or other Awards or cash in exchange; or (iii) repurchasing the underwater Stock Options or Stock Appreciation Rights. For purposes of this Section 9.2, a Stock Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Stock is less than the exercise price of the Stock Option or Stock Appreciation Right.

9.3Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, then the Plan and any agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. In the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and any Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

9.4Minimum Vesting. No Award shall vest prior to the first anniversary of its date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1 may be granted under the Plan without regard to such minimum vesting provision.

ARTICLE 10

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation

10.1Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Participant that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 10 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

10.2Applicability. The grant of an Award to a Participant for a particular Performance Period shall not require the grant of an Award to such Participant in any subsequent Performance Period and the grant of an Award to any one Participant shall not require the grant of an Award to any other Participant in such period or in any other period.

10.3Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Participants, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Goals, and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

10.4Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or a Company Subsidiary throughout the applicable Performance Period. Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

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10.5Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to a Participant and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 11

Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 12

General Provisions

12.1Representations. The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates or book entry for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

12.2Legends. All certificates or book entries for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates or book entries to make appropriate reference to such restrictions.

12.3Other Plans; No Guarantee of Engagement. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any director, employee, consultant or advisor of the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary any right to continued employment with or service as a director to the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary to terminate the employment or service of any of its directors, employees, consultants or advisors at any time.

12.4Withholding Requirements. Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary (as the case may be), or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign income taxes and payroll taxes of any kind required by law to be withheld (as determined without regard to any potential application of Section 83(c)(3) of the Code). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by paying cash, by electing to have the Company withhold from delivery of shares of Stock or by delivering already owned unrestricted shares of Stock, in each case, having a value not exceeding the applicable amount of tax required to be withheld, or, if applicable, such other withholding amount as mutually agreed upon by the Company and the Participant (provided, in the case of any Participant who is an officer or director of the Company or whose transactions in the Stock are subject to Section 16 of the Exchange Act, such other amount is approved in advance by the Committee). The number of shares of Stock which may be so withheld shall be valued at their Fair Market Value on the date of withholding or, in the sole discretion of the Company (determined in the case of any Participant who is an officer or director of the Company or whose transactions in the Stock are subject to Section 16 of the Exchange Act, solely by the Committee), the date immediately prior to the date that taxes are required to be withheld. Fractional share amounts shall be settled in cash.

12.5No Liability. No member of the Board or the Committee, or any director, officer or employee of the Company, and Company Subsidiary, the Partnership or any Partnership Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

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12.6Indemnification. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 13

Miscellaneous

13.1Compliance With Laws.

(a) The obligation of the Company to sell or deliver Stock with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an award or the issuance of Stock, no such award shall be granted, payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such grantee is acquired for investment only and not with a view to distribution. The obligation of the Company to make payment of awards in Stock, LTIP Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, or any state securities act, any of the shares of Stock or LTIP Units issued in connection with the Plan. The shares or LTIP Units issued in connection with the Plan may in certain circumstances be exempt from registration under the Securities Act, and the Company may restrict the transfer of such shares or LTIP Units in such manner as it deems advisable to ensure the availability of any such exemption.

13.2No Rights to Awards; No Stockholder Rights. No Eligible Person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of grantees. Except as provided specifically herein, a grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the making of a book entry with respect thereto.

13.3Ownership and Transfer Restrictions. Shares acquired through the realization of awards granted under the Plan shall be subject to the restrictions on ownership and transfer set forth in the Company’s Charter. The Committee (or the Board, in the case of Non-Qualified Stock Options granted to Independent Directors), in its sole and absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares issuable pursuant to Plan awards as it deems appropriate. Any such restriction shall be set forth in the respective award agreement and may be referred to on the certificates or book entries evidencing such shares. The Committee may require a Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting such option to such Participant or (ii) one (1) year after the transfer of such shares to such Participant. The Committee may direct that the certificates or book entries evidencing shares acquired by exercise of a Stock Option refer to such requirement to give prompt notice of disposition.

13.4Restrictions on Ownership. A Stock Option is not exercisable (and an award may not otherwise be realized) if, in the sole and absolute discretion of the Committee, the exercise of such Option or realization of such award would likely result in any of the following:

(a) the Participant’s ownership of Stock being in violation of the Stock Ownership Limit set forth in the Company’s Charter;

(b) income to the Company that could impair the Company’s status as a “real estate investment trust,” within the meaning of Sections 856 through 860 of the Code; or

(c) notwithstanding any other provision of this Plan, a Participant shall have no rights under this Plan to acquire Stock that would otherwise be prohibited under the Company’s Charter.

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13.5Approval of Plan by Stockholders. The Plan remains subject to, and contingent upon approval of the Company’s stockholders, which approval must occur within twelve months of the date the Plan is approved by the Board.

13.6Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding anything to the contrary herein, no awards granted hereunder shall be transferable for consideration.

13.7Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

ARTICLE 14

Effective Date of Plan

The Plan was originally adopted by the Board on December 14, 2020 and became effective on December 14, 2020, the date the Company’s sole stockholder approved the Plan (the date of such approval, the “Effective Date”). The Board approved the Plan, as amended and restated, on October 25, 2022, subject to stockholder approval, which became effective on December [__], 2022, the date the Company’s stockholders approved the Plan, as amended and restated.

ARTICLE 15

Term of Plan

No Awards other than Incentive Stock Options shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date. No Incentive Stock Option may be granted following the tenth anniversary of the date on which the Plan was adopted by the Board, but Incentive Stock Options theretofore granted may extend beyond that date.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
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Votes submitted electronically must be received by December 7, 2022, at 1:00 A.M., Eastern time.

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2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

1. Election of Directors:	+

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Terry Considine	☐	☐	☐	02 - Thomas N. Bohjalian	☐	☐	☐	03 - Kristin Finney-Cooke	☐	☐	☐
04 - Thomas L. Keltner	☐	☐	☐	05 - Devin I. Murphy	☐	☐	☐	06 - Margarita Paláu- Hernández	☐	☐	☐
07 - John D. Rayis	☐	☐	☐	08 - Ann Sperling	☐	☐	☐	09 - Nina A. Tran	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐	3. Advisory vote on executive compensation (Say on Pay)	☐	☐	☐

4. Approval of the Apartment Income REIT Corp. Amended and Restated 2020 Stock Award and Incentive Plan	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

■	1 U P X	+

03PDRC

2022 Annual Meeting Admission Ticket

2022 Annual Meeting of Apartment Income REIT Corp. Stockholders

December 7, 2022, at 4:00 p.m. MT

AIR’s Corporate Headquarters

4582 S. Ulster Street, Suite 1700, Denver, CO 80237

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/AIRC

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▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Apartment Income REIT Corp.	+

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – December 7, 2022

Terry Considine, Paul L. Beldin, and Lisa R. Cohn, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Apartment Income REIT Corp. to be held on December 7, 2022, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the director nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items
Change of Address – Please print new address below.	Comments – Please print your comments below.

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